Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Maxcom Telecomunicaciones, S.A.B. de C.V., et al.,[1]	) )	Case No. 13-[___] ([___])
)
Debtors.	)	(Joint Administration Requested)
)

DISCLOSURE STATEMENT FOR THE JOINT

PLAN OF REORGANIZATION OF MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V. AND ITS

DEBTOR AFFILIATES PURSUANT TO ChAPTER 11 OF THE BANKRUPTCY CODE

Marc Kieselstein, P.C. (pro hac vice admission pending)	Laura Davis Jones (DE Bar No. 2436)
Adam Paul (pro hac vice admission pending)	James E. O’Neill (DE Bar No. 4042)
Daniel R. Hodgman (pro hac vice admission pending)	PACHULSKI STANG ZIEHL & JONES LLP
KIRKLAND & ELLIS LLP	919 North Market Street, 17th Floor
300 North LaSalle	P.O. Box 8705
Chicago, Illinois 60654	Wilmington, Delaware 19899-8705 (Courier 19801)

Telephone:	(312) 862-2000	Telephone:	(302) 652-4100
Facsimile:	(312) 862-2200	Facsimile:	(302) 652-4400

Proposed Co-Counsel to the Debtors and Debtors in Possession

Dated: July 3, 2013

[1]	The Debtors, together with the last four digits of each Debtor’s federal tax identification number, are: Maxcom Telecomunicaciones, S.A.B. de C.V. (8KT0); Asesores Telcoop, S.A. de C.V. (0KY8); Celmax Móvil, S.A. de C.V. (1598); Corporativo en Telecomunicaciones, S.A. de C.V. (9QM7); Maxcom Servicios Administrativos, S.A. de C.V. (0UN7); Maxcom SF, S.A. de C.V. (8P19); Maxcom TV, S.A. de C.V. (2UNO); Maxcom U.S.A., Inc. (9299); Outsourcing Operadora de Personal, S.A. de C.V. (4R48); Servicios MSF, S.A. de C.V. (2H2A); Sierra Comunicaciones Globales, S.A. de C.V. (0HM5); Sierra Communications USA, Inc. (3925); TECBTC Estrategias de Promoción, S.A. de C.V. (7QBA); Telereunión, S.A. de C.V. (6TE9); and Telscape de México, S.A. de C.V. (4132). The location of the Debtors’ corporate headquarters and the service address for all Debtors is: Guillermo González Camarena, 2000, Centro Ciudad, Santa Fé, México, D.F.

Maxcom Telecomunicaciones, S.A.B. de C.V. and certain of its affiliated entities (collectively, the “Debtors”) are sending you this document and the accompanying materials (the “Disclosure Statement”) because you may be a creditor entitled to vote on the Joint Plan of Reorganization of Maxcom Telecomunicaciones, S.A.B. de C.V. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (including all exhibits annexed thereto and the Plan Supplement, as it may be modified, amended, or supplemented from time to time, the “Plan”).2 The Debtors are commencing the solicitation of your vote to approve the Plan (the “Solicitation”) before the Debtors File voluntary cases under Chapter 11 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The Debtors may File voluntary reorganization cases under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) to implement the Plan (the “Chapter 11 Cases”). Because the Chapter 11 Cases have not yet been commenced, this Disclosure Statement has not been approved by the Bankruptcy Court as containing “adequate information” within the meaning of section 1125(a) of the Bankruptcy Code. If the Debtors File the Chapter 11 Cases, they will promptly seek an order of the Bankruptcy Court (a) approving this Disclosure Statement as having contained “adequate information,” (b) approving the solicitation of votes as having been in compliance with section 1126(b) of the Bankruptcy Code, and (c) confirming the Plan. The Bankruptcy Court may order additional disclosures.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

Neither this Disclosure Statement nor the Plan has been Filed with or reviewed by the Bankruptcy Court, and the securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Debtors are relying on section 3(a)(9) of the Securities Act, and similar Blue Sky Laws provisions to exempt from registration under the Securities Act and Blue Sky Laws the offer to Holders of Senior Notes Claims of new securities before the filing of the Chapter 11 Cases, including without limitation in connection with the Solicitation.

After the filing of the Chapter 11 Cases, the Debtors are relying on the exemption from the Securities Act, and equivalent state law registration requirements, provided by section 1145(a) of the Bankruptcy Code or section 3(a)(9) of the Securities Act, and similar Blue Sky Laws provisions to exempt from registration under the Securities Act and Blue Sky Laws the offer and sale of new securities under the Plan.

The Plan has not been approved or disapproved by the SEC or any state securities commission and neither the SEC nor any state securities commission has passed upon the accuracy or adequacy of the information contained herein. In addition, the Step-Up Senior Notes have not been approved or disapproved by the SEC, any state securities commission, or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the exchange offer and the consent solicitation or the accuracy or adequacy of this Disclosure Statement. Any representation to the contrary is a criminal offense. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

[2]	Unless otherwise defined in this Disclosure Statement, all capitalized terms used, but not otherwise defined, in this Disclosure Statement shall have the meanings ascribed to them in the Plan.

i

SPECIAL NOTICE REGARDING MEXICAN SECURITIES LAWS

The terms and issuance of the securities to be issued on or after the Effective Date will be notified to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or “CNBV”) for informational purposes only and such notice does not, and will not, constitute a certification as to the investment quality of such securities, the solvency of Maxcom Telecomunicaciones, S.A.B. de C.V., or the accuracy or completeness of this Disclosure Statement or the Plan. The securities to be issued on or after the Effective Date will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the CNBV and may not be offered or sold publicly in Mexico, except that the securities to be issued on or after the Effective Date may be offered to Mexican institutional and qualified investors pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

This Disclosure Statement and the Plan is solely the responsibility of Maxcom Telecomunicaciones, S.A.B. de C.V. and has not been reviewed or authorized by the CNBV.

The deadline for Holders of Senior Notes Claims to accept or reject the Plan is 12:00 p.m. (prevailing Eastern Time) on July 23, 2013 (the “Voting Deadline”) unless the Debtors, in their sole discretion, and from time to time, extend the Voting Deadline. To be counted, the Ballot or Master Ballot indicating acceptance or rejection of the Plan must be received by GCG Inc., the Debtors’ notice, claims, and balloting agent (“GCG” or the “Balloting Agent”), no later than the Voting Deadline.

The Debtors cannot assure you that the disclosure statement, including any exhibits thereto, that is ultimately approved by the Bankruptcy Court in the Chapter 11 Cases (a) will contain all of the terms described in this Disclosure Statement or (b) will not contain different, additional, or material terms that do not appear in this Disclosure Statement. The Debtors urge each Holder of a Claim or Interest (i) to read and consider carefully this entire Disclosure Statement (including the Plan and the matters described under Article X of this Disclosure Statement, entitled “Risk Factors”) and (ii) to consult with its own advisors with respect to reviewing this Disclosure Statement, the Plan and each of the proposed transactions contemplated thereby prior to deciding whether to accept or reject the Plan. You should not rely on this Disclosure Statement for any purpose other than to determine whether to vote to accept or reject the Plan.

If the Plan is confirmed by the Bankruptcy Court and the Effective Date occurs, all Holders of Claims against, and Holders of Interests in, the Debtors (including, without limitation, those Holders of Claims or Interests who do not submit Ballots to accept or reject the Plan or who are not entitled to vote on the Plan) will be bound by the terms of the Plan and the transactions contemplated thereby.

ii

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE REORGANIZED DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE SUMMARIZED HEREIN. SEE “RISK FACTORS.” CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS, AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WHICH, THEREFORE, ARE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE DEBTORS OR REORGANIZED DEBTORS AND SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE DEBTORS, THEIR ADVISORS, OR ANY OTHER PERSONS THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED. NEITHER THE DEBTORS’ INDEPENDENT AUDITORS NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED, OR PERFORMED ANY PROCEDURES WITH RESPECT TO THE FINANCIAL PROJECTIONS AND THE LIQUIDATION ANALYSIS CONTAINED HEREIN, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE AS TO SUCH INFORMATION OR ITS ACHIEVABILITY, AND ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS OR LIQUIDATION ANALYSIS. THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS WILL PROVE CORRECT OR THAT THE DEBTORS’ ACTUAL ABILITY TO COVER THEIR FUTURE PRINCIPAL AND CASH INTEREST PAYMENT OBLIGATIONS WILL NOT DIFFER FROM THE INFORMATION CONTAINED WITHIN THIS DISCLOSURE STATEMENT. THE DEBTORS AND THEIR ADVISORS DO NOT INTEND TO UPDATE OR OTHERWISE REVISE ANY INFORMATION DISCLOSED HEREIN TO REFLECT ANY CHANGES ARISING AFTER THE DATE HEREOF OR TO REFLECT FUTURE EVENTS, EVEN IF ANY ASSUMPTIONS CONTAINED HEREIN ARE SHOWN TO BE IN ERROR. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

Except as set forth elsewhere herein, no person has been authorized by the Debtors in connection with the Plan or the Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the Exhibits attached hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by the Debtors. This Disclosure Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

The statements contained in this Disclosure Statement are made as of the date hereof, and neither the delivery of this Disclosure Statement nor any issuance of the securities made pursuant to the Plan will, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Any estimates of claims and interests set forth in this Disclosure Statement may vary from the amounts of claims or interests ultimately allowed by the Bankruptcy Court.

The summaries of the Plan and the other documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself, the exhibits thereto and all documents described herein. The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses and operations of the Debtors, the historical and projected financial information of the Debtors (including the projected results of operations of the Reorganized Debtors) and the liquidation analysis relating to the Debtors is included herein solely for purposes of soliciting acceptances of the Plan. Such information, including projected financial information and valuation of the Reorganized Debtors, is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

In this Disclosure Statement, the Debtors rely on and refer to information and statistics regarding the Debtors’ industry. The Debtors obtained this market data from independent industry publications or other publicly available information. Although the Debtors believe that these sources are reliable, the Debtors have not independently verified and do not guarantee the accuracy and completeness of this information.

iii

Maxcom Telecomunicaciones, S.A.B. de C.V. (“Maxcom”) is subject to the informational requirements of sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Accordingly, Maxcom files periodic reports and other information with the SEC. The Debtors are “incorporating by reference” the information Maxcom files with the SEC into this Disclosure Statement, which means that the Debtors are disclosing important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Disclosure Statement. Certain information that Maxcom files after the date of this Disclosure Statement with the SEC will automatically update and supersede the information included or incorporated by reference herein. The Debtors incorporate by reference into this Disclosure Statement, the documents listed below, which were filed with the SEC, and such documents form an integral part of this Disclosure Statement:

•         Annual Report on Form 20-F for the fiscal year ended December 31, 2012; and

•         Quarterly Report on Form 6-K for the fiscal quarter ended March 31, 2013.

The Debtors are also incorporating by reference any future filings Maxcom makes with the SEC under the Exchange Act, after the date of this Disclosure Statement and prior to the consummation of the Plan. Any statement contained in this Disclosure Statement or in a document (or part thereof) incorporated or considered to be incorporated by reference in this Disclosure Statement shall be considered to be modified or superseded for purposes of this Disclosure Statement to the extent that a statement contained in this Disclosure Statement or in any other subsequently filed document (or part thereof) which is or is considered to be incorporated by reference in this Disclosure Statement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute part of this Disclosure Statement.

Copies of each of the documents incorporated by reference into this Disclosure Statement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) may be obtained at no cost, by writing the Balloting Agent at Maxcom Case Administration, c/o GCG, PO Box 9992, Dublin, Ohio 43017-5992 or calling Domestic Toll Free (866) 337-8901, or International Toll (202) 470-4974. In addition, copies of SEC reports may be obtained through the SEC website at www.sec.gov or by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549 or by calling the SEC at 800-SEC-0330

iv

TABLE OF CONTENTS

			Page

I.	Executive Summary		1

II.	Important Information About This Disclosure Statement		2

III.	Questions and Answers Regarding this Disclosure Statement and the Plan		3

	A.	What is chapter 11?	3

	B.	Why are the Debtors sending me this Disclosure Statement?	4

	C.	Am I entitled to vote on the Plan? What will I receive from the Debtors if the Plan is consummated?	4

	D.	How do I vote on the plan?	5

	E.	What happens to my recovery if the Plan is not confirmed, or does not go effective?	6

	F.	Are any regulatory approvals required to consummate the Plan?	6

	G.	If the Plan provides that I am entitled to a distribution, do I receive it upon Confirmation or when the Plan goes effective, and what do you mean when you refer to “Confirmation,” “Effective Date” and “Consummation?”	6

	H.	Will the Reorganized Debtors be obligated to continue to pay statutory fees as part of the bankruptcy process after the Effective Date?	6

	I.	What is the Debtors’ current financial condition and what is the Debtors’ projected cash balance on the Effective Date?	7

	J.	Are there risks to owning an Interest in the Reorganized Debtors upon emergence from chapter 11?	7

	K.	Is there potential litigation related to the Plan?	7

	L.	When will the Plan Supplement be Filed and what will it include?	7

	M.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?	7

	N.	What are the Debtors’ Intercompany Claims and Intercompany Interests?	7

	O.	What are the Debtors’ Other Secured Claims?	8

	P.	How will Claims asserted with respect to rejection damages affect my recovery under the Plan?	8

	Q.	Will there be releases granted to parties in interest as part of the Plan?	8

	R.	What is the deadline to vote on the Plan?	9

	S.	Will the Bankruptcy Court hold a Confirmation Hearing?	9

	T.	When is the Confirmation Hearing set to occur?	9

	U.	What is the purpose of the Confirmation Hearing?	9

	V.	What is the effect of the Plan on the Debtors’ ongoing business?	9

	W.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?	9

v

	X.	Do the Debtors recommend voting in favor of the Plan?		9

IV.	The Debtors’ Corporate History, Structure, and Business Overview			10

	A.	The Debtors’ Prepetition Organizational and Capital Structure		10

	B.	Summary of the Debtors’ Corporate History		10

	C.	Summary of the Debtors’ Prepetition Capital Structure		11

V.	Events Leading to Chapter 11 and Prepetition Restructuring Initiatives			11

	A.	Debtors’ Network Maintenance and the Declining Telephony Markets		11

	B.	Industry Competition		12

	C.	The Debtors’ Debt Service Obligations		12

VI.	THE PROPOSED REORGANIZATION OF the DEBTORS			13

	A.	Pre-Solicitation Negotiations		13

	B.	Solicitation		15

VII.	Summary of the Plan			15

	A.	General Basis for the Plan		15

	B.	Treatment of Unclassified Claims		15

		(i)	Administrative Claims	16
		(ii)	Priority Tax Claims	17
		(iii)	Statutory Fees	17
		(i)	Indenture Trustee Expenses	17

	C.	Classification and Treatment of Claims and Interests		17

		(i)	Classification of Claims and Interests	17
		(ii)	Treatment of Claims and Interests	18

	D.	Means for Implementation of the Plan		19

		(i)	Sources of Cash for Plan Distributions	19
		(ii)	Equity Tender Offer and New Capital Contribution	19
		(iii)	Issuance of the Step-Up Senior Notes	20
		(iv)	Distribution of the Equity Subscription Rights	21
		(v)	Restructuring Transactions	21
		(vi)	Corporate Existence	22
		(vii)	Vesting of Assets in the Reorganized Debtors	22
		(viii)	Cancellation of Existing Securities	22
		(ix)	Corporate Action	23
		(x)	New Corporate Governance Documents	23
		(xi)	Directors and Officers of the Reorganized Debtors and Reorganized Maxcom	23
		(xii)	Effectuating Documents; Further Transactions	24
		(xiii)	Management Incentive Program	24
		(xiv)	Exemption from Certain Taxes and Fees	24
		(xv)	D&O Liability Insurance Policies and Indemnification	24
		(xvi)	Preservation of Causes of Action	25

	E.	Conditions Precedent to Confirmation and Consummation of the Plan		25

		(i)	Conditions Precedent to Confirmation	25
		(ii)	Conditions Precedent to the Effective Date	26

vi

		(iii)	Waiver of Conditions	27
		(iv)	Effect of Failure of Conditions	27

	F.	Settlement, Release, Injunction, and Related Provision		27

		(i)	Compromise and Settlement of Claims, Interests, and Controversies	27
		(ii)	Discharge	27
		(iii)	Release of Liens	28
		(iv)	Debtor Release	28
		(v)	Third Party Release	29
		(vi)	Liabilities to, and Rights of, Governmental Authorities	29
		(vii)	Exculpation	30
		(viii)	Injunction	30
		(ix)	Term of Injunctions or Stays	31

VIII.	ANTICIPATED EVENTS OF the chapter 11 cases			31

	A.	Voluntary Petitions		31

	B.	Expected Timetable of the Chapter 11 Cases		31

	C.	First Day Relief		32

		(i)	Approval of Solicitation Procedures and Scheduling of Confirmation Hearing	32
		(ii)	Cash Management System	32
		(iii)	Wages	32
		(iv)	Insurance	32
		(v)	Taxes	32
		(vi)	Trade Vendors and Other Unsecured Creditors	32
		(vii)	Utilities	32
		(viii)	Other Procedural Motions and Professional Retention Applications	33

IX.	Projected Financial Information			33

X.	Risk Factors			35

	A.	Risks Relating to Bankruptcy		36

		(i)	Parties in interest may object to the Plan’s classification of Claims and Interests.	36
		(ii)	The Debtors may fail to satisfy vote requirements.	36
		(iii)	The Debtors may not be able to obtain Confirmation of the Plan.	37
		(iv)	The conditions precedent to the Effective Date of the Plan may not occur.	37
		(v)	The Debtors may not be able to achieve their projected financial results.	37
		(vi)	The Debtors’ emergence from Chapter 11 is not assured.	37
		(vii)	The Consenting Senior Noteholders’ support for the Plan is subject to the terms and conditions of the Restructuring Support Agreement.	38
		(viii)	The New Capital Contribution and the Equity Tender Offer are subject to the terms and conditions of the Recapitalization Agreement.	38
		(ix)	The Debtors may fail to satisfy solicitation requirements.	38
		(x)	The Debtors may have to resolicit.	38

	B.	Risks Related to the Debtors’ and Reorganized Debtors’ Business and Plan Securities		39

		(i)	Indebtedness may adversely affect the Reorganized Debtors’ operations and financial condition.	39
		(ii)	If the Debtors lose key executive officers, the Debtors’ business could be disrupted and the Debtors’ financial performance could suffer.	39
		(iii)	If the Debtors experience high level of customer attrition or decreased revenues from existing customers, the Debtors’ results may be negatively affected.	39
		(iv)	Intense competition could result in the Debtors’ loss of market share or profitability.	40

vii

(v)	Risks related to Mexico could adversely affect the Debtors’ operations.	40
(vi)	Changes in the Mexican telecommunications industry could adversely affect the Debtors.	43
(vii)	The Debtors’ businesses, financial condition, and results of operations could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.	44
(viii)	There may be risks related to the issuance of the Step-Up Senior Notes.	44
(ix)	The anticipated business growth opportunities, cost savings, increased profits, and other benefits that the Debtors expect to achieve from the transactions contemplated under the Recapitalization Agreement may not be achieved.	45
(x)	The Debtors’ controlling shareholders may exercise control in a manner that differs from the interests of Holders of Step-Up Senior Notes.	45
(xi)	Because the Debtors have a history of losses and may continue to incur significant expenses, the Reorganized Debtors may not be able to generate sufficient cash flows to meet their debt service obligations.	46
(xii)	The Debtors are experiencing low and declining cash balances and increases in their trade accounts payable and other current liabilities, which may result in their not having sufficient cash to meet their debt service obligations and operating expenses.	46
(xiii)	The Step-Up Senior Notes Indenture will contain restrictions on the Reorganized Debtors’ ability to operate their business and to pursue their business strategies. The Reorganized Debtors’ failure to comply with these covenants could result in an acceleration of their indebtedness.	46
(xiv)	The Reorganized Debtors may not be able to raise the funds necessary to repurchase the Step-Up Senior Notes in the event of a change of control.	47
(xv)	If the Reorganized Debtors, including their subsidiary guarantors, were declared bankrupt, Holders of Step-Up Senior Notes may find it difficult to collect payment on the Step-Up Senior Notes.	47
(xvi)	The guarantees of Reorganized Maxcom’s subsidiaries under the Step-Up Senior Notes may not be enforceable.	48
(xvii)	There are restrictions on the ability to transfer the Step-Up Senior Notes.	48
(xviii)	An active trading market for the Step-Up Senior Notes may not develop.	48
(xix)	The proceeds from the sale of the Collateral securing the Step-Up Senior Notes may not be sufficient to satisfy the Reorganized Debtors’ obligations under the Step-Up Senior Notes.	48
(xx)	Impediments exist to any foreclosure on the Collateral, which may adversely affect the proceeds of any foreclosure.	49
(xxi)	Third parties’ rights may affect the ability of the Collateral Agent to foreclose on the Collateral and the priority of the Step-Up Senior Notes with respect to the Collateral.	49
(xxii)	The Reorganized Debtors may incur additional secured indebtedness, which would dilute the value of the Collateral securing the Step-Up Senior Notes.	49
(xxiii)	Since not all of the Reorganized Debtors’ assets are included in the Collateral, the ability to sell the Collateral as a going concern may be limited.	49
(xxiv)	A Mexican or U.S. bankruptcy may limit the ability to realize value from the Collateral.	50
(xxv)	The value of the Collateral may decrease because of obsolescence, impairment, or certain casualty events.	50
(xxvi)	Rights of Holders of the Step-Up Senior Notes to the Collateral may be adversely affected by the Reorganized Debtors’ failure to perfect security interests in certain Collateral acquired in the future.	50
(xxvii)	The Reorganized Debtors will in most cases have control over the Collateral securing the Step-Up Senior Notes, and the sale of particular assets by Reorganized Maxcom or the subsidiary guarantors could reduce the pool of assets securing the Step-Up Senior Notes and the guarantees.	51

viii

XI.	Confirmation Of The Plan			51

	A.	Requirements for Confirmation of the Plan		51

	B.	Best Interests of Creditors/Liquidation Analysis		51

	C.	Feasibility		51

	D.	Acceptance by Impaired Class		51

	E.	Valuation of the Debtors		52

XII.	CERTAIN SECURITIES LAW MATTERS			52

	A.	Plan Securities		52

	B.	Issuance and Resale of Plan Securities under the Plan		53

		(i)	Exemptions from Registration Requirements of the Securities Act and State Blue Sky Laws	53
		(ii)	Resales of Plan Securities; Definition of Underwriter	54

XIII.	CERTAIN Mexican and United states FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			54

	A.	Introduction		54

	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors		55

	C.	Certain Mexican Federal Income Tax Consequences of the Plan to Holders of Allowed Claims		55

	D.	Certain U.S. Federal Income Tax Consequences of the Plan to Holders of Allowed Claims		58

		(i)	Consequences to U.S. Holders of Senior Notes	58
		(ii)	Accrued Interest	60
		(iii)	Foreign Tax Credits	60
		(iv)	Stated Interest and Additional Amounts	60
		(v)	Issue Price	61
		(vi)	Original Issue Discount	61
		(vii)	Market Discount	61
		(viii)	Amortizable Bond Premium	62
		(ix)	Sale, Exchange, or Other Taxable Disposition of Step-Up Senior Notes	62
		(x)	Exercise or Sale of Equity Subscription Rights	63
		(xi)	Withholding and Reporting	63
		(xii)	Medicare Tax	64

XIV.	REGULATORY APPROVALS REQUIRED TO APPROVE THIS TRANSACTION			64

	A.	Mexican Telecommunications Laws		64

	B.	Concessions Overview		65

	C.	Conditions to the Debtors’ Concessions		65

	D.	Rates for Telecommunications Services and Between Telecommunications Operators		68

	E.	State, Municipal, and Other Mexican Regulatory Approvals		68

XV.	SOLICITATION AND VOTING PROCEDURES			68

A.	The Solicitation Package			68

B.	Voting Deadline			69

ix

	C.	Voting Instructions	69

		(i) Note to Class 2 Claim Holders.	70

	D.	Voting Tabulation	72

XVI.	RECOMMENDATION		74

x

EXHIBITS

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Recapitalization Agreement

EXHIBIT D	Financial Projections

EXHIBIT E	Valuation Analysis

EXHIBIT F	Liquidation Analysis

EXHIBIT G	Description of Step-Up Senior Notes

EXHIBIT H	Agreements to Tender

The debtors hereby adopt and incorporate each exhibit attached to this disclosure statement by reference as though fully set forth herein

xi

I.	Executive Summary

Maxcom Telecomunicaciones, S.A.B. de C.V. and its debtor affiliates (collectively, the “Debtors”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to certain Holders of Claims in connection with the solicitation of acceptances of the Joint Plan of Reorganization of Maxcom Telecomunicaciones, S.A.B. de C.V. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated July 3, 2013, (as amended, supplemented, and modified from time to time, the “Plan”).  A copy of the Plan is attached hereto as Exhibit A.  The Plan constitutes a separate chapter 11 plan for each Debtor unless otherwise provided for in the Plan.  Except for unclassified Claims, all Claims against a particular Debtor are placed in Classes for each of the Debtors.

As of December 31, 2012, the Debtors had outstanding debt in the aggregate principal amount of approximately $218 million, consisting primarily of approximately $200 million outstanding under their 11% senior notes due 2014 (the “Senior Notes”), including $22.9 million in aggregate principal amount of Senior Notes that are held in treasury by Maxcom (the “Treasury Notes”).

The Debtors are very pleased to report that after extensive, good faith negotiations with certain of its Holders of Senior Notes, certain of its Holders of Equity Interests, and the Purchasers (as defined herein), the Plan embodies a settlement among the Debtors and their key creditor constituencies on a consensual transaction that will reduce the Debtors’ debt service obligations and position the Debtors for ongoing growth through the issuance of Step-Up Senior Notes to the Holders of Senior Notes, as well as provide for a substantial new capital contribution from the Purchasers under the Recapitalization Agreement (defined herein) in exchange for newly issued shares in Reorganized Maxcom (in accordance with applicable Mexican law, other Holders of Equity Interests will also have the right to subscribe at the same price per share as the Purchasers for shares of capital stock sufficient to maintain their existing ownership percentage). Ventura Capital Privado, S.A. de C.V., Trust Number 1387 (acting through Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero), Javier Molinar Horcasitas, and Enrique Castillo Sanchéz Mejorada (collectively, the “Purchasers”) will also execute a tender offer for up to 100% of the outstanding Equity Interests, in which certain substantial Holders of Equity Interests have already committed to participate. To evidence their support of the Debtors’ restructuring plan, Holders of approximately 47.5% of the aggregate outstanding amount of the Senior Notes, excluding the Treasury Notes (the “Consenting Senior Noteholders”) have executed the Restructuring Support Agreement, dated as of July 3, 2013, which provides for the implementation of the restructuring through an expedited chapter 11 process and commits those Holders to support the Plan on the terms of the Restructuring Support Agreement.  Specifically, after giving effect to the following transactions contemplated by the Restructuring Support Agreement, Recapitalization Agreement, and the Plan, the Debtors will emerge from chapter 11 appropriately capitalized to support their emergence and going-forward business needs:

•	Holders of the Senior Notes Claims will receive their Pro Rata share of: (i) the Step-Up Senior Notes (which include the Capitalized Interest Amount); (ii) Cash in the amount of unpaid interest accrued on the Senior Notes (A) from (and including) December 15, 2012 through (and excluding) April 15, 2013, at the rate of eleven (11) percent per annum, and (B) from (and including) June 15, 2013 through (and excluding) the Effective Date at the rate of six (6) percent per annum; and (iii) the Equity Subscription Rights.

•	General Unsecured Claims will be unimpaired and in exchange for full and final satisfaction, settlement, release, and discharge of each General Unsecured Claim, each Holder of such Allowed General Unsecured Claim, at the sole discretion of the Reorganized Debtors, shall either be paid in the ordinary course of business or be paid in full in Cash, including any interest, if applicable, as required by the contract or applicable law, upon the latest of the Effective Date, the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, or such other date as may be ordered by a court in accordance with the Plan. Paying the General Unsecured Creditors in the ordinary course of business will minimize any disruption to the Debtors’ business, will help the Debtors maintain relationships with their trade creditors, will maximize the value of the Debtors’ estates, and will allow for a smooth expeditious reorganization in these Chapter 11 Cases.

1

•	Intercompany Claims will be unimpaired and, at the election of the Reorganized Debtors, either released, waived and discharged as of the Effective Date, contributed to the capital of the obligor Entity, dividended, or remain unimpaired, as may be agreed to by the applicable Reorganized Debtor and the Holder of such Intercompany Claim, subject to the requirements of and restrictions (including the relative ranking and priority of such Intercompany Claims) contained in the Step-Up Senior Notes Indenture.

•	Intercompany Interests will be retained, and the legal, equitable and contractual rights to which Holders of Intercompany Interests will remain unaltered.

•	Subject to the Equity Tender Offer and Recapitalization Agreement, all Equity Interests will be Reinstated.

•	Subject to the satisfaction or waiver of the terms of the Recapitalization Agreement, the Purchasers will commence the Equity Tender Offer to purchase up to 100% of the Equity Interests. Pursuant to the Agreements to Tender, the form of which is attached hereto as Exhibit H, the Committed Equity Holders have already committed to tender approximately 44% of outstanding Equity Interests to the Purchasers.

•	Subject to the satisfaction or waiver of the terms of the Recapitalization Agreement, on the Effective Date the Purchasers shall make the New Capital Contribution to Reorganized Maxcom in exchange for newly issued shares of Reorganized Maxcom’s Series A common stock at a “per share price” of Ps$2.90 per Certificados de Participación Ordinarios (or its equivalent for any other security which underlying value are Equity Interests), and Reorganized Maxcom shall issue to the Purchasers Common Stock equal to the amount of the New Capital Contribution divided by such “per share price.” In accordance with applicable law in Mexico, Holders of Equity Interests will have the right to subscribe for shares of Common Stock sufficient to maintain their existing ownership percentage.

THE DEBTORS BELIEVE THAT THE COMPROMISE CONTEMPLATED UNDER THE PLAN IS FAIR AND EQUITABLE, WILL MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDES THE BEST RECOVERY TO CLAIM HOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THIS IS THE BEST AVAILABLE ALTERNATIVE FOR COMPLETING THESE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	Important Information About This Disclosure Statement

This Disclosure Statement provides information regarding the Plan. The Debtors believe that the Plan is in the best interests of all creditors and urge all Holders of Claims entitled to vote to vote in favor of the Plan.

Unless the context requires otherwise, reference to “we,” “our,” and “us” are to the Debtors.

The confirmation of the Plan and effectiveness of the Plan are subject to certain material conditions precedent described herein and in the Plan. There is no assurance that the Plan will be confirmed, or if confirmed, that the conditions required to be satisfied will be satisfied (or waived).

You are encouraged to read this Disclosure Statement in its entirety, including without limitation, the Plan, which is annexed as Exhibit A hereto, and the section entitled “Risk Factors,” before submitting your ballot to vote on the Plan.

Summaries of the Plan and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan, this Disclosure Statement, and the Plan Supplement, as applicable, and the summaries of the financial information and the documents annexed to this Disclosure Statement or otherwise incorporated herein by reference, are qualified in their entirety by reference to those documents. The statements contained in this Disclosure Statement are made only as of the date of this Disclosure Statement, and there is no assurance that the statements contained herein will be correct at any time after such date. Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement.

2

The information contained in this Disclosure Statement is included for purposes of soliciting acceptances to, and confirmation of, the Plan and may not be relied on for any other purpose. The Debtors believe that the summary of certain provisions of the Plan and certain other documents and financial information contained or referenced in this Disclosure Statement is fair and accurate. The summaries of the financial information and the documents annexed to this Disclosure Statement, including, but not limited to, the Plan, or otherwise incorporated herein by reference, are qualified in their entirety by reference to those documents.

This Disclosure Statement has not been approved or disapproved by the SEC, or any federal, state, local, or foreign regulatory agency, nor has the SEC or any other such agency passed upon the accuracy or adequacy of the statements contained in this Disclosure Statement.

The Debtors have sought to ensure the accuracy of the financial information provided in this Disclosure Statement, but the financial information contained in, or incorporated by reference into, this Disclosure Statement has not been, and will not be, audited or reviewed by the Debtors’ independent auditors unless explicitly stated herein.

Upon confirmation of the Plan, certain of the securities described in this Disclosure Statement, including the Step-Up Senior Notes and the Equity Subscription Rights, will be issued without registration under the Securities Act, or similar federal, state, local, or foreign laws, in reliance on the exemptions provided under section 3(a)(9) of the Securities Act and section 1145 of the Bankruptcy Code. To the extent exemptions from registration other than section 1145 of the Bankruptcy Code apply, such securities may not be offered or sold except pursuant to a valid exemption or upon registration under the Securities Act, including, without limitation, section 3(a)(9) of the Securities Act.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws.  Statements concerning these and other matters are not guarantees of the Debtors’ future performance.  Such forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made and involve known and unknown risks, uncertainties, and other unknown factors that could impact the Debtors’ restructuring plans or cause the actual results of the Debtors to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. There can be no assurance that the restructuring transaction described herein will be consummated. Creditors and other interested parties should see the section entitled “Risk Factors” of this Disclosure Statement for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

III.	Questions and Answers Regarding this Disclosure Statement and the Plan

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

3

A “prepackaged” plan of reorganization is one in which a debtor seeks approval of a plan of reorganization from affected creditors before filing for bankruptcy. Because solicitation of acceptances begins before the bankruptcy filing, the amount of time required for the bankruptcy case is often less than in more conventional bankruptcy cases. Greater certainty of results and reduced costs are other benefits generally associated with prepackaged bankruptcy cases. If the solicitation of votes in this case extends beyond the Petition Date, the timeline of this prepackaged plan of reorganization may extend beyond the timeline of other prepackaged cases.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. To perform a prepetition solicitation of the Plan, section 1126(b) of the Bankruptcy Code requires that the Debtors comply with section 1125 of the Bankruptcy Code, which requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding whether to accept or reject the Plan. This Disclosure Statement is being submitted in accordance with such requirements.

C.	Am I entitled to vote on the Plan? What will I receive from the Debtors if the Plan is consummated?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim you hold. In general, a Holder of a Claim or an Interest may vote to accept or reject a plan of reorganization if (i) no party in interest has objected to such Claim or Interest (or the Claim or Interest has been Allowed subsequent to any objection or estimated for voting purposes), (ii) the Claim or Interest is Impaired by the Plan, and (iii) the Holder of such Claim or Interest will receive or retain property under the plan on account of such Claim or Interest.

Under the Plan, the only class of claims that meets these requirements is Class 2 – Senior Notes Claims. A Holder of a Claim in Class 2 – Senior Notes Claims is entitled to vote to accept or reject the Plan if such Holder held such Claim as of June 21, 2013 (the “Voting Record Date”).

In general, if a Claim or an Interest is Unimpaired under a plan of reorganization, section 1126(f) of the Bankruptcy Code deems the Holder of such Claim or Interest to have accepted such plan, and thus the Holders of Claims in such Unimpaired Classes are not entitled to vote on such plan. Because the following Classes are Unimpaired under the Plan, the Holders of Claims in these Classes are not entitled to vote:

•	Classes 1, 3, 4, 5, 6, and 7

In general, if the Holder of an Impaired Claim or Impaired Interest will not receive any distribution under a plan of reorganization in respect of such Claim or Interest, section 1126(g) of the Bankruptcy Code deems the Holder of such Claim or Interest to have rejected such plan, and thus the Holders of Claims in such Classes are not entitled to vote on such plan. There are no Holders of Claims or Interests that are conclusively presumed to have rejected the Plan and, therefore, not entitled to vote.

A summary of the classes of Claims (each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class”) and their respective status and entitlement to vote is set forth below. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Article III.E of the Plan. For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors and many of such sub-Classes may be vacant:

4

Class	Claim/Interest	Status	Voting Rights
1	Other Secured Claims	Not Impaired	Deemed to Accept
2	Senior Notes Claims	Impaired	Entitled to Vote
3	Other Priority Claims	Not Impaired	Deemed to Accept
4	General Unsecured Claims	Not Impaired	Deemed to Accept
5	Intercompany Claims	Not Impaired	Deemed to Accept
6	Intercompany Interests	Not Impaired	Deemed to Accept
7	Equity Interests in Maxcom	Not Impaired	Deemed to Accept

D.	How do I vote on the plan?

The following materials constitute the solicitation package (the “Solicitation Package”):

•	the appropriate Ballot or Master Ballot,[3] as applicable, and applicable voting instructions (the “Voting Instructions”);

•	a pre-addressed, postage pre-paid return envelope; and

•	this Disclosure Statement with all exhibits, including the Plan.

The voting Class, Class 2 Senior Notes Claims, entitled to vote to accept or reject the Plan was served the Solicitation Package (including the appropriate ballot) by overnight delivery and by electronic mail (if available). Additional paper copies of these documents may be requested from the Balloting Agent by writing to Maxcom Case Administration, c/o GCG, PO Box 9992, Dublin, Ohio 43017-5992 or calling Domestic Toll Free (866) 337-8901, or International Toll (202) 470-4974.

The Debtors have engaged GCG as the Balloting Agent to assist in the balloting and tabulation process. The Balloting Agent will, among other things, answer questions, provide additional copies of all Solicitation Package materials and generally oversee the solicitation process.

Only the Holders of Class 2 Senior Notes Claims are entitled to vote to accept or reject the Plan. Unless otherwise permitted by the Debtors, to be counted, Ballots or Master Ballots must be received by the Balloting Agent by 12:00 p.m. (prevailing Eastern Time) on July 23, 2013, the Voting Deadline; provided, that Holders of Claims who cast a Ballot prior to the time of filing of any of the Debtors’ chapter 11 petitions shall not be entitled to change their vote or cast new Ballots after the Chapter 11 Cases are commenced, except as permitted under section 6.05(a) of the Restructuring Support Agreement. Voting instructions are attached to each ballot. Please see Article XV below entitled “Solicitation and Voting Procedures” for additional information.

Unless the Debtors, in their discretion decide otherwise, any Ballot or Master Ballot received after the Voting Deadline shall not be counted. The Balloting Agent will process and tabulate the Ballots or Master Ballots for the Class entitled to vote to accept or reject the Plan and will File a voting report (the “Voting Report”) as soon as practicable after the Petition Date, which Voting Report will be supplemented as soon as practicable after the Voting Deadline, if necessary.

For answers to any questions regarding solicitation procedures, parties may contact the Balloting Agent directly, at Domestic Toll Free (866) 337-8901 or International Toll (202) 470-4974, with any questions related to the solicitation procedures applicable to their Claims and Interests.

[3]	In accordance with customary practices, the Master Ballot(s) will be distributed at substantially the same time as the initial distribution of Solicitation Packages.

5

Any Ballot or Master Ballot that is properly executed, but fails to clearly indicate an acceptance or rejection, or that indicates both an acceptance and a rejection of the Plan, shall not be counted.

All Ballots and Master Ballots are accompanied by Voting Instructions. It is important to follow the specific instructions provided with each Ballot and Master Ballot.

E.	What happens to my recovery if the Plan is not confirmed, or does not go effective?

In the event that the Plan is not confirmed, there is no assurance that the Debtors will be able to reorganize their businesses. It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended chapter 11 proceeding, or of a liquidation scenario, see “Confirmation of the Plan - Best Interests of Creditors/Liquidation Analysis” beginning on page 51 and the Liquidation Analysis attached as Exhibit F to this Disclosure Statement.

F.	Are any regulatory approvals required to consummate the Plan?

The Debtors are subject to significant ongoing regulatory approvals in order to operate their business. These approvals primarily relate to concessions the Debtors receive from the Mexican government in accordance with Mexican telecommunications law. The Debtors’ business is entirely dependent upon the ability to secure and maintain these concessions and licenses, without which the Debtors would be unable to provide telecommunications services in Mexico. In order to do so, the Debtors must comply on an ongoing basis with certain conditions including technical and financial requirements, restrictions relating to ownership and transfer of ownership, and disclosure obligations. Failure to comply with these conditions may trigger termination of the Debtors’ concessions. Accordingly, various actions contemplated by the Plan are subject to approval by the Mexican government, and failure to secure such approvals may materially and adversely affect the ability of the Debtors to achieve Confirmation and Consummation of the Plan.

For a more detailed description of the regulatory bodies that oversee the Debtors’ operations, see “Regulatory Approvals Required to Approve this Transaction” beginning on page 64.

G.	If the Plan provides that I am entitled to a distribution, do I receive it upon Confirmation or when the Plan goes effective, and what do you mean when you refer to “Confirmation,” “Effective Date” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. “Confirmation” of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can be consummated and go effective. Initial distributions to Holders of Allowed Claims will only be made on the Effective Date or as soon as practicable thereafter. See “Confirmation of the Plan,” which begins on page 51, for a discussion of the conditions to Consummation of the Plan.

H.	Will the Reorganized Debtors be obligated to continue to pay statutory fees as part of the bankruptcy process after the Effective Date?

Yes. On the Effective Date the Debtors will be required to pay in Cash any fees due and owing to the U.S. Trustee at the time of Confirmation. Additionally, on and after the Confirmation Date, the Reorganized Debtors must pay all statutory fees due and payable, under 28 U.S.C. § 1930(a)(6), plus accrued interest under 31 U.S.C. § 3717, on all disbursements, including plan payments and disbursements inside and outside of the ordinary course of business until the entry of a final decree, dismissal or conversion of the cases to chapter 7 of the Bankruptcy Code. The Reorganized Debtors will also be required to comply with reporting requirements, such as filing quarterly post-Confirmation reports and schedule quarterly post-Confirmation status conferences until the entry of a final decree, dismissal or conversion of the cases to chapter 7 of the Bankruptcy Code.

6

I.	What is the Debtors’ current financial condition and what is the Debtors’ projected cash balance on the Effective Date?

The Debtors have not generated sufficient cash flows to meet their ongoing operating cash needs and debt service obligations. The Debtors expect to continue to maintain minimal operating Cash prior to the Effective Date. Upon the Effective Date, the Debtors expect to pay approximately Ps$257 million in fees and expenses on account of retained professionals, a management change of control payment and catch up payments to certain vendors. After making payments for such Administrative Claims, and taking into account cash flow related to ongoing operations and the New Capital Contribution, the Debtors expect to have a Cash balance of approximately Ps$307 million. Thus, the Debtors project that they will have satisfied all material Allowed Administrative Claims in full on the Effective Date. See Article IX of this Disclosure Statement for additional information.

J.	Are there risks to owning an Interest in the Reorganized Debtors upon emergence from chapter 11?

Yes. See “Risk Factors,” which begins on page 35.

K.	Is there potential litigation related to the Plan?

Yes. In the event it becomes necessary to confirm the Plan over the objection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such objecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See “Risk Factors — The Debtors may not be able to obtain Confirmation of the Plan,” which begins on page 36.

L.	When will the Plan Supplement be Filed and what will it include?

The Plan Supplement will be Filed no later than five (5) Business Days before the Confirmation Hearing on notice to parties in interest, and additional documents may be Filed before the Effective Date as supplements or amendments to the Plan Supplement, all such documents being in form and substance acceptable to the Purchasers, including the following: (a) the New Corporate Governance Documents; (b) the Rejected Executory Contract and Unexpired Lease List, if any; (c) a list of retained Causes of Action, if any; (d) the Management Incentive Program; (e) the identification of any Disbursing Agent other than the Reorganized Debtors; (f) the Step-Up Senior Notes Indenture; (g) the Collateral Documents; and (h) a list of the identity and affiliation of any individual who is proposed to serve as an officer or director of any Reorganized Debtor. The detailed terms of the documents to be contained in the Plan Supplement have yet to be finalized and will continue to be negotiated by the Debtors. When Filed, the Plan Supplement will be available in both electronic and hard copy form, although the Debtors will not serve paper or CD-ROM copies. Details about how to access the Plan Supplement will be provided in the notice sent to all parties in interest upon the commencement of the Chapter 11 Cases.

M.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?

The Debtors will implement a new management incentive plan (the “Management Incentive Plan”) on terms and conditions (a) in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and (b) in form and substance acceptable to the Purchasers. The Debtors will implement the Management Incentive Program before the Petition Date to provide incentive payments to certain of the Debtors’ management, directors, and/or employees upon the satisfaction of certain EBITDA (earnings before interest, taxes, depreciation, and amortization) goals achieved during the Chapter 11 Cases. The Debtors will provide additional description of the Management Incentive Program in the Plan Supplement.

N.	What are the Debtors’ Intercompany Claims and Intercompany Interests?

In the ordinary course of business and as a result of their corporate structure, certain of the Debtor entities hold equity of other Debtor entities and maintain business relationships with each other, resulting in Intercompany Claims and Intercompany Interests. The Intercompany Claims reflect costs and revenues, which are allocated among the appropriate Debtor entities, resulting in Intercompany Claims. Further, the Intercompany Claims include Claims arising from shared management agreements and subservice agreements by and between certain Debtors.

7

The Plan’s treatment of Intercompany Claims and Intercompany Interests represents a common component of a chapter 11 plan involving multiple debtors in which the value of the going-concern enterprise may be replicated upon emergence for the benefit of creditor constituents receiving distributions under a plan. The Plan provides that Intercompany Interests will not be cancelled and, solely to implement the Plan, will be addressed as set forth in Article IV.E of the Plan. The Plan also provides that each Intercompany Claim will be, at the election of the Reorganized Debtors, either: (a) released, waived and discharged as of the Effective Date; (b) contributed to the capital of the obligor Entity; (c) dividended; or (d) remain unimpaired, as may be agreed to by the applicable Reorganized Debtor and the Holder of such Intercompany Claim subject to the requirements of and restrictions (including the relative ranking and priority of such Intercompany Claims) contained in the Step-Up Senior Notes Indenture. The Step-Up Senior Notes Indenture will require the Debtors to enter into an intercompany voting trust and revolving credit agreement related to, and the pledge of, all Intercompany Claims (including provisions for the subordination of, and a third party beneficiary right (estipulación a favor de tercero) with respect to such Intercompany Claims).

O.	What are the Debtors’ Other Secured Claims?

The Debtors’ “Other Secured Claims,” as set forth in Class 1, are Secured Claims against the Debtors, excluding the Senior Notes Claims. Under the Plan, a Claim is “Secured” if such Claim is (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable under the Bankruptcy Code, pursuant to applicable law, or by reason of a Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed as such pursuant to the Plan.

As a result of requirements under the Bankruptcy Code for secured claims, the Plan provides that on the Effective Date, except to the extent that a Holder of an Allowed Claim in Class 1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class 1, each such Holder shall receive, at the option of the Reorganized Debtors, either: (i) payment in full in Cash; (ii) delivery of collateral securing its Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of its Other Secured Claim; or (iv) other treatment rendering its Other Secured Claim Unimpaired. Because Holders of Other Secured Claims are Unimpaired under the Plan, section 1126(f) of the Bankruptcy Code deems the Holder of such Other Secured Claim to have accepted the Plan, and thus the Holders of Claims in Class 1 are not entitled to vote on the Plan.

P.	How will Claims asserted with respect to rejection damages affect my recovery under the Plan?

Because the Plan provides for payment in full to Holders of General Unsecured Claims, Claims arising from the Debtors’ rejection of Executory Contracts and Unexpired Leases will not impact the recoveries to Holders of any Claims in any Class.

Q.	Will there be releases granted to parties in interest as part of the Plan?

The Plan proposes to release each of: (a) the present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives of or to the Debtors; (b) the Consenting Senior Noteholders; (c) the Indenture Trustee; (d) the Committed Equity Holders; (e) the Purchasers; and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, current and former officers, directors, principals, members, partners, shareholders, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and advisory board members and other professionals, and such Entities’ respective heirs, executors, estates, servants, and nominees.

8

For more detail see “Settlement, Release, Injunction, and Related Provision” which begins on page 27.

R.	What is the deadline to vote on the Plan?

12:00 p.m. (prevailing Eastern Time) on July 23, 2013.

S.	Will the Bankruptcy Court hold a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and any party in interest may object to Confirmation of the Plan.

T.	When is the Confirmation Hearing set to occur?

Following commencement of the Chapter 11 Cases, the Debtors shall request the Bankruptcy Court to schedule promptly a Confirmation Hearing that will allow the Bankruptcy Court to enter the Confirmation Order by no later than sixty (60) calendar days after the Petition Date or as soon thereafter as the Bankruptcy Court’s schedule permits, as required by the Restructuring Support Agreement and the Recapitalization Agreement and will provide notice of the Confirmation Hearing to all necessary parties. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation hearing or any adjournment thereof.

Objections to confirmation of the Plan must be Filed and served on the Debtors, and certain other parties prior to the Confirmation Hearing in accordance with the notice of the Confirmation Hearing. The Debtors will publish the notice of the Confirmation Hearing, which will contain the deadline for objections to the Plan and the date and time of the Confirmation Hearing, in The Wall Street Journal (national edition), USA Today (national edition), El Universal, La Jornada, and Reforma to provide notification to those persons who may not receive notice by mail.

U.	What is the purpose of the Confirmation Hearing?

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan of reorganization, any creditor or equity interest holder of a debtor and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of the plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

V.	What is the effect of the Plan on the Debtors’ ongoing business?

The Debtors are reorganizing pursuant to chapter 11 of the Bankruptcy Code. As a result, Confirmation of the Plan means that the Debtors will not be liquidated or forced to go out of business. The Reorganized Debtors will continue to operate their businesses going forward using cash from operations and available liquidity under the Recapitalization Agreement, which will be utilized to implement the Reorganized Debtors’ business plan.

W.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?

The New Boards will be selected prior to the Effective Date.

X.	Do the Debtors recommend voting in favor of the Plan?

Yes. The Debtors believe the Plan provides for a larger distribution to the Debtors’ creditors than would otherwise result from any other available alternative. The Plan embodies a settlement among the Debtors and their key creditor constituencies on a consensual transaction that will reduce the Debtors’ debt service obligations and position the Debtors for ongoing growth through the issuance of Step-Up Senior Notes, Equity Subscription Rights, and Cash to the Holders of Senior Notes, as well as provide for a substantial new capital contribution from the Purchasers in exchange for newly issued shares of Common Stock. Therefore, the Debtors believe the Plan is in the best interest of all creditors. Any other alternative does not in any way realize or recognize the value inherent under the Plan.

9

IV.	The Debtors’ Corporate History, Structure, and Business Overview

A.	The Debtors’ Prepetition Organizational and Capital Structure

B.	Summary of the Debtors’ Corporate History

Maxcom Telecomunicaciones, S.A.B. de C.V. (“Maxcom”) is a limited liability public stock corporation with indefinite life, organized under the laws of Mexico, incorporated on February 28, 1996. Maxcom was originally organized under the name “Amaritel, S.A. de C.V,” but changed its legal name to “Maxcom Telecomunicaciones, S.A. de C.V.” on February 9, 1999. In connection with Maxcom’s initial public offering, its corporate name was changed to “Maxcom Telecomunicaciones, S.A.B. de C.V.” on October 19, 2007, when it adopted the form of a public company or limited liability public stock corporation.

The Debtors are an integrated telecommunication services operator providing widespread voice and data services to residential and small- and medium sized business customers in four metropolitan markets in Mexico (Mexico City, Puebla, Querétaro, and San Luis Potosi) and selected service in other markets. Since their inception in 1996, the Debtors have targeted the residential and business customer segments which have been underserved by the local telephone incumbent and other competing telecommunications providers. The Debtors provide, individually, and in bundles, a wide range of services including local and long-distance voice, data, high speed, dedicated, and dial-up Internet access, public telephony, and voice over internet protocol services. The Debtors also offer mobile voice service through resale and capacity leasing agreements with third parties. To achieve these efforts, the Debtors have approximately 2,000 employees, all of whom are full-time.

10

In February 1997, the Debtors were awarded Mexico’s first competitive wireline local and long-distance telephony concession, covering the Federal District of Mexico and over 100 cities and towns in the Gulf region for local service and the whole nation for long-distance service. This concession has a term of thirty (30) years. The local telephony portion of the Debtors’ concession was expanded in September 1999 to cover most of the Greater Mexico City area and a wider area within the Gulf region. In September 2001, the Debtors’ concession was further expanded to allow them to provide nationwide wireline local telephony service. In October 1997, the Debtors were awarded seven (7) nationwide point-to-point and three (3) regional point-to-multipoint microwave concessions. Each of these concessions has a term of twenty (20) years. The Debtors commenced commercial operations on May 1, 1999.

The Debtors reach their customers with efficient technology, using a combination of fiber optic cable, broadband-capable copper wire, and microwave transmission technology. As of December 31, 2012, the Debtors’ network encompasses 1,339 kilometers of metropolitan fiber optic cable and over 4,718 kilometers of high-quality copper loops capable of high speed data transmission. The Debtors build their telecommunications networks in each city by initially installing centralized equipment, fiber optics, and then adding last-mile network infrastructure in a modular fashion through their individual network “clusters” (under-penetrated city areas with the largest potential for new lines) that strategically target individual neighborhoods, business areas, and new residential developments. This approach enables the Debtors to adapt their network expansion plans, rapidly increase service in a given area, and reduce the time between their incurrence of capital expenditures and generation of revenues. This approach also allows the Debtors to match the locally-oriented sales efforts, which are primarily conducted by their door-to-door sales force, to their network modules, or cluster builds, so as to maximize the degree and speed of penetration of new areas in which they expand.

On October 24, 2007, the Debtors completed their initial global public offering of 12,296,970 American Depository Shares (“ADS”) in the United States and 16,969,697 Ordinary Participating Certificates (“CPOs”) in Mexico (each ADS represents seven CPOs, while each CPO represents three Series A common shares). At the close of the public offering and upon conversion of the outstanding Series A, B, and N stock into Series A common stock, 484,357,036 shares of Series A common stock were issued and outstanding, resulting in approximately $260 million in gross proceeds from the offering.

As of April 30, 2013, 2,862,278 ADS are being traded on the New York Stock Exchange under the symbol “MXT,” and 226,996,177 CPOs are being traded on the Mexican Stock Exchange. In 2011 and 2012, the Debtors invested approximately $33.7 million and $47.7 million, respectively, in capital expenditures, primarily to build out and maintain their infrastructure.

C.	Summary of the Debtors’ Prepetition Capital Structure

The 11% senior notes due 2014 (the “Senior Notes,” and the holders thereof, the “Senior Noteholders”), in a currently outstanding amount of $200 million, including the Treasury Notes, were issued under that certain indenture dated as of December 20, 2006 (as amended to date, and as it may hereafter be amended, supplemented or modified from time to time, the “Indenture”), by and among Maxcom, certain Maxcom subsidiaries as guarantors, and Deutsche Bank Trust Company Americas, as trustee. The Senior Notes are guaranteed by all of Maxcom’s direct and indirect subsidiaries, excluding Fundación Maxcom, A.C., a non-profit unrestricted subsidiary that is not a Debtor in the Chapter 11 Cases. The Senior Notes are secured by a first priority interest in all existing and future fixed assets that constitute the telecommunications network (comprised of switches, fiber optic and copper networks, radio and electronic equipment, computers and engineering equipment, transportation equipment and office furniture as set forth on Maxcom’s consolidated balance sheet under “Telephone Network Systems”), in each case owned by Maxcom or any Restricted Subsidiary (as defined in the Indenture) on the issue date of the Senior Notes or acquired thereafter and all proceeds from the sale thereof. Interest payments under the Senior Notes are made semi-annually on June 15 and December 15 (or, if a non-Business Day, the next succeeding Business Day).

V.	Events Leading to Chapter 11 and Prepetition Restructuring Initiatives

A.	Debtors’ Network Maintenance and the Declining Telephony Markets

The Debtors’ revenue stems entirely from their network. To remain competitive, the Debtors must be able to promptly replace or upgrade installed technologies and introduce new services in response to technological advancements and growth by competitors. Moreover, the Debtors’ business plan hinges on their ability to expand this network in order to broaden and strengthen their market share. However, due to low cash balances, the Debtors have been unable to devote the significant capital needed to upgrade and expand the network. The Debtors’ 2012 capital expenditures were limited to maintaining the existing network; even so, the Debtors lacked sufficient capital to perform the full maintenance required for optimal performance of the existing system. The inability to perform all required maintenance and make necessary hardware and software upgrades has resulted in occasional network disruptions, which damage the Debtors’ ability to remain competitive.

11

Revenue weaknesses are primarily related to lower operating income resulting from a decline in the Debtors’ wholesale and public telephony services. This trend is attributable to a number of technological advancements, including increased usage of mobile carriers, the introduction of fiber optic technology, and the continued improvement of digital and other technologies. This decline contributed to the Debtors’ reported losses of $10.5 million for the year ended December 31, 2012. Given this changing technological landscape, the Debtors anticipate the decline in the Debtors’ wholesale and public telephony revenue will likely continue. However, the Debtors have not been able to offset this loss by an increase in revenue from the Debtors’ commercial and residential services, as the Debtors lack sufficient capital to improve and expand their telecommunications network in accordance with their business plan.

B.	Industry Competition

The Debtors’ industry is highly competitive. The Mexican telecommunications industry continues to grow rapidly, leading to increased rate pressure and customer turnover as consumer options expand. The Debtors face competition from incumbent companies and emerging services offered by both established companies and new market entrants. The primary incumbent competitor is Teléfonos de México, S.A.B. de C.V. (“Telmex”), the largest telecommunications service provider in Mexico with a market share of 72.5% in telephone services and 72.1% in broadband internet access. Incumbent cable providers in overlapping markets also compete with the Debtors by offering the same voice and data services at lower prices, because telephony income represents incremental revenue to cable operators. In late 2008, Dish began operations geared towards providing TV services to lower income consumers. This prompted Megacable, Cablevision, and Cablemás to join forces in offering a new, low-priced TV, data, and voice package under one brand. Both established companies and new market entrants have capitalized upon technological advancements to challenge the Debtors market share by providing new telecommunications services. In 2011, Axtel, S.A.B. de C.V. (“Axtel”) and “Total Play,” a company owned by Grupo Salinas, began offering high-end fiber optic services in a number of markets the Debtors serve. These services promise high capacities, value added, and quadruple-play benefits. Additionally, the emergence of satellite television in Mexico as one of the main competitors of cable television has adversely affected the demand for cable services, especially since satellite television providers are not limited by network coverage.

C.	The Debtors’ Debt Service Obligations

The Debtors’ high debt service obligation places significant strain on the Debtors’ available cash flows. As of December 31, 2012, the Debtors had outstanding prepetition debt obligations of approximately $200 million, consisting of the $200 million Senior Notes, including the Treasury Notes. The Senior Notes require semi-annual interest payments at a rate of eleven percent, amounting to a yearly cash expenditure of $22 million. In 2012, the Debtors’ earnings before interest, taxes, depreciation and amortization (“EBITDA”) were approximately $58 million, and the Debtors did not have the capacity to optimally maintain their network or execute on their business plan.

As a result, on December 4, 2012, the Debtors entered into a recapitalization agreement with the Purchasers, which provided for a consensual debt restructuring on an out-of-court basis. Pursuant to this proposed agreement, the Debtors offered each holder of the existing Senior Notes its ratable share of new notes with a lower interest rate. This exchange was a condition to a proposed $45 million capital contribution by the Purchasers, to be made in conjunction with an equity tender offer upon the successful exchange of the notes. However, despite multiple extensions, the Debtors were unable to secure the 80% Senior Noteholder participation rate that the Purchasers required. Following the expiration of the debt exchange offer, and the resulting lack of any capital contribution, Moody’s downgraded the Debtors’ Senior Notes from Ca to Caa1 to reflect the high likelihood that the Debtors would be unable to make the $11 million interest payment due June 15, 2013. Standard & Poor’s Ratings Services lowered its long-term corporate credit rating on Maxcom from “CC” to “D” on June 20, 2013 due to the Debtors’ failure to make the interest payment.

12

In response to the Debtors’ depressed financial performance and declining financial condition described above, and after thoroughly evaluating their options, the Debtors determined that it was in the best interests of the business to effectuate their recapitalization on substantially the same economic terms as had previously been agreed through the Chapter 11 Cases.

Thereafter, the Debtors retained restructuring counsel, Kirkland & Ellis LLP (“K&E”), and financial advisors, Lazard Frères & Co. LLC (“Lazard”) and its alliance partner Alfaro, Dávila y Ríos, S.C. (“ADR”), to assist them with the negotiation and implementation of this transaction and the Chapter 11 Cases.

Together with their advisors and as discussed in greater detail below, the Debtors negotiated a revised recapitalization agreement with the Purchasers, revised tender offer agreements with certain Equity Holders, and a restructuring support agreement with Holders of approximately 47.5% of the aggregate principal amount of the Senior Notes (excluding the Treasury Notes).

VI.	THE PROPOSED REORGANIZATION OF the DEBTORS

A.	Pre-Solicitation Negotiations

In the weeks leading up to the dissemination of this Disclosure Statement, the Debtors and their advisors engaged in extensive negotiations and discussions with the Consenting Senior Noteholders, the Committed Equity Holders, the Purchasers, and their respective advisors regarding the terms of a potential restructuring of the Debtors’ obligations under the Senior Notes and a potential capital contribution by the Purchasers of $45 million.

After good faith, arm’s length negotiations, the Debtors reached an agreement with the Consenting Senior Noteholders and Purchasers with respect to a consensual restructuring on the terms set forth in the Plan, and formalized by (a) the Restructuring Support Agreement dated as of July 3, 2013, and (b) the Recapitalization Agreement, dated as of July 3, 2013. The Debtors received executed signature pages to the Restructuring Support Agreement from Holders of approximately $84 million in principal amount, or approximately 47.5%, of the outstanding Senior Notes by amount (excluding the Treasury Notes). Before commencing Solicitation, the Debtors, the Consenting Senior Noteholders, and the Purchasers finalized the Plan, which provides that the Consenting Senior Noteholders will each receive their Pro Rata share of the Step-Up Senior Notes on account of their Senior Notes Claims and certain Cash payments on the Effective Date. Furthermore, the agreed-upon Plan fully satisfies the Allowed Claims of the Debtors’ general unsecured creditors.

Under the Plan, Holders of Senior Notes Claims will receive, in exchange for the Senior Notes, new Step-Up Senior Notes, Equity Subscription Rights, and Cash. The Step-Up Senior Notes will be issued on the Effective Date (the “Issue Date”) up to a maximum aggregate principal amount of $200 million, less the principal amount of the Treasury Notes, plus the Capitalized Interest Amount, with a maturity date of June 15, 2020. Interest on the Step-Up Senior Notes will accrue from the Issue Date and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2013. The Step-Up Senior Notes will accrue interest from the Issue Date until June 14, 2016 at the rate of 6% per annum. From June 15, 2016 until June 14, 2018, the Step-Up Senior Notes will accrue interest at the rate of 7% per annum. From June 15, 2018 until the date of maturity, the Step-Up Senior Notes will accrue interest at the rate of 8% per annum. Interest on overdue principal and interest will accrue at a rate that is 2% higher than the then applicable interest rate on the Step-Up Senior Notes.

The Step-Up Senior Notes will be secured by the same collateral as the Senior Notes. The Step-Up Senior Notes will be unconditionally guaranteed, jointly and severally and on a senior unsecured basis, by all of Maxcom’s direct and indirect subsidiaries, excluding Fundación Maxcom, A.C. The Step-Up Senior Notes will be secured by a first priority interest in all existing and future fixed assets that constitute the telecommunications network (comprised of switches, fiber optic and copper networks, radio and electronic equipment, computers and engineering equipment, transportation equipment and office furniture as set forth on Maxcom’s consolidated balance sheet under “Telephone Network Systems”), in each case owned by Maxcom or any Restricted Subsidiary (as defined in the Indenture) on the Issue Date of the Step-Up Senior Notes or acquired thereafter and all proceeds from the sale thereof. For more information regarding the Step-Up Senior Notes, creditors and other interested parties should review the detailed description of the Step-Up Senior Notes attached hereto as Exhibit G.

13

Simultaneously, the Debtors, the Purchasers, and the Committed Equity Holders will execute an equity tender offer in accordance with U.S. and Mexican securities laws. Pursuant to the Recapitalization Agreement, attached hereto as Exhibit C, by and among Maxcom and the Purchasers, the Purchasers have agreed, subject to the terms and conditions of the Recapitalization Agreement, (a) to make a $45 million new capital contribution (the “New Capital Contribution”) to Reorganized Maxcom, and (b) to commence an equity tender offer (the “Equity Tender Offer”) for up to 100% of the outstanding Maxcom shares. Pursuant to certain tender offer agreements (the “Agreements to Tender”) by and between the Committed Equity Holders and Purchasers, Holders of approximately 44% of the Equity Interests have already committed to participating in the Equity Tender Offer. Subject to the terms of the Recapitalization Agreement, the Equity Tender Offer will commence within three (3) Business Days of the later of (a) the Petition Date, or (b) the date on which the Purchasers obtain all of their pre-tender offer required approvals. Following the Equity Tender Offer, the Purchasers will make the New Capital Contribution on the Effective Date. In exchange for the New Capital Contribution made on the Effective Date, the Purchasers (and any other Holder of Equity Interests that elects to contribute new capital pursuant to the Plan, in accordance applicable Mexican law) shall receive newly issued shares of Common Stock at a “per share price” of Ps$2.90 per Certificado de Participación Ordinario (or its equivalent for any other security which underlying value are Equity Interests), and Reorganized Maxcom shall issue to the Purchasers such number of shares of Common Stock equal to the amount of the New Capital Contribution divided by such “per share price.”

The Equity Subscription Rights shall be exercisable in any amount up to the Exercise Limit for newly issued shares of Common Stock (in the form of (i) CPOs, (ii) American depositary shares, or (iii) common shares certificates) that are not subscribed for by Holders of Equity Interests of Maxcom or Reorganized Maxcom on or before the expiration of the preemptive rights period required pursuant to applicable law in Mexico. In the event the amount of Equity Subscription Rights exercised exceeds the amount of Equity Subscription Stock, the amount allocated to Holders of Equity Subscription Rights that have exercised such Equity Subscription Rights shall be subject to reduction on a Pro Rata basis relative to the number of shares of Common Stock that each such Holder elected to purchase pursuant to its Equity Subscription Rights.

The Plan is materially consistent with the terms of the Restructuring Support Agreement, attached hereto as Exhibit B. In light of the agreement set forth in the Restructuring Support Agreement, the Debtors determined not to make the June 15, 2013 interest payment under the Senior Notes in order to conserve cash for operational expenses.

Pursuant to the Restructuring Support Agreement, the Consenting Senior Noteholders have agreed to support the Plan, subject to certain terms and conditions and provided that the Debtors are successful in taking the steps necessary to meet the various agreed upon milestones, which include the following:

•	the commencement of the Chapter 11 Cases by no later than July 23, 2013;

•	the entry of an interim order by the Bankruptcy Court approving the proposed adequate protection for the Senior Notes and the cash management system within three (3) Business Days of the Petition Date;

•	the entry of a final order by the Bankruptcy Court approving the proposed adequate protection for the Senior Notes and the cash management system within thirty (30) calendar days of the Petition Date;

•	the entry of the Confirmation Order by the Bankruptcy Court to occur within sixty (60) calendar days following the Petition Date, or as soon thereafter as the Bankruptcy Court’s schedule permits;

•	the Effective Date to occur within thirty (30) calendar days after entry of the Confirmation Order; and

•	the completion of the overall restructuring by October 31, 2013.

14

The Purchasers’ obligations under the Recapitalization Agreement are subject to the Debtors’ adhering to substantially the same milestones. If the Restructuring Support Agreement terminates due to the Debtors’ failure to meet the timeline outlined above or otherwise, any and all votes tendered by the Consenting Senior Noteholders prior to such termination will be deemed to be null and void and will not be considered or otherwise used in connection with the Plan.

B.	Solicitation

On or about July 3, 2013, before filing the Chapter 11 Cases, the Debtors caused a copy of this Disclosure Statement (with the Plan attached as Exhibit A) and the appropriate Ballots to be delivered to the Holders of Senior Notes Claims as of the Voting Record Date. The Debtors established July 23, 2013 at 12:00 p.m. (prevailing Eastern Time) as the deadline for the receipt of votes to accept or reject the Plan. On the Petition Date, along with the Plan and this Disclosure Statement, the Debtors intend to File a motion seeking approval of the adequacy of this Disclosure Statement, approval of the Solicitation Package, and Confirmation of the Plan.

VII.	Summary of the Plan[4]

A.	General Basis for the Plan

The Debtors have determined that prolonged Chapter 11 Cases would damage severely their ongoing business operations and threaten their viability as a going concern. The prepackaged nature of the Plan (as set forth in the Plan and described herein) allows the Debtors to exit chapter 11 quickly, while the provisions of the Plan allow the Debtors to reduce their debt service obligations and position the Debtors for ongoing growth through the issuance of Step-Up Senior Notes, Equity Subscription Rights, and Cash to the Holders of Senior Notes, as well as providing for a substantial new capital contribution from the Purchasers in exchange for newly issued shares in Reorganized Maxcom.

Under the Plan, the Debtors will exchange the Senior Notes for Step-Up Senior Notes. After emergence from Chapter 11, the Debtors’ only debt obligations with recourse to the Reorganized Debtors will consist of the Step-Up Senior Notes.

The Debtors’ Plan proposes to pay all Allowed General Unsecured Claims (classified in Class 4) in full, in Cash, including any interest, if applicable, as required by contract or applicable law, in the ordinary course of business or on the later of the Effective Date, the date such General Unsecured Claim becomes Allowed, or such other date as ordered by the Bankruptcy Court.

B.	Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

[4]	This Section VII is intended only to provide a summary of the key terms, structure, classification, treatment, and implementation of the Plan, and is qualified in its entirety by reference to the entire plan and exhibits thereto. Although the statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in documents referred to therein, this Disclosure Statement does not purport to be a precise or complete statement of all such terms and provisions, and should not be relied on for a comprehensive discussion of the Plan. Instead, reference is made to the Plan and all such documents for the full and complete statements of such terms and provisions. The Plan itself (including attachments) will control the treatment of creditors and equity holders under the Plan. To the extent there are any inconsistencies between this Section VII and the Plan (including attachments thereto) the latter shall govern.

15

(i)	Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim and the applicable Debtor(s) or the Reorganized Debtor(s), as applicable, agree to less favorable treatment with respect to such Holder, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the latest of: (a) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ business shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

(a)	Professional Compensation

(i)	Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish the Professional Fee Escrow Account. The Debtors shall fund the Professional Fee Escrow Account with Cash in the amount of the aggregate Professional Fee Escrow Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of the Debtors’ Estates, except as otherwise provided in the Plan.

(ii)	Final Fee Applications and Payment of Accrued Professional Compensation Claims

All final requests for payment of Claims of a Professional shall be Filed no later than 45 calendar days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Accrued Professional Compensation Claims shall be determined by the Bankruptcy Court. The amount of Accrued Professional Compensation Claims owing to the Professionals, after taking into account any prior payments and after applying any retainers, shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with the Plan. After all Allowed Accrued Professional Compensation Claims have been paid in full, the escrow agent shall return any excess amounts to the Reorganized Debtors.

(iii)	Professional Fee Escrow Amount

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall estimate their reasonable Accrued Professional Compensation Claims before and as of the Effective Date, taking into account any prior payments and after applying any retainers, and shall deliver such estimate to the Debtors and the Purchasers no later than ten (10) calendar days after the Confirmation Date; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments and after applying any retainers; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total amount so estimated shall comprise the Professional Fee Escrow Amount. To the extent that any Accrued Professional Compensation Claims are satisfied after the funding of the Professional Fee Escrow Account with funds outside the Professional Fee Escrow Account, the Professional Fee Escrow Amount shall be reduced by the amount of such funds and such amount shall be returned as soon as practicable to the Debtors or Reorganized Debtors, as applicable.

16

(iv)	Consenting Senior Noteholders’ Professional Fees

Pursuant to section 1129(a)(4) of the Bankruptcy Code, the Consenting Senior Noteholders’ Professional Fees shall be deemed to be Allowed Administrative Claims and shall be paid by the Debtors without the need for the Consenting Senior Noteholders to file an application or otherwise seek Bankruptcy Court approval.

(v)	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, may, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses of Professionals that have been formally retained in accordance with sections 327, 363, or 1103 of the Bankruptcy Code before the Confirmation Date; provided that (a) such fees relate to the implementation and Consummation of the Plan incurred by the Debtors through and including the Effective Date, (b) Professionals that charge on an hourly basis may only charge at their standard hourly rate, (c) Professionals that charge on a monthly basis may only charge at the monthly rate previously approved by the Bankruptcy Court, and (d) any success fee must be approved the Bankruptcy Court. For the avoidance of doubt, the foregoing provision shall not apply to the payment of any fees and expenses of professionals that have not been formally retained by the Debtors or a Committee before the Confirmation Date.

(ii)	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, at the option of the Debtors or Reorganized Debtors, one of the following treatments: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, plus interest at the rate determined under applicable nonbankruptcy law and to the extent provided for by section 511 of the Bankruptcy Code; (b) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five (5) years after the Petition Date, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, plus interest at the rate determined under applicable nonbankruptcy law and to the extent provided for by section 511 of the Bankruptcy Code; or (c) such other treatment as may be agreed upon by such Holder and the Debtors or otherwise determined upon an order of the Bankruptcy Court.

(iii)	Statutory Fees

Notwithstanding anything to the contrary contained herein, on the Effective Date, the Debtors shall pay, in full in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, Reorganized Maxcom shall pay the applicable U.S. Trustee fees for each of the Reorganized Debtors until the entry of a Final Decree in each such Debtor’s Chapter 11 Case or until each such Chapter 11 Case is converted or dismissed.

(i)	Indenture Trustee Expenses

On the Effective Date, the Reorganized Debtors shall pay all reasonable, documented, and unpaid fees of the Indenture Trustee, and reasonable, documented, unpaid out-of-pocket costs and expenses, including reasonable and documented fees and expenses of counsel, incurred by the Indenture Trustee through the Effective Date or incurred by the Indenture Trustee in connection with making distributions pursuant to the Plan, if any, except any such costs and expenses as may be attributable to the Indenture Trustee’s gross negligence or willful misconduct.

C.	Classification and Treatment of Claims and Interests

(i)	Classification of Claims and Interests

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. All Claims and Interests, except for Administrative Claims and Priority Tax Claims, are classified in the Classes set forth in Article III of the Plan. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied before the Effective Date.

17

(ii)	Treatment of Claims and Interests

To the extent a Class contains Allowed Claims or Allowed Interests with respect to a particular Debtor, the treatment provided to each Class for distribution purposes is specified below:

SUMMARY OF PLAN TREATMENT AND EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Interest	Projected Recovery Under the Plan
1	Other Secured Claims	On the Effective Date, except to the extent that a Holder of an Allowed Claim in Class 1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class 1, each such Holder shall receive, at the option of the Reorganized Debtors, either: (i) payment in full in Cash; (ii) delivery of collateral securing its Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iii) reinstatement of its Other Secured Claim; or (iv) other treatment rendering its Other Secured Claim Unimpaired.	100%

2	Senior Notes Claims	On the Effective Date, notwithstanding the aggregate amount of the Allowed Senior Notes Claims, and except to the extent that a Holder of an Allowed Claim in Class 2 agrees to a less favorable treatment of its Allowed Claim in Class 2, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class 2, each such Holder shall receive solely its Pro Rata share of the following (which, in each case, shall not be subject to subordination, setoff, or surcharge under section 506(c) of the Bankruptcy Code): (i) the Step-Up Senior Notes (which include the Capitalized Interest Amount); (ii) Cash in the amount of unpaid interest accrued on the Senior Notes (A) from (and including) December 15, 2012 through (and excluding) April 15, 2013, at the rate of eleven (11) percent per annum, and (B) from (and including) June 15, 2013 through (and excluding) the Effective Date at the rate of six (6) percent per annum; and (iii) the Equity Subscription Rights.	100%[5]

[5]	As discussed in Risk Factor B.(xviii) of Article X, if a market for the Step-Up Senior Notes develops, the Step-Up Senior Notes may trade at a discount, depending upon many factors, including prevailing interest rates, the market for similar securities, general economic conditions, the ratings assigned to the debt by credit rating agencies, the liquidity of the Step-Up Senior Notes, and the Reorganized Debtors’ operating performance and financial condition.

18

3	Other Priority Claims	Except to the extent that a Holder of an Allowed Claim in Class 3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class 3, each such Holder shall receive, at the option of the Reorganized Debtors, either: (i) payment in full in Cash; or (ii) other treatment rendering its Other Priority Claim Unimpaired.	100%

4	General Unsecured Claims	Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of its Allowed Claim, in exchange for full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder of such Allowed General Unsecured Claim shall receive one of the following treatments, in the sole discretion of the Reorganized Debtors: (i) payment of its General Unsecured Claim in the ordinary course of business; or (ii) payment of its General Unsecured Claim in full in Cash, including any interest, if applicable, as required by contract or applicable law, upon the latest of (A) the Effective Date, (B) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, and (C) such other date as may be ordered by the Bankruptcy Court or another court of competent jurisdiction.	100%

5	Intercompany Claims	Each Intercompany Claim will be, at the election of the Reorganized Debtors, either: (i) released, waived, and discharged as of the Effective Date; (ii) contributed to the capital of the obligor Entity; (iii) dividended; or (iv) remain unimpaired, as may be agreed to by the applicable Reorganized Debtor and the Holder of such Intercompany Claim subject to the requirements of and restrictions (including the relative ranking and priority of such Intercompany Claims) contained in the Step-Up Senior Notes Indenture.	100%

6	Intercompany Interests	Intercompany Interests will not be cancelled and, solely to implement the Plan, will be addressed as set forth in Article IV.F of the Plan.	100%

7	Equity Interests	Subject to the Equity Tender Offer and the New Capital Contribution, Equity Interests shall be Reinstated.	100%

D.	Means for Implementation of the Plan

(i)	Sources of Cash for Plan Distributions

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from Cash from the Debtors, including Cash from business operations and the New Capital Contribution. Further, the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan or the Step-Up Senior Notes Indenture.

(ii)	Equity Tender Offer and New Capital Contribution

In connection with the restructuring contemplated by the Plan, the Purchasers have agreed, subject to the terms and conditions of the Agreements to Tender and the Recapitalization Agreement, to purchase equity interests in, and fund new capital to, Reorganized Maxcom through a two-step process under applicable U.S. and Mexican securities laws: the Equity Tender Offer and the New Capital Contribution.

19

(a)	Equity Tender Offer

Subject to the satisfaction or waiver of the terms of the Recapitalization Agreement, to the extent not commenced prior to the Petition Date, the Purchasers will launch the Equity Tender Offer to purchase up to 100% of the Equity Interests.

Pursuant to the Agreements to Tender, the Committed Equity Holders have committed to tender approximately 44 percent of outstanding Equity Interests to the Purchasers. For the remaining Holders of Equity Interests, the Equity Tender Offer shall remain open for a minimum of twenty (20) Business Days after (and including the day of) the commencement of the Equity Tender Offer and may be extended thereafter for additional periods of at least five (5) Business Days, as may be required so that the Equity Tender Offer Expiration Date allows for the Equity Tender Offer Settlement Date to precede the Effective Date by at least four (4) Business Days. As promptly as possible, following the Equity Tender Offer Expiration Date, but in no event later than three (3) Business Days following the Equity Tender Offer Expiration Date, the Purchasers will accept for payment all Equity Interests validly tendered and not withdrawn pursuant to the Equity Tender Offer and cause the Equity Tender Offer Settlement Date to occur. On the Equity Tender Offer Settlement Date, the Purchasers shall, subject to the conditions provided in the Recapitalization Agreement, consummate the Equity Tender Offer and make payment for all Equity Interests accepted for payment.

Upon (a) the Equity Tender Offer being made in accordance with the terms and conditions of the Recapitalization Agreement and (b) provided that the requisite conditions have been satisfied or waived by the Purchasers, the Maxcom Board shall provide the written notice to cause the Equity Interests being held in escrow to be tendered in the Equity Tender Offer.

(b)	New Capital Contribution

On the Effective Date, the Purchasers shall make the New Capital Contribution to Reorganized Maxcom in exchange for newly issued shares of Common Stock at a “per share price” of Ps$ 2.90 per Certificados de Participación Ordinarios (or its equivalent for any other security which underlying value are Equity Interests), and Reorganized Maxcom shall issue to the Purchasers such number of shares of Common Stock equal to the amount of the New Capital Contribution divided by such “per share price.”

In accordance with applicable law in Mexico, Holders of Equity Interests will have the right to subscribe for shares of capital stock sufficient to maintain their existing ownership percentage.

The issuance of the new shares of Common Stock by Reorganized Maxcom in connection with the New Capital Contribution shall be authorized by a duly called shareholders meeting to be held at least three Business Days prior to the Effective Date.

Any and all of the equity interests issued in respect of the New Capital Contribution shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of such interests shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(iii)	Issuance of the Step-Up Senior Notes

On the Effective Date, the Reorganized Debtors are authorized and shall issue to the Holders of the Senior Notes Claims the Step-Up Senior Notes and any other instruments, certificates, and other documents or agreements required to be issued, executed or delivered pursuant to the Plan, in each case without need for further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. The issuance of the Step-Up Senior Notes shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, including the Step-Up Senior Notes Indenture, and any other agreement or document related thereto or entered into in connection therewith, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity (other than as expressly required by such applicable agreement). On the Effective Date, the guarantees, pledges, liens, and other security interests granted pursuant to the Step-Up Senior Notes Indenture and the Collateral Documents have been and are granted in good faith as an inducement to the Holders of the Senior Notes Claims to agree to the treatment contemplated by the Plan and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such liens and security interests shall be as set forth in the respective Step-Up Senior Notes Indenture and Collateral Documents.

20

(iv)	Distribution of the Equity Subscription Rights

On the Effective Date, Reorganized Maxcom is authorized to, and shall, promptly following the Effective Date, distribute the Equity Subscription Rights through the Equity Subscription Rights Agent to the Holders of Senior Notes Claims of record as of the Equity Subscription Rights Distribution Record Date without need for further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity, except for applicable law in Mexico. The Holders of Senior Notes Claims shall have the right, but not the obligation, to exercise their Equity Subscription Rights as set forth herein. The distribution of the Equity Subscription Rights and the issuance of Common Stock (in the form of (i) CPOs, (ii) American depositary shares, or (iii) common shares certificates) upon exercise of such Equity Subscription Rights shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements, and instruments entered into and delivered contemplated by or in furtherance of this Plan, including the Equity Subscription Rights, and any other agreement or document related thereto or entered into in connection therewith, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity (other than as expressly required by such applicable agreement).

The Equity Subscription Rights shall be exercisable in any amount up to the Exercise Limit for newly issued shares of Common Stock (in the form of (i) CPOs, (ii) American depositary shares, or (iii) common shares certificates) that are not subscribed for by Holders of Equity Interests of Maxcom or Reorganized Maxcom on or before the expiration of the preemptive rights period required pursuant to applicable law in Mexico. In the event the amount of Equity Subscription Rights exercised exceeds the amount of Equity Subscription Stock, the amount allocated to Holders of Equity Subscription Rights that have exercised such Equity Subscription Rights shall be subject to reduction on a Pro Rata basis relative to the number of shares of Common Stock that each such Holder elected to purchase pursuant to its Equity Subscription Rights.

A holder of an Equity Subscription Right may, at any time prior to midnight on the 45th day after the Effective Date (the “Expiration Date”), elect to exercise such right. To exercise an Equity Subscription Right, the holder shall (1) follow the procedures to be set forth in the form of Equity Subscription Right and (2) pay the applicable Equity Subscription Price by delivery to Reorganized Maxcom of an aggregate principal amount of the Step-Up Senior Notes with a VWAP Valuation equal to the aggregate Equity Subscription Price of the rights being exercised. Delivery of the Equity Subscription Price shall be made via DWAC, within five Business Days of the Expiration Date. The Equity Subscription Rights shall be transferrable subject to a transfer, to the same transferee, of an aggregate principal amount of Step-Up Senior Notes corresponding to the Exercise Limit and compliance with the procedures for notice and transfer set forth in the form of Equity Subscription Rights.

(v)	Restructuring Transactions

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (4) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

21

(vi)	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a Reorganized Debtor as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation or governing documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation or governing documents) are amended by the Plan or otherwise. Consequently, Intercompany Interests shall be retained, and the legal, equitable and contractual rights to which Holders of Intercompany Interests are entitled shall remain unaltered to the extent necessary to implement the Plan. To the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

(vii)	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances, except for Liens securing the Step-Up Senior Notes. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

(viii)	Cancellation of Existing Securities

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (1) the Indenture, the Senior Notes, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of or ownership interest in the Debtors that are specifically Reinstated or otherwise not Impaired under the Plan) shall be deemed cancelled, discharged, and extinguished (a) with respect to all rights and obligations owed by any Debtor under any such indentures, instruments or similar agreements, and the Reorganized Debtors shall not have any continuing obligations thereunder and (b) except as provided in Article IV.H of the Plan, with respect to the rights and obligations of the Indenture Trustee under the Indenture or similar agreements against (or to) the Holders of the Senior Notes Claims or any other Person except (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Purchaser, or (iv) with respect to (i), (ii), and (iii), any of their respective Affiliates; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of or ownership interests in the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of enabling Holders of Allowed Claims to receive distributions under the Plan as provided herein; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under this Plan. Solely for the purpose of clause (b) in the immediately preceding sentence, the following rights of the Indenture Trustee shall remain in effect after the Effective Date: (1) rights as Indenture Trustee and rights in connection with any other role under the Indenture and related agreements, including rights to payment of fees, expenses and indemnification obligations, including from property distributed hereunder to the Indenture Trustee, whether pursuant to the exercise of a charging lien or otherwise, (2) rights relating to distributions made to Holders of Allowed Senior Notes Claims by the Indenture Trustee from any source, including distributions hereunder, (3) rights relating to representation of the interests of the Holders of Senior Notes Claims by the Indenture Trustee in the Chapter 11 Cases to the extent not discharged or released hereunder or any order of the Bankruptcy Court, and (4) rights relating to participation by the Indenture Trustee in any proceedings or appeals related to the Plan. On and after the Effective Date, all duties and responsibilities of the Indenture Trustee shall be discharged unless otherwise specifically set forth in or provided for under the Plan. Notwithstanding anything in the Plan to the contrary, Article IV.H of the Plan shall not be amended, supplemented, or modified without the prior written consent of the Indenture Trustee.

22

(ix)	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including: (1) the Equity Tender Offer and the New Capital Contribution; (2) selection of the directors and officers for the Reorganized Debtors; (3) implementation of the restructuring transactions contemplated by this Plan, as applicable; and (4) all other actions contemplated by the Plan (whether to occur before on or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors (as applicable) shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, and any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law. The issuance of the Common Stock in connection with the New Capital Contribution shall be exempt from the requirements of section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date.

(x)	New Corporate Governance Documents

To the extent required by applicable law, on or immediately before the Effective Date, the Reorganized Debtors will file their respective New Corporate Governance Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation. The New Corporate Governance Documents will prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Corporate Governance Documents as permitted by the laws of their respective states, provinces, or countries of incorporation and their respective New Corporate Governance Documents.

(xi)	Directors and Officers of the Reorganized Debtors and Reorganized Maxcom

As of the Effective Date, the term of the current members of the board of directors of Maxcom shall expire, and the New Boards, as well as the officers of each of the Reorganized Debtors shall be appointed in accordance with the New Corporate Governance Documents of each Reorganized Debtor.

On the Effective Date, the New Maxcom Board shall consist of 11 directors. In advance of the Confirmation Hearing, as part of the Plan Supplement the Debtors will disclose the identity and affiliations of any Person which the Purchasers have proposed to serve on the initial New Boards, as well as those Persons that serve as an officer of any of the Reorganized Debtors to the extent required by section 1129(a)(5) of the Bankruptcy Code. If any such director or officer is an “insider” as such term is defined in section 101(31) of the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed to the extent required by section 1129(a)(5) of the Bankruptcy Code. Each such director and officer shall serve from and after the Effective Date in accordance with the terms of the New Corporate Governance Documents.

23

(xii)        Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and Reorganized Maxcom, and the officers and members of the New Boards thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including the Step-Up Senior Notes and Equity Subscription Rights, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan.

(xiii)       Management Incentive Program

Before the Petition Date, the Debtors shall implement the Management Incentive Program to provide incentive payments to certain of the Debtors’ management, directors, and/or employees upon the satisfaction of certain EBITDA (earnings before interest, taxes, depreciation, and amortization) goals achieved during the Chapter 11 Cases. The Debtors will provide additional description of the Management Incentive Program in the Plan Supplement.

(xiv)      Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien, or other security interest, (2) the making or assignment of any lease or sublease, (3) any restructuring transaction authorized by the Plan, or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any restructuring transaction occurring under the Plan.

(xv)       D&O Liability Insurance Policies and Indemnification

The Plan incorporates the obligations of the Debtors, the Reorganized Debtors, and the Purchasers, as applicable, under Section 5.9 (“Indemnification of Directors and Officers”) of the Recapitalization Agreement, including the provisions thereof described in Article IV.O of the Plan.

At or prior to the Equity Tender Offer Settlement Date, the Debtors shall, in consultation with the Purchasers, purchase “tail” directors’ and officers’ liability and fiduciary liability insurance policies which will provide coverage for a period of six years after the Equity Tender Offer Settlement Date (the “Tail Period”) for the Debtors’ current and former directors and officers on substantially the same terms and conditions as the policies currently maintained by the Debtors, including any existing directors’ and officers’ liability or fiduciary liability run off programs, for claims arising out of acts or conduct occurring on or before the Equity Tender Offer Settlement Date and effective for claims asserted prior to or during the Tail Period (and, with respect to claims made prior to or during such period, until final resolution thereof) (the “D&O Tail Coverage”); provided, however, that in no event shall Reorganized Maxcom or its successor, whether by merger, consolidation, or otherwise, expend an amount in excess of 100% of the annual aggregate premium currently paid by Maxcom for such insurance policies (the “Maximum Premium”) for each individual year of the Tail Period; provided further, however, that if D&O Tail Coverage cannot be obtained in any given year of the Tail Period for the Maximum Premium, the Debtors or Reorganized Debtors, as applicable, shall consult with the Purchasers as to what amount should be paid to obtain D&O Tail Coverage, and the Purchasers shall have the right to direct the Debtors or Reorganized Debtors, as applicable, to obtain D&O Tail Coverage for a premium in excess of the Maximum Premium as long as the aggregate amount of all premiums payable for such D&O Tail Coverage does not exceed six times the Maximum Premium.

24

For a period of six years from the Equity Tender Offer Settlement Date, Reorganized Maxcom shall, and the Purchasers shall cause Reorganized Maxcom to, maintain in effect the exculpation, indemnification and advancement of expenses provisions of Maxcom’s and any of its subsidiary’s certificates of incorporation and by-laws or similar organization documents in effect immediately prior to the execution of the Recapitalization Agreement or in any indemnification agreements of Maxcom or its subsidiaries with any of their respective directors, officers or employees in effect immediately prior to execution of the Recapitalization Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the execution of the Recapitalization Agreement were current or former directors, officers or employees of Maxcom or any of its subsidiaries; provided, however, that all rights to indemnification in respect of any action, claim, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(xvi)      Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the preservation of Causes of Action described in the preceding sentence includes the Debtors’ right to object to Claims, including Administrative Claims. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors in their discretion. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

The Reorganized Debtors reserve and shall retain the applicable Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. The applicable Reorganized Debtor through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

E.           Conditions Precedent to Confirmation and Consummation of the Plan

(i)          Conditions Precedent to Confirmation

It shall be a condition to Confirmation that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

(a)	the Disclosure Statement in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and the Purchasers shall have been approved by the Bankruptcy Court;

(b)	the final version of the Plan Supplement, including all of the schedules, documents, and exhibits contained therein, shall be (a) in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and (b) in form and substance acceptable to the Purchasers;

25

(c)	the Bankruptcy Court shall have entered the Confirmation Order (a) in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and (b) in form and substance acceptable to the Purchasers;;

(d)	the Approval Order shall be a Final Order; and

(e)	the Recapitalization Agreement shall be in full force and effect and shall not have been terminated or amended in any manner inconsistent with the Restructuring Support Agreement.

(ii)         Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.C of the Plan:

(a)	the Confirmation Order shall, among other things, (a) have been duly entered and be a Final Order, confirming the Plan for each of the Debtors, and (b) include a finding by the Bankruptcy Court that the issuance of the Step-Up Senior Notes, the Equity Tender Offer, the New Capital Contribution, the Equity Subscription Rights, and any related transactions will be authorized and exempt from registration under applicable securities law pursuant to section 1145 of the Bankruptcy Code;

(b)	the Equity Tender Offer shall have been consummated;

(c)	simultaneously with the Effective Date, the New Capital Contribution shall have been consummated in an amount not less than required under the Recapitalization Agreement;

(d)	each of the Collateral Documents shall have been executed and the security interests created thereby shall be valid;

(e)	no Governmental Authority shall have issued any ruling or order enjoining the Consummation in a way that cannot be reasonably remedied by the Debtors or the Reorganized Debtors in a manner that is (a) reasonably satisfactory to the Requisite Consenting Senior Noteholders and (b) satisfactory to the Purchasers;

(f)	all necessary consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Debtors to consummate the Plan shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the Plan shall have occurred;

(g)	any amendments, modifications, or supplements to the Plan (including the Plan Supplement), including pursuant to Article XII.K of the Plan, if any, shall be (a) in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and (b) in form and substance acceptable to the Purchasers;

(h)	the Step-Up Senior Notes Indenture shall be consistent with the Description of Step-Up Senior Notes in all respects and shall otherwise be in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and the Purchasers;

26

(i)	the Collateral Documents shall be in form and substance reasonably acceptable to the Requisite Consenting Senior Noteholders and the Purchasers; provided, however, that the mortgages on the assets and properties owned by the Debtors shall be consistent in all material respects with the mortgages related to the Indenture;

(j)	all actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required Entities and, to the extent required, Filed with the applicable Governmental Authorities in accordance with applicable laws; and

(k)	the Recapitalization Agreement shall be in full force and effect and shall not have been terminated.

(iii)        Waiver of Conditions

The Debtors, with the prior written consent of (a) the Requisite Consenting Senior Noteholders, which consent shall not be unreasonably withheld, and (b) the Purchasers, may waive any of the conditions to Confirmation or Consummation set forth in Article IX of the Plan at any time, without any notice and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and without any formal action other than proceeding to confirm or consummate the Plan.

(iv)        Effect of Failure of Conditions

Other than the allowance of the Senior Notes Claims as described in Article III.C.2 of the Plan, if the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by the Debtors, any Holders, or any other Entity; (b) prejudice in any manner the rights of the Debtors, any Holders, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect.

F.           Settlement, Release, Injunction, and Related Provision

(i)          Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.

(ii)         Discharge

Pursuant to section 1141 (d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.

27

Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. Except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

This section shall apply to all Claims, whether or not: (1) a Proof of Claim based upon such Claim is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) such Claim is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such Claim has accepted the Plan

(iii)        Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of an Other Secured Claim, satisfaction in full of the portion of the Other Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, simultaneously with the execution of the Collateral Documents in connection with the execution of the Step-Up Senior Notes Indenture and the issuance of the Step-Up Senior Notes as contemplated by Article IV.C of the Plan, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall vest and revert to the Reorganized Debtor and its successors and assigns once the Collateral Documents are fully executed and the security interests created thereby are valid and perfected in form and substance satisfactory to counsel for the Consenting Senior Noteholders. In addition, the Indenture Trustee shall execute and deliver all documents to evidence the release of mortgages, deeds of trust, Liens, pledges, and other security interests related to the Senior Notes and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

(iv)        Debtor Release

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date of the Plan, to the extent permitted by applicable laws, the Released Parties are hereby expressly, unconditionally, irrevocably, generally, and individually and collectively released, acquitted, and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all actions, Claims, Avoidance Actions, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted or that could possibly have been asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, by statute or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or each of their respective Affiliates (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, ever had, now has, or hereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, solicitation, or preparation of the Plan, the Plan Supplement, the Disclosure Statement, the Restructuring Support Agreement, the Recapitalization Agreement, the Agreements to Tender, or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence relating to the Debtors, taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct, fraud, or gross negligence, in each case as determined by Final Order of a court of competent jurisdiction; provided, however, that nothing in this section shall release the Debtors, the Reorganized Debtors, or any of their affiliates, as applicable, from their obligations under the Restructuring Support Agreement, the Recapitalization Agreement, or the Agreements to Tender.

28

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by this section; (3) in the best interests of the Debtors and Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors asserting any claim or Causes of Action released pursuant to the Debtor Release.

(v)         Third Party Release

As of the Effective Date of the Plan, to the extent permitted by applicable law, each Releasing Party shall be deemed to have expressly, unconditionally, irrevocably, generally, and individually and collectively, released, acquitted, and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all actions, Claims, Interests, Liens, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted or that could possibly have been asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that such Entity (whether individually or collectively) ever had, now has, or hereafter can, shall, or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, solicitation, or preparation of the Plan, the Plan Supplement, the Disclosure Statement, the Restructuring Support Agreement, the Recapitalization Agreement, the Agreements to Tender, or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence relating to the Debtors taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct, fraud, or gross negligence, in each case, as determined by Final Order of a court of competent jurisdiction.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by this section; (3) in the best interests of the Debtors and Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any Entity granting a Third Party Release from asserting any claim or Cause of Action released pursuant to the Third Party Release.

(vi)        Liabilities to, and Rights of, Governmental Authorities

Nothing in the Plan or Confirmation Order shall discharge, release, or preclude: (1) any liability to a Governmental Authority that is not a Claim; (2) any Claim of a Governmental Authority arising on or after the Confirmation Date; (3) any liability to a Governmental Authority on the part of any Entity other than the Debtors or Reorganized Debtors; (4) any valid right of setoff or recoupment by a Governmental Authority; or (5) any criminal liability; and nothing in the Plan or Confirmation Order shall enjoin or otherwise bar any Governmental Authority from asserting or enforcing, outside the Bankruptcy Court, any such liability. The discharge and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar any Governmental Authority from, after the Confirmation Date, pursuing any police or regulatory action.

29

(vii)       Exculpation

Except as otherwise specifically provided in the Plan or Plan Supplement, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any (1) Exculpated Claim and (2) any obligation, Cause of Action, or liability for any Exculpated Claim, except for those that result from any such act or omission that is determined in a Final Order to have constituted fraud, gross negligence, or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

(viii)      Injunction

FROM AND AFTER THE EFFECTIVE DATE, ALL ENTITIES ARE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY CAUSE OF ACTION RELEASED OR TO BE RELEASED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER.

FROM AND AFTER THE EFFECTIVE DATE, TO THE EXTENT OF THE RELEASES AND EXCULPATION GRANTED IN ARTICLE VIII OF THE PLAN, THE Parties Releasing the Released PARTIES SHALL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER AGAINST THE RELEASED PARTIES AND THE EXCULPATED PARTIES AND THEIR ASSETS AND PROPERTIES, AS THE CASE MAY BE, ANY SUIT, ACTION, OR OTHER PROCEEDING, ON ACCOUNT OF OR RESPECTING ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST, OR REMEDY RELEASED OR TO BE RELEASED PURSUANT TO ARTICLE VIII OF THE PLAN.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT, OR IN OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.D or VIII.E OF THE PLAN, DISCHARGED PURSUANT TO ARTICLE VIII.B OF THE PLAN, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.G OF THE PLAN ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING IN ANY JURISDICTION ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATE OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM RELEASED PARTIES OR EXCULPATED PARTIES OR AGAINST THE PROPERTY OR ESTATES OF RELEASED PARTIES OR EXCULPATED PARTIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH HOLDER HAS FILED A MOTION REQUESTING THE RIGHT TO PERFORM SUCH SETOFF ON OR BEFORE THE CONFIRMATION DATE, AND NOTWITHSTANDING AN INDICATION IN A PROOF OF CLAIM OR INTEREST OR OTHERWISE THAT SUCH HOLDER ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO SECTION 553 OF THE BANKRUPTCY CODE OR OTHERWISE; (5) EXCHANGING OR OTHERWISE TRANSFERRING ANY SENIOR NOTES WHETHER IN ACCORDANCE WITH THE INDENTURE OR OTHERWISE; (6) AUTHENTICATING, DELIVERING, OR FACILITATING THE DELIVERY OF ANY CERTIFICATE OR OTHER DOCUMENTS EVIDENCING A HOLDER’S INTEREST IN THE SENIOR NOTES, EXCEPT IN ACCORDANCE WITH ARTICLE VI.D OF THE PLAN; AND (7) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN.

30

ANY ENTITY INJURED BY ANY WILLFUL VIOLATION OF SUCH INJUNCTION MAY RECOVER ACTUAL DAMAGES, INCLUDING COSTS AND ATTORNEYS’ FEES AND, IN APPROPRIATE CIRCUMSTANCES, MAY RECOVER PUNITIVE DAMAGES FROM THE WILLFUL VIOLATOR.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY, OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED.

ALL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS, OR ANY ACT OR OMISSION, TRANSACTION, OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

(ix)         Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

VIII.      ANTICIPATED EVENTS OF the chapter 11 cases

In order to facilitate the Chapter 11 Cases and minimize disruption to the Debtors’ operations, the Debtors will seek certain relief, including but not limited to, the relief summarized below. The relief sought will facilitate the administration of the Chapter 11 Cases, however, there is no guarantee that the Bankruptcy Court will grant any or all of the requested relief.

A.           Voluntary Petitions

The following entities will File Chapter 11 bankruptcy petitions on the Petition Date commencing the Chapter 11 Cases: Maxcom Telecomunicaciones, S.A.B. de C.V.; Asesores Telcoop, S.A. de C.V.; Celmax Móvil, S.A. de C.V.; Corporativo en Telecomunicaciones, S.A. de C.V.; Maxcom Servicios Administrativos, S.A. de C.V.; Maxcom SF, S.A. de C.V.; Maxcom TV, S.A. de C.V.; Maxcom U.S.A., Inc.; Outsourcing Operadora de Personal, S.A. de C.V.; Servicios MSF, S.A. de C.V.; Sierra Comunicaciones Globales, S.A. de C.V.; Sierra Communications USA, Inc.; TECBTC Estrategias de Promoción, S.A. de C.V.; Telereunión, S.A. de C.V.; and Telscape de México, S.A. de C.V.

B.           Expected Timetable of the Chapter 11 Cases

The Debtors expect the Chapter 11 Cases to proceed quickly pursuant to the terms and timeframe set forth in the Restructuring Support Agreement. As described above, the Debtors have been in extensive negotiations with the Consenting Senior Noteholders, the Purchasers, and the Committed Equity Holders to reduce their debt service burden through a prepackaged restructuring.

The Debtors cannot assure you, however, that the Bankruptcy Court will enter various orders on the timetable anticipated by the Debtors. On the Petition Date, the Debtors will promptly request the Bankruptcy Court to set a hearing date to approve this Disclosure Statement and to confirm the Plan by no later than sixty (60) calendar days after the Petition Date or as soon thereafter as the Bankruptcy Court’s schedule permits, as required by the Restructuring Support Agreement and Recapitalization Agreement. If the Plan is confirmed, the Effective Date of the Plan is projected to be as soon as practicable after the date the Bankruptcy Court enters the Confirmation Order and the Confirmation Order becomes a Final Order and the other conditions to consummation of the Plan set forth in Article IX of the Plan are satisfied or waived (to the extent permitted under the Plan and applicable law). Should these projected timelines prove accurate, the Debtors could emerge from protection under chapter 11 within approximately sixty (60) calendar days of the Petition Date.

31

C.           First Day Relief

The Debtors intend to present certain motions (the “First Day Motions”) to the Bankruptcy Court on the Petition Date seeking relief. The First Day Motions may include, but are not necessarily limited to, the following:

(i)          Approval of Solicitation Procedures and Scheduling of Confirmation Hearing

To expedite the Chapter 11 Cases, the Debtors intend to seek an immediate order setting dates for a combined hearing to (a) approve the adequacy of the Disclosure Statement, (b) approve the procedures for the Solicitation, and (c) confirm the Plan. The Debtors will seek the earliest possible date permitted by the applicable rules and the Bankruptcy Court’s calendar for such hearing.

(ii)         Cash Management System

This motion seeks authority for the Debtors to maintain its prepetition cash management systems after commencement of the Chapter 11 Cases. This facilitates the efficient operation of the Debtors by not requiring it to make artificial adjustments within its large and complex cash management system.

(iii)        Wages

The Debtors will seek authority to pay all employees their wage Claims in the ordinary course of business. Additionally, the Debtors intend to continue all their prepetition benefit programs, including, among others, the medical and severance plans to the extent applicable. This relief will allow the Debtors to maintain employee morale and prevent costly distractions and retention issues.

(iv)        Insurance

To the extent necessary, the Debtors may seek authority to pay certain liability, property, and other insurance in the ordinary course of business. Failure to maintain certain of these policies could result in personal liability on the Debtors’ officers if they are not paid. Thus, in order to prevent costly distractions to key management employees, the Debtors may seek authority to pay those insurance premiums in the ordinary course of business.

(v)         Taxes

The Debtors will seek authority to pay certain sales, use, franchise, and other taxes in the ordinary course of business. Certain of these taxes impose personal liability on the Debtors’ officers if they are not paid. Thus, in order to prevent costly distractions to key management employees, the Debtors will seek authority to pay those taxes in the ordinary course of business.

(vi)        Trade Vendors and Other Unsecured Creditors

The Debtors will seek an order from the Bankruptcy Court authorizing the payment of all claims of vendors and certain other unsecured creditors, including certain claims that arose prior to their bankruptcy filing, as they become due in the ordinary course of business, subject to the continuation of ordinary trade terms.

(vii)       Utilities

The Debtors will move the Bankruptcy Court on the Petition Date to enter orders approving procedures for, among other things, determining adequate assurance for utility providers, prohibiting utility providers from altering, refusing, or discontinuing services, and determining that the Debtors are not required to provide any additional adequate assurance pending entry of a Final Order. The Debtors believe that uninterrupted utility services are essential to the Debtors’ ongoing operations and, therefore, to the success of the Debtors’ reorganization.

32

(viii)      Other Procedural Motions and Professional Retention Applications

The Debtors also plan to File several procedural motions that are standard in Chapter 11 Cases, as well as applications to retain the various Professionals who will be assisting the Debtors during these Chapter 11 Cases.

IX.          Projected Financial Information

The Debtors have attached their projected financial information as Exhibit D to this Disclosure Statement.  The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan.  In connection with the development of the Plan and for the purposes of determining whether the Plan satisfies this feasibility standard, the Debtors’ management analyzed the Debtors’ ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.  The Debtors’ management developed a business plan and prepared financial projections (the “Projections”) for the period from 2013 through 2018 (the “Projection Period”).

The Debtors understand that the Purchasers currently intend to utilize the majority of the $45 million New Capital Contribution to upgrade and expand the Debtors’ network assets, including both hardware and software. The Purchasers believe that this investment could expand the Debtors’ ability to attract commercial customers, increase the average number of services to which residential customers subscribe, and reduce customer churn, all of which could result in the Reorganized Debtors outperforming the Projections.   In addition, the Purchasers believe that utilizing the New Capital Contribution in this manner could reduce certain costs, potentially resulting in higher gross and EBITDA margins than set forth in the Projections.   Any and all such beliefs by the Purchasers are the views of an outside investor with no experience operating or managing the Debtors’ business, and there is no assurance that the Purchasers will implement a business plan conforming to these projections, and any overperformance as compared to the Projections may not be realized or possible, as well as being subject to all of the risk factors identified in Article X herein.

After the date of the Disclosure Statement, the Reorganized Debtors do not intend to update or otherwise revise the Projections to reflect circumstances existing since their preparation in June 2013 or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error.  Furthermore, the Reorganized Debtors do not intend to update or revise the Projections to reflect changes in general economic or industry conditions.

In connection with the planning and development of the Plan, the Projections were prepared by the Debtors’ management to present the anticipated impact of the Plan.  The Projections assume that the Plan will be implemented in accordance with its stated terms.  The Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, regulatory changes, and/or a variety of other factors, including those factors listed in the Plan and the Disclosure Statement.  Accordingly, the estimates and assumptions underlying the Projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties.  Therefore, such Projections, estimates and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.

The Projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below.

THE DEBTORS’ MANAGEMENT DID NOT PREPARE SUCH PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.  THE DEBTORS’ INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE PROJECTIONS THAT ACCOMPANY THE DISCLOSURE STATEMENT AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS, AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS.  EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THE DEBTORS’ ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

33

MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, ACTS OF TERRORISM OR WAR, INDUSTRY-SPECIFIC RISK FACTORS (AS DETAILED IN ARTICLE X OF THE DISCLOSURE STATEMENT ENTITLED “RISK FACTORS”), AND OTHER MARKET AND COMPETITIVE CONDITIONS.  HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS.  SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT.  MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER.  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.  THEREFORE, THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.  IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws.  Statements concerning these and other matters are not guarantees of the Debtors’ future performance.  Such forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made and involve known and unknown risks, uncertainties, and other unknown factors that could impact the Debtors’ restructuring plans or cause the actual results of the Debtors to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. There can be no assurance that the restructuring transaction described herein will be consummated. Creditors and other interested parties should see the section entitled “Risk Factors” of this Disclosure Statement for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.  The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements:

34

•     any future effects as a result of the pendency of the Chapter 11 Cases;

•     the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows;

•     projected dividends;

•     financing plans;

•     competitive position;

•     business strategy;

•     budgets;

•     projected cost reductions;

•     projected and estimated liability costs;

•     results of litigation;

•     disruption of operations;

•     plans and objectives of management for future operations;

•     contractual obligations;

•     off-balance sheet arrangements;

•     growth opportunities for existing services;

•     projected price increases;

•     projected general market conditions;

•     benefits from new technology; and

•     effect of changes in accounting due to recently issued accounting standards.

The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement and the Plan.

Creditors and other interested parties should see the section entitled “Risk Factors” of this Disclosure Statement for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

X.           Risk Factors

There are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project and the Debtors undertake no obligation to update any such statement. These risks, uncertainties and factors include:

•     the Debtors’ ability to develop, confirm and consummate the Plan;

•     the Debtors’ ability to reduce their overall financial leverage;

•     the potential adverse impact of the Chapter 11 Cases on the Debtors’ operations, management, and employees, and the risks associated with operating businesses in the Chapter 11 Cases;

•     the applicable Debtors’ ability to comply with the terms of the Step-Up Senior Notes;

•     customer response to the Chapter 11 Cases;

•     inability to have claims discharged/settled during the Chapter 11 proceedings;

•     uncertainty as to changes within the laws governing the highly-regulated Mexican telecommunications industry, including implementation of new legislation lifting foreign ownership requirements;

•     dependence upon key personnel;

•     ability to adapt to rapid technological advancements in the industry;

•     the Debtors’ ability to expand its network in accordance with its business plan so as to remain competitive within industry standards;

•     the Debtors’ ability to generate sufficient revenues or cash flow to meet their operating needs or other obligations;

•     financial conditions of the Debtors’ customers;

35

•     general economic, business, and market conditions;

•     interest rate fluctuations;

•     exposure to litigation;

•     development costs of Maxcom, which could be higher than expected;

•     the Debtors’ dependence on the continued viability of the network;

•     the Debtors’ insurance coverage, which may not be available or sufficient to cover losses that the Debtors could suffer given that the Debtors are entirely dependent on the network for all of their revenue;

•     uncertainty related to the continuation of the Debtors’ current concessions and the Debtors’ ability to secure new concessions through auction if desired;

•     intellectual property claims;

•     uncertainty related to the Debtors’ ability to secure regulatory consent for continuation of current licenses in the event of a transfer of ownership

•     adverse tax changes;

•     the devaluation of the Mexican Peso relative to the U.S. dollar;

•     high levels of inflation in Mexico relative to the United States;

•     high interest rates in Mexico relative to the United States;

•     limited access to capital resources;

•     changes in laws and regulations;

•     inability to implement business plan;

•     other uncertainties in starting up new operations at Maxcom, including, the Debtors’ ability to hire and retain qualified employees;

•     the Debtors’ operational strategy, which differs from that of many existing local competitors;

•     the Debtors’ ability to extend credit to, and collect receivables from, their credit players; and

•     intense existing and future competition.

Holders of Claims should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors, they should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.           Risks Relating to Bankruptcy

(i)	Parties in interest may object to the Plan’s classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(ii)	The Debtors may fail to satisfy vote requirements.

In the event that votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to confirm an alternative Chapter 11 plan, subject to the terms and conditions of the Restructuring Support Agreement and Recapitalization Agreement. There can be no assurance that the terms of any such alternative Chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims and Allowed Interests as those proposed in the Plan.

36

(iii)	The Debtors may not be able to obtain Confirmation of the Plan.

With regard to any proposed plan of reorganization, the debtor seeking confirmation of a plan may not receive the requisite acceptances to confirm such plan. If the requisite acceptances of the Plan are received, the Debtors intend to seek Confirmation of the Plan by the Bankruptcy Court. If the requisite acceptances of the Plan are not received, the Debtors may seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests, provided (i) to the extent such treatment adversely affects the rights of the Purchasers, it shall be only with the consent of the Purchasers and (ii) to the extent such treatment adversely affects the rights of the Holders of Senior Notes Claims, it shall be only with the consent of the Requisite Consenting Senior Noteholders. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code if the Plan satisfies section 1129(b) of the Bankruptcy Code. To confirm a plan over the objection of a dissenting class, the Bankruptcy Court also must find that at least one impaired class (which cannot be an “insider” class) has accepted the Plan.

Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court is not obligated to confirm the plan as proposed. A dissenting Holder of a Claim against the Debtors could challenge the balloting procedures as not being in compliance with the Bankruptcy Code, which could mean that the results of the balloting may be invalid. If the Bankruptcy Court determined that the balloting procedures were appropriate and the results were valid, the Bankruptcy Court could still decline to confirm the Plan, if the Bankruptcy Court found that any of the statutory requirements for confirmation had not been met.

If the Plan is not confirmed by the Bankruptcy Court, (a) the Debtors may not be able to reorganize their businesses, (b) the distributions that holders of Claims ultimately would receive, if any, with respect to their Claims is uncertain, (c) there is no assurance that the Debtors will be able to successfully develop, prosecute, confirm, and consummate an alternative plan that will be acceptable to the Bankruptcy Court and the Holders of Claims and (d) there can be no assurance that any Chapter 11 Cases will continue rather than be converted into liquidation cases under chapter 7 of the Bankruptcy Code. It is also possible that third parties may seek and obtain approval from the Bankruptcy Court to terminate or shorten the exclusivity period during which only the Debtors may propose and confirm a plan of reorganization. If a liquidation or protracted reorganization of the Debtors’ Estates were to occur, there is a substantial risk that the Debtors’ going concern value would be substantially eroded to the detriment of all stakeholders.

(iv)	The conditions precedent to the Effective Date of the Plan may not occur.

As more fully set forth in the Plan, the Effective Date is subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not take place.

(v)	The Debtors may not be able to achieve their projected financial results.

The financial projections set forth on Exhibit D to this Disclosure Statement represent the Debtors’ management’s best estimate of the Debtors’ future financial performance based on currently known facts and assumptions about the Debtors’ future operations as well as the Mexican and world economy in general and the industry segments in which the Debtors operate in particular. The Debtors’ actual financial results may differ significantly from the projections. If the Debtors do not achieve their projected financial results, the trading prices of the Equity Interests may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

(vi)	The Debtors’ emergence from Chapter 11 is not assured.

While the Debtors expect to emerge from Chapter 11, there can be no assurance that the Debtors will successfully reorganize or when this reorganization will occur, irrespective of the Debtors’ obtaining Confirmation of the Plan. The Debtors may also potentially receive venue challenges to the District of Delaware.

37

(vii)	The Consenting Senior Noteholders’ support for the Plan is subject to the terms and conditions of the Restructuring Support Agreement.

Subject to the terms and conditions of the Restructuring Support Agreement, the Consenting Senior Noteholders have agreed to vote in favor of the Plan and support the Debtors’ Chapter 11 Cases and the Confirmation and Consummation of the Plan. However, if the Chapter 11 Cases last longer than permitted under the Restructuring Support Agreement or the Plan or certain other documents are modified in a manner not permitted under the Restructuring Support Agreement, the Restructuring Support Agreement may terminate. If the Restructuring Support Agreement terminates pursuant to its terms, any votes in favor of the Plan submitted by the Consenting Senior Noteholders will be deemed to be null and void and will not be considered or otherwise used in connection with the Plan. If that occurs, the Debtors may no longer have the support required under section 1126 of the Bankruptcy Code to proceed to Confirmation.

(viii)	The New Capital Contribution and the Equity Tender Offer are subject to the terms and conditions of the Recapitalization Agreement.

Subject to the terms and conditions of the Recapitalization Agreement, the Purchasers have agreed to commence the Equity Tender Offer to purchase up to 100% of the Equity Interests and to make the New Capital Contribution to Reorganized Maxcom. The Recapitalization Agreement has a number of termination rights, including if the Chapter 11 Cases last longer than permitted under the Recapitalization Agreement under certain circumstances or the Plan or certain other documents are modified in a manner not permitted under the Recapitalization Agreement. If the Recapitalization Agreement is terminated, it is possible that the New Capital Contribution and/or the Equity Tender Offer will not be consummated.

(ix)	The Debtors may fail to satisfy solicitation requirements.

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or equity interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a Chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information,” as defined in section 1125 of the Bankruptcy Code.

In addition, Bankruptcy Rule 3018(b) states that a holder of a claim or equity interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code shall not be deemed to have accepted or rejected the plan if the court finds that the plan was not transmitted to substantially all creditors and equity security holders of the same class, that an unreasonably short time was prescribed for such creditors and equity security holders to accept or reject the plan, or that the solicitation was not in compliance with section 1126(b) of the Bankruptcy Code.

To satisfy the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), the Debtors intend to deliver this Solicitation and Disclosure Statement to all Holders of Allowed Senior Note Claims as of the Voting Record Date. In that regard, the Debtors believe that the solicitation of votes to accept or reject the Plan is proper under applicable non-bankruptcy law, rules and regulations. The Debtors cannot be certain, however, that the solicitation of acceptances or rejections will be approved by the Bankruptcy Court, and if such approval is not obtained, the confirmation of the Plan could be denied. If the Bankruptcy Court were to conclude that the Debtors did not satisfy the solicitation requirements then the Debtors may seek to resolicit votes to accept or reject the Plan or to solicit votes to accept or reject the Plan from one or more Classes that were not previously solicited. The Debtors cannot provide any assurances that such a resolicitation would be successful.

(x)	The Debtors may have to resolicit.

If the Debtors resolicit acceptances of the Plan from parties entitled to vote thereon, Confirmation of the Plan could be delayed and possibly jeopardized. Nonconfirmation of the Plan could result in an extended Chapter 11 proceeding, during which time the Debtors could experience significant deterioration in their relationships with trade vendors and major customers. Furthermore, if the Confirmation Date or Effective Date is significantly delayed, there is a risk that the Restructuring Support Agreement and/or Recapitalization Agreement may expire or be terminated in accordance with their terms.

38

B.           Risks Related to the Debtors’ and Reorganized Debtors’ Business and Plan Securities

(i)	Indebtedness may adversely affect the Reorganized Debtors’ operations and financial condition.

According to the terms and conditions of the Plan, upon the Effective Date, the Reorganized Debtors will have outstanding indebtedness of approximately $200 million under the Step-Up Senior Notes. The Reorganized Debtors’ ability to service their debt obligations will depend, among other things, upon their future operating performance. These factors depend partly on economic, financial, competitive and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures and investments in sales and marketing. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

The Reorganized Debtors may incur significant additional debt in the future, to the extent permitted under the Step-Up Senior Notes Indenture. If current debt amounts increase, the related risks that the Reorganized Debtors now face will intensify, including consequences that could:

•	make it more difficult for the Reorganized Debtors to satisfy their obligations with respect to their indebtedness;

•	require the Reorganized Debtors to dedicate a substantial portion of their cash flow from operations to debt service payments, reducing the funds available for working capital, capital expenditures (which is an integral part of their business), acquisitions, and other general corporate purposes;

•	limit the Reorganized Debtors’ flexibility in planning for, or reacting to, changes in the telecommunications industry;

•	limit the Reorganized Debtors’ ability to take advantage of opportunities for acquisitions (including the acquisition of assets) and other business combinations;

•	place the Reorganized Debtors at a competitive disadvantage compared to their less leveraged competitors;

•	increase the Reorganized Debtors’ vulnerability to general, region-specific, and industry-specific adverse economic conditions; and

•	limit the Reorganized Debtors’ ability to obtain additional financing or obtain it on commercially reasonable terms, to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, and increasing their cost of borrowing.

(ii)	If the Debtors lose key executive officers, the Debtors’ business could be disrupted and the Debtors’ financial performance could suffer.

The Debtors’ businesses depend upon the efforts, abilities and expertise of the Debtors’ executive officers and management personnel.  The Debtors are implementing a multifaceted strategy to mitigate the risk and cost of losing such executive officers, including implementation of the Management Incentive Plan.  To the extent certain executive officers cease employment with the Debtors and the Debtors are unable to mitigate the resulting costs, the Debtors’ business could be impacted.

(iii)	If the Debtors experience high level of customer attrition or decreased revenues from existing customers, the Debtors’ results may be negatively affected.

The Debtors have historically experienced customer attrition, also referred to as churn, which results in the loss of future revenue from lost customers as well as an inability to recover the costs incurred to acquire those customers, such as installation costs and commissions. The Debtors have implemented efforts to limit churn rates, such as by offering promotional pricing to maintain existing customers that might otherwise switch carriers or cancel particular services. However, these efforts may themselves cause decreased revenues, which could have a material adverse effect on the Debtors’ financial condition.

39

(iv)	Intense competition could result in the Debtors’ loss of market share or profitability.

The Debtors operate in a highly competitive and rapidly changing industry. The Debtors face significant competition from the formerly government-owned Telmex, which is now the largest telecommunications service provider in Mexico with a market share of 72.5% in telephone services and 72.1% in broadband internet access. In addition, the Debtors face competition from new market entrants, such as broadcasting companies, OTT IPTV service providers and the Mexican Federal Power Commission (Comisión Federal de Electricidad). New technologies have also increased competition in the industry. The emergence of satellite television in Mexico as one of the main competitors of cable television has adversely affected the demand for cable, especially since satellite television providers are not limited by network coverage. In 2011, competitors began offering high-end fiber optic services in markets the Debtors serve. These offerings provide high capacities, value added, and quadruple-play benefits. The Debtors expect these offerings will result in increased competition in the upper and medium income socio-economic segments in the short term and increased competition in other segments as these technologies spread in the medium term.

Many of the Debtors’ current and potential competitors have significantly more employees and greater financial, technical, marketing and other resources than the Debtors. Increased competition could result in fewer customers, reduced pricing, reduced gross and operating margins, and loss of market share, any of which could harm the Debtors’ business.

(v)	Risks related to Mexico could adversely affect the Debtors’ operations.

The Debtors are incorporated in Mexico and substantially all of the Debtors assets and operations are located in Mexico. As a result, the Debtors are subject to political, legal and regulatory risks specific to Mexico which can have a significant impact on the Debtors’ business, results of operations and financial condition. The Mexican federal government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican federal governmental actions, fiscal and monetary policy could have an impact on Mexican private sector entities, including the Debtors’ company, and on market conditions, prices and returns on Mexican securities. The Debtors cannot predict the impact that political conditions will have on the Mexican economy. Furthermore, the Debtors’ business, financial condition, results of operations and prospects may be affected by currency fluctuations, price instability, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico, over which the Debtors have no control. The Debtors cannot assure potential investors that changes in Mexican federal governmental policies will not adversely affect the Debtors’ business, financial condition, results of operations and prospects.

(a)	Political instability in Mexico could affect the Debtors’ operations.

Presidential elections in Mexico occur every six (6) years, with the most recent one occurring in July 2012. Currently, no single party has succeeded in securing a majority in the Senate (Cámara de Senadores) or the House of Representatives (Cámara de Diputados), and the absence of a clear majority by a single party could continue, which may result in government gridlock and political uncertainty due to the Mexican congress’ potential inability to reach consensus on the structural reforms required to modernize certain sectors of and foster growth in the Mexican economy. The Debtors cannot provide any assurances that political developments in Mexico, over which the Debtors have no control, will not have an adverse effect on the Debtors’ business, financial condition, results of operations and prospects.

(b)	Mexico has recently experienced periods of drug-related criminal violence and such activities could affect the Debtors’ operations.

Mexico has recently experienced periods of violence and crime due to the activities of drug cartels. In response, the Mexican government has implemented various security measures and has strengthened its police and military forces. Despite these efforts, drug-related crime continues to exist in Mexico. These activities, their possible escalation and the violence associated with them may have a negative impact on the Mexican economy or on the Debtors’ operations in the future. The social and political situation in Mexico could adversely affect the Mexican economy, which in turn could have a material adverse effect on the Debtors’ business, results of operations and financial condition.

40

(c)	Events in other countries could adversely affect the Mexican economy, the Debtors’ business, financial condition, or results of operations and the market value of its securities.

The price of the Debtors’ securities may be adversely affected by events elsewhere, especially in the United States and in emerging market countries. Mexican financial and securities markets are, to varying degrees, influenced by economic and market conditions in other countries. Although economic conditions are different in each country, investor reactions to developments in one country has had and can have significant effects on the prices of securities of issuers in others countries, including Mexico. For example, each of the 1997 Asian economic crisis, the 1998 Russian debt moratorium and currency devaluation, the 1999 Brazilian currency devaluation, and the 2001 Argentine debt default and currency devaluation triggered market volatility in Latin America. The economic slowdown in the United States, the threat of terrorism, and political and financial crises in certain emerging markets have had a significant negative impact on the financial and securities markets in many emerging market countries, including Mexico. The Debtors cannot assure you that events in other emerging market countries, in the U.S. or elsewhere will not materially adversely affect its business, financial conditions or results of operations.

(d)	Currency devaluations

While the Debtors’ revenues are almost entirely denominated in Mexican pesos, the majority of the Debtors’ obligations and all of their long-term indebtedness are denominated in U.S. dollars. In addition, most of the Debtors’ capital expenditures are denominated in U.S. dollars. The Debtors are, and will continue to be, exposed to peso devaluation risk. The Mexican peso has devalued substantially against the U.S. dollar in the past and may devalue significantly in the future. As a historical example, the noon buying rate rose from Ps$3.45 per U.S.$1.00 on December 19, 1994 to Ps$5.00 per U.S.$1.00 on December 31, 1994 and Ps$7.74 per U.S.$1.00 on December 31, 1995, representing a 124.6% devaluation of the Mexican peso relative to the U.S. dollar from December 19, 1994 to December 31, 1995. The Mexican peso appreciated relative to the U.S. dollar 0.1% in 2007, depreciated 24.6% in 2008, appreciated 3.5% in 2009, appreciated 5.4% in 2010, depreciated 13.2% in 2011 and appreciated 7.0% in 2012.

The general economic conditions in Mexico resulting from a peso devaluation and consequential inflation may have an adverse effect on the Debtors’ results of operation by:

•	increasing the Mexican peso-carrying costs of the Debtors’ U.S. dollar-denominated debt and capital expenditure requirements;

•	decreasing the purchasing power of Mexican consumers, resulting in a decrease in demand for telephony services; and

•	resulting in the Debtors’ inability, due to competitive pressures, to increase prices in response to such inflation.

The Mexican peso to U.S. dollar exchange rate may experience significant devaluations in the future. Further declines in the value of the Mexican peso relative to the U.S. dollar could adversely affect the Debtors’ ability to meet their U.S. dollar-denominated obligations, including the notes due 2014. At December 31, 2012 an immediate 10% devaluation of the Mexican peso relative to the U.S. dollar would have increased the Debtors’ interest expense on the U.S. $50 million principal amount not covered by then-existing currency swaps by approximately Ps$7.2 million over a one-year period. In addition, any further decrease in the value of the Mexican peso may negatively affect the value of the notes due 2014.

In February 2013, the Debtors unwound all outstanding swap agreements and as a result, remain exposed to fluctuations of the Mexican peso relative to the U.S. dollar, which could have a material adverse effect on the Debtors’ ability to meet their payment obligations denominated in U.S. dollars, thereby adversely affecting the Debtors’ financial condition.

41

(e)	Exchange controls

In the past, the Mexican government has issued exchange control rules that, although not in effect today, may be enacted in the future. If so enacted, exchange control rules could make it more difficult to service the Debtors’ U.S. dollar denominated debt, raise capital outside of Mexico, and make capital expenditures.

(f)	High interest rates in Mexico

Mexico has, and is expected to continue to have, high real and nominal interest rates, relative to the United States, its main commercial partner. The interest rates on 28-day Mexican government treasury securities averaged, 4.2% for the year ended December 31, 2012, 4.2% in 2011, 4.4% in 2010, 5.4% in 2009, 7.7% in 2008 and 7.2% in 2007. Although the Debtors do not currently have any Mexican peso-denominated indebtedness, if there is a need to incur such indebtedness in the future, it will likely be at high interest rates.

(g)	High inflation rates in Mexico

In recent years, Mexico has experienced higher levels of inflation relative to the United States, its main commercial partner. Mexico’s annual rate of inflation was 3.6% during 2012, 3.8% in 2011, 4.4% in 2010, 3.6% in 2009, 6.5% in 2008 and 3.8% in 2007. High inflation rates can adversely affect consumer purchasing power, thereby adversely affecting consumer demand for the Debtors’ services and products. In addition, to the extent inflation exceeds the Debtors’ price increases, the Debtors’ prices and revenues will be adversely affected in real terms.

(h)	Payment of judgments in Mexican pesos

In the event that the outstanding holders of the Debtors’ Step-Up Senior Notes are awarded a judgment from a Mexican court enforcing the U.S. dollar-denominated obligations under the Step-Up Senior Notes, the Debtors will have the right to discharge their obligations by paying to the outstanding holders of the Step-Up Senior Notes in Mexican pesos at the exchange rate in effect on the date of payment of such judgment, subject to the currency indemnity provision in the Step-Up Senior Notes Indenture. The exchange rate is currently determined by the Central Bank of Mexico (Banco de México) every banking day in Mexico and published the following banking day in the Official Gazette of the Federation (Diario Oficial de la Federación). As a result of such currency conversion, such holders could face a shortfall in U.S. dollars. No separate actions exist or are enforceable in Mexico for compensation for any such shortfall.

(i)	The ability to effect service of process on the directors and officers outside the U.S. and the ability to enforce U.S. judgments against the Debtors or the Debtors’ directors, officers, and assets outside the U.S. may be limited.

Given the Debtors’ Mexican operations, it may not be possible for investors to effect service of process outside of Mexico or within the U.S. upon Maxcom or persons associated with Maxcom that reside outside of the U.S., or to enforce a judgment obtained in the U.S. against Maxcom or such persons outside of Mexico or in the U.S. courts that is based on the civil liability provisions under laws of jurisdictions other than Mexico, including the federal and securities laws or other laws of the U.S; rather, a party may only be able to effect service of process on directors and officers who are present in the U.S. Additionally, it may be difficult to enforce any U.S. court judgments against Maxcom or its assets, Maxcom’s Mexican directors, or Maxcom’s officers outside of the U.S. In order for a U.S. court judgment to be enforceable in Mexico, an order from a Mexican court would be required, and it is possible that a Mexican court would find a U.S. court judgment to be unenforceable against persons or assets in Mexico. Accordingly, the ability to pursue remedies against Maxcom and its assets, directors, and officers may be limited compared to the ability to pursue remedies against a U.S. company and its assets, directors, and officers.

42

(vi)	Changes in the Mexican telecommunications industry could adversely affect the Debtors.

(a)	Concessions

The telecommunications industry is highly regulated by the Mexican government. The Debtors’ concessions are not exclusive and the Mexican government may grant concessions covering the same geographic regions and frequency bands to other entrants, who may provide similar services to those the Debtors provide or plan to provide, with adverse consequences for the Debtors’ operations.

In 2009, the Mexican Ministry of Communications and Transportations (Secretaría de Comunicaciones y Transportes, or “SCT”) began auctioning spectrum segments. The awarding of spectrum segments opened the mark to new concessions and new technologies, such as WiMax, that may compete with the Debtors’ services. To the extent the Debtors fail to successfully bid for applicable spectrum in future auctions, the Debtors may not be able to provide additional services that are dependent on these spectrums, which could have an adverse effect on the Debtors’ business.

The Debtors currently hold concessions that enable the Debtors to provide telecommunications services. These concessions have a number of technical, build-out, and financial conditions which the Debtors have failed to meet in the past. If the Debtors fail to comply with the terms of their existing concessions, they may suffer penalties such as losing or being unable to renew those concessions, or incurring fines or the loss of surety bonds issued to the SCT. In the event of termination of the Debtors’ concessions by the Mexican government, the Mexican government is not required to compensate the Debtors.

If any of the Debtors’ key concessions, including the local and long distance telephony concession, were terminated or not renewed, the Debtors would be unable to engage in its business.

(b)	Pending and potential changes in Mexican legislation and regulation

The operations of the telecommunications sector in Mexico have been subject to laws and regulations administered by the SCT and the Mexican Federal Telecommunications Commission (Comisión Federal de Telecomunicaciones, or “Cofetel”). An amendment to the internal operating rules of the SCT was issued during 2008, increasing the authority granted to the SCT by allowing it to assume certain responsibilities of Cofetel. These new rules will cause an amendment to the internal operating rules of Cofetel in the near future. The resulting regulatory changes could adversely affect the Debtors’ business and subject the Debtors to additional legal liability or obligations, as the decision to be taken by the SCT and Cofetel could be delayed or take longer period of time to be resolved.

Several key provisions of the Mexican Antitrust Law have also been recently revised and declared unconstitutional by the Mexican Supreme Court of Justice, thereby limiting the ability of the Mexican Antitrust Commission (Comisión Federal de Competencia, or “CFC”) to obtain information for the analysis of dominant carrier status and antitrust practices. During 2008, 2009, 2010 and 2011, the CFC issued a preliminary declaration, stating that all fixed and mobile service providers may have significant market power in the traffic termination market. The Debtors are unable to predict if the final declaration will take this position, which could adversely affect the Debtors business and subject the Debtors to additional legal liability or obligations.

In addition, the new telecommunications bill recently passed by the President of Mexico and the Mexican Congress has amended the Mexican Federal Constitution with respect to the telecommunications and broadcasting industries, seeking to strengthen competition and telecommunications authorizes. Specifically, this bill has, among other things, eliminated the limit on foreign investment in fixed network operators and raised the limit on foreign investment in broadcasters to 49%. Lifting foreign ownership restrictions could result in an adverse effect on the Debtors’ business by increasing competition in the Debtors’ market. This bill also authorized the creation of the Mexican Federal Telecommunications Institute (Instituto Federal de Telecomunicaciones, or “Ifetel”), an autonomous constitutional entity that will replace the Cofetel. The Ifetel will be in charge of the regulation, promotion and supervision of the radio spectrum, network operations, provision of telecommunication and broadcasting services and access to active and passive infrastructure and other essential facilities. In addition the Ifetel will have exclusive authority in all economic competition matters related to the broadcasting and telecommunications sectors.

43

(vii)	The Debtors’ businesses, financial condition, and results of operations could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.

The successful operation of the Debtors’ network and its components is highly dependent on the Debtors’ ability to maintain the network and its components in working order. Any damages to or loss of the Debtors’ equipment, whether accidental or otherwise, including network, hardware, and software failures may result in a significant adverse effect on the Debtors’ business. Natural disasters, such as hurricanes, floods, fires, and earthquakes could adversely affect the Debtors’ businesses and operating results. The severity of such natural disasters is unpredictable. Catastrophic events such as violence by drug cartels, economic volatility or downturn, and war activities in Mexico, the United States and elsewhere have had a negative effect on the economy and on the Debtors’ operations. The Debtors cannot predict the extent to which such events may affect them, directly or indirectly, in the future. The Debtors also cannot ensure that they will be able to obtain any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts.

The prolonged disruption at any of the Debtors’ property due to natural disasters, periods of drug-related crime or violence, or other catastrophic events could adversely affect the Debtors’ businesses, financial condition, and results of operations. Moreover, under the Mexican Federal Telecommunications Law, the Mexican government may expropriate any telecommunications concession and claim any related assets for reason of public interest or national security, or may temporarily seize the assets related to the concessions in the event of natural disasters, war, significant public disturbance or threat to internal peace or for other reasons relating to economic and public order.

(viii)	There may be risks related to the issuance of the Step-Up Senior Notes.

In connection with the restructuring pursuant to the Plan under Chapter 11 of the Bankruptcy Code, the Debtors will rely on section 1145 of the Bankruptcy Code to exempt the issuance of the Step-Up Senior Notes from the registration requirements of the Securities Act (and of any state securities or “blue sky” laws). Section 1145 exempts from registration the sale of a debtor’s securities under a Chapter 11 plan if such securities are offered or sold in exchange for a claim against, or equity interest in, or a claim for an administrative expense in a case concerning, such debtor. In reliance upon this exemption, the Step-Up Senior Notes will generally be exempt from the registration requirements of the Securities Act. Accordingly, recipients will be able to resell the Step-Up Senior Notes without registration under the Securities Act or other federal securities laws, unless the recipient is an “underwriter” with respect to such securities, within the meaning of section 1145(b) of the Bankruptcy Code, or an “affiliate” of the Company, within the meaning of Rule 144 under the Securities Act. Section 1145(b) of the Bankruptcy Code defines “underwriter” as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an “issuer” of the relevant security, as such term is used in Section 2(11) of the Securities Act. Rule 144 under the Securities Act defines “affiliate” of an issuer as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

Notwithstanding the foregoing, statutory underwriters and affiliates may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act. Parties that believe that they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code or affiliates of the Debtors are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

There can be no assurance that any market for the Step-Up Senior Notes will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the Step-Up Senior Notes may be adversely affected. The liquidity of any market for the Step-Up Senior Notes will depend on a number of factors, including, without limitation:

•	the number of holders of the Step-Up Senior Notes;

44

•	the Reorganized Debtors’ operating performance and financial condition;

•	the market for similar securities;

•	the Reorganized Debtors’ credit rating; and

•	the interest of securities dealers in making a market in the Step-Up Senior Notes.

(ix)	The anticipated business growth opportunities, cost savings, increased profits, and other benefits that the Debtors expect to achieve from the transactions contemplated under the Recapitalization Agreement may not be achieved.

Carrying out the New Capital Contribution and Equity Tender Offer contemplated under the Recapitalization Agreement (together, the “Recapitalization Transactions”) and implementing the business plans and activities resulting from these transactions presents significant challenges to the Debtors’ management which may require additional capital and the hiring of experienced executives. No assurance can be given that the Debtors will be able to fully take advantage of new business opportunities resulting from the Recapitalization Transactions without encountering difficulties, which may include, among other things, the loss of key employees, inability to attract experienced executives, diversion of management's attention, the disruption of the Debtors’ ongoing businesses or possible inconsistencies in standards, procedures and policies. There can also be no assurance as to the extent to which the Debtors will be able to produce the benefits that the Debtors anticipate from the Recapitalization Transactions, the timing for their realization, or the expenses that will be incurred in connection with their realization.

Achieving the benefits of the Recapitalization Transactions will depend partly on the seamless continuation of the Debtors’ activities and their ability to expand and grow. The Recapitalization Transactions involve inherent costs and uncertainties and the anticipated business growth opportunities, cost savings, increased profits, synergies and other benefits may not develop. The success of the Recapitalization Transactions will also require a significant amount of management time and may affect or impair the Debtors’ management’s ability to run the business effectively during the period of the implementation of the Recapitalization Transactions. In addition, the Debtors may not have, or may not be able to retain, employees with the appropriate skill sets for the tasks associated with the Debtors’ integration plan and the Debtors could experience employee departures and early retirement, all of which could adversely affect the Debtors’ business plan and prospects under the Recapitalization Transactions.

Although the estimated financial and operational advantages resulting from the Recapitalization Transactions are significant, there can be no assurance that the Reorganized Debtors will realize these benefits in the time expected or at all.

(x)	The Debtors’ controlling shareholders may exercise control in a manner that differs from the interests of Holders of Step-Up Senior Notes.

The Debtors are currently controlled by the Vazquez A. Family (comprised of Eduardo Vazquez A., Gabriel Augustin Vazquez A. and Alina Georgina Carstens M., together, the “Grupo VAC Investors”) and Bankamerica Investment Corporation, BAS Capital Funding Corporation, BASCFC-Maxcom Holdings I, LLC, Fleet Growth Resources, Inc. and Nexus-Maxcom Holding I, LLC (together, “Nexus Maxcom Holdings”), which, as of February 20, 2013, held 9.03% and 40.24%, respectively of the Debtors’ outstanding voting shares. Upon consummation of the Plan, the Debtors will be controlled by Ventura Capital Privado, S.A. de C.V., Trust Number 1837 (acting through Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero), Javier Molinar Horcasitas and Enrique Castillo Sanchez Mejorada. These shareholders may exercise their control in a manner that differs from the interests of Holders of the Step-Up Senior Notes. In addition, since a variety of decisions related to the Debtors’ business will be confirmed with the controlling shareholders, the Debtors may experience delays in making certain business decisions as a result of the Debtors’ corporate structure.

45

(xi)	Because the Debtors have a history of losses and may continue to incur significant expenses, the Reorganized Debtors may not be able to generate sufficient cash flows to meet their debt service obligations.

The Debtors have had a history of negative operating cash flows and could face difficulties in meeting their debt service obligations. The Debtors incurred losses of Ps$136.1 million (U.S.$10.5 million) for the year ended December 31, 2012 as compared to losses of Ps$513.1 million (U.S.$36.7 million) for the year ended December 31, 2011. The losses for the year ended December 31, 2012 are mainly related to lower operating income primarily due to a decrease in the Debtors’ wholesale and public telephony business, a decline which the Debtors expect to continue.

The Debtors’ ability to fund their debt service obligations will depend on their ability to retain their existing customer base, develop a larger customer base and increase their operating cash flows. However, the Debtors may not succeed in retaining existing customers or attracting new customers and, as a result, the Debtors’ business may not generate sufficient operating cash flows to meet their existing debt service obligations.

In the event the Debtors continue to incur significant losses, the Debtors may not be able to service all of their debt obligations. If the Debtors cannot service their debt obligations, they may have to take actions such as selling assets, seeking additional equity investments and/or reducing or delaying capital expenditures, strategic acquisitions, or investments and alliances, any of which could materially harm the Debtors’ business, results of operations, and financial condition.

(xii)	The Debtors are experiencing low and declining cash balances and increases in their trade accounts payable and other current liabilities, which may result in their not having sufficient cash to meet their debt service obligations and operating expenses.

The Debtors have low cash balances that have been declining. As of December 31, 2012, the Debtors’ cash and temporary investment balance was Ps$146.5 million (U.S.$11.3 million). In addition, the Debtors’ trade accounts payable and other current liabilities have increased significantly since December 31, 2012, due in part to the Debtors’ need to rely on vendor financing in order to preserve cash for the U.S.$11.0 million interest payment the Debtors made on the Senior Notes on December 15, 2012. If the Debtors’ trade accounts payable and other current liabilities continue to increase and their cash balances continue to decline, and if they are not able to increase their cash reserves through capital contributions, through asset sales, or through the generation of increased operating cash flows, the Debtors may not be able to meet their debt service obligations under the Step-Up Senior Notes and their other liabilities and operating expenses. In addition, due to the Debtors’ low cash balance, the Debtors are currently not able to make the investments necessary to maintain their network.

(xiii)	The Step-Up Senior Notes Indenture will contain restrictions on the Reorganized Debtors’ ability to operate their business and to pursue their business strategies. The Reorganized Debtors’ failure to comply with these covenants could result in an acceleration of their indebtedness.

The Step-Up Senior Notes Indenture will contain covenants that may restrict the Reorganized Debtors’ ability to finance future operations or capital needs, to respond to changing business and economic conditions, or to engage in certain transactions or business activities that may be important to the Reorganized Debtors’ growth strategy, necessary to remain competitive or otherwise important to the Reorganized Debtors. The Step-Up Senior Notes Indenture restricts, among other things, the Reorganized Debtors’ ability to:

•	incur additional indebtedness;

•	pay dividends or make other distributions on the Reorganized Debtors’ capital stock or repurchase the Reorganized Debtors’ capital stock or subordinated indebtedness;

•	make investments, including capital expenditures, or other specified restricted payments;

•	create liens;

46

•	enter into mergers, consolidations, sales of substantially all of the Reorganized Debtors’ assets and other forms of business combinations;

•	enter into change of control transactions;

•	sell assets and subsidiary stock; and

•	enter into certain transactions with affiliates.

If the Reorganized Debtors do not comply with these restrictions, they could be in default despite their ability to service their indebtedness. If there were an event of default under the Step-Up Senior Notes Indenture, Holders of the Step-Up Senior Notes could demand immediate payment of the aggregate principal amount and accrued interest on the Step-Up Senior Notes outstanding. This could lead to the Reorganized Debtors’ inability to pay their obligations or to their reorganization or bankruptcy for the benefit of their creditors. Any additional financings the Reorganized Debtors may obtain in the future would most likely contain similar or more restrictive covenants.

The terms of Step-Up Senior Notes Indenture that will restrict the Reorganized Debtors and their restricted subsidiaries from incurring additional indebtedness are subject to certain exceptions and qualifications, including exceptions allowing them to incur capital lease, financing and purchase money obligations, and additional indebtedness, subject to certain limitations. If the Reorganized Debtors incur additional indebtedness to finance working capital, capital expenditures, investments or acquisitions, or for other purposes, the risks related to their business associated with their high level of indebtedness could be intensified.

(xiv)	The Reorganized Debtors may not be able to raise the funds necessary to repurchase the Step-Up Senior Notes in the event of a change of control.

If there is a Change of Control (as defined under the Step-Up Senior Notes Indenture), the Reorganized Debtors may be required to refinance substantially all of their debt, including the Step-Up Senior Notes. In the event of a change of control, the Reorganized Debtors must offer to buy back the Step-Up Senior Notes for a price equal to 101% of the principal amount of the Step-Up Senior Notes, plus any accrued and unpaid interest to the date of repurchase. The Reorganized Debtors may not have sufficient funds available to make any required repurchases of the Step-Up Senior Notes upon a Change of Control. If the Reorganized Debtors fail to repurchase the Step-Up Senior Notes in those circumstances, they will be in default under the Step-Up Senior Notes Indenture, which may, in turn, trigger cross-default provisions in their other debt instruments.

Any future debt incurred may also contain requirements to repurchase notes upon a Change of Control.

(xv)	If the Reorganized Debtors, including their subsidiary guarantors, were declared bankrupt, Holders of Step-Up Senior Notes may find it difficult to collect payment on the Step-Up Senior Notes.

Under Mexico’s Reorganization Proceeding Law (Ley de Concursos Mercantiles), if Reorganized Maxcom or any of the subsidiary guarantors were declared bankrupt (en quiebra) or became subject to a reorganization proceeding (concurso mercantil), the Reorganized Debtors’ obligations under the Step-Up Senior Notes (i) would be converted into pesos and then from pesos into UDIs (Unidades de Inversion), which are inflation-pegged units adjusted by, and in accordance with the calculations of, the Mexican Central Bank and would not be adjusted to take into account any devaluation of the peso relative to the U.S. dollar occurring after such conversion, (ii) would be satisfied at the time claims of all creditors are satisfied, to the extent funds are sufficient, (iii) would be subject to the outcome of, and priorities recognized in, the relevant proceedings, (iv) would cease to accrue interest from the date the concurso mercantil is declared, and (v) would be subject to certain statutory preferences, including tax, social security and labor claims.

The application of the Mexican Bankruptcy Law by Mexican courts may differ from principles governing insolvency or bankruptcy proceedings in the United States, principally with respect to the treatment of intercompany loans.

47

(xvi)	The guarantees of Reorganized Maxcom’s subsidiaries under the Step-Up Senior Notes may not be enforceable.

The Step-Up Senior Notes will be fully and unconditionally guaranteed, on a joint and several basis, by certain of Reorganized Maxcom’s subsidiaries which provide a basis for a direct claim against the subsidiary guarantors; however, it is possible that the guarantees may not be enforceable under Mexican law. While Mexican law does not prohibit the giving of guarantees and, as a result, does not prevent guarantees by Mexican entities from being valid, binding and enforceable against Mexican entities, in the event that a subsidiary guarantor in Mexico becomes subject to a reorganization proceeding (concurso mercantil) or to bankruptcy (quiebra), the relevant guarantee may be deemed to have been a fraudulent transfer and declared void, based upon the Mexican subsidiary guarantor being deemed not to have received fair consideration in exchange for the giving of such guarantee.

(xvii)	There are restrictions on the ability to transfer the Step-Up Senior Notes.

The Step-Up Senior Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. For a discussion of certain restrictions on resale and transfer, see Article XII.B of this Disclosure Statement.

(xviii)	An active trading market for the Step-Up Senior Notes may not develop.

There is currently no market for the Step-Up Senior Notes. Application is expected to be made to list the Step-Up Senior Notes on the Official List of the Luxembourg Stock Exchange for trading on the Euro MTF Market. However, even if the Step-Up Senior Notes are listed on the Euro MTF Market, the Reorganized Debtors may delist the Step-Up Senior Notes if the provisions of the European Transparency Obligations Directive (2003/2004/COD) become unduly onerous or burdensome. If a market for the Step-Up Senior Notes were to develop, the Step-Up Senior Notes may trade at a discount, depending upon many factors, including prevailing interest rates, the market for similar securities, general economic conditions, the ratings assigned to the debt by credit rating agencies, the liquidity of the Step-Up Senior Notes, and the Reorganized Debtors’ operating performance and financial condition.

The Debtors cannot assure the development or liquidity of any trading market for the Step-Up Senior Notes. If an active market for the Step-Up Senior Notes does not develop or is interrupted, the market price and liquidity of the Step-Up Senior Notes may be adversely affected.

(xix)	The proceeds from the sale of the Collateral securing the Step-Up Senior Notes may not be sufficient to satisfy the Reorganized Debtors’ obligations under the Step-Up Senior Notes.

The Step-Up Senior Notes will be secured by first-priority liens on the Collateral (as defined in the Description of the Step-Up Senior Notes attached hereto as Exhibit G). The Collateral subject to liens constitutes most of the Reorganized Debtors’ telephone network systems and equipment assets. In the event of a foreclosure on the Collateral, the Reorganized Debtors would be required to pay certain fees and other amounts prior to distribution of any proceeds from foreclosure in respect of the Step-Up Senior Notes. The Reorganized Debtors can provide no assurance as to the amount that would be distributed in respect of the Step-Up Senior Notes upon any foreclosure or otherwise, or that the proceeds from the sale of the Collateral would be sufficient to satisfy the Reorganized Debtors’ obligations under the Step-Up Senior Notes.

The value of the Collateral and any amount to be received at foreclosure will depend upon many factors including, among others, the condition of the Collateral, changes in the Debtors’ industry, the age and obsolescence of the Collateral, the ability to sell the Collateral in an orderly sale, the availability of buyers, the condition of the Mexican economy, the condition of the Debtors’ competitors in Mexico, and exchange rates. Given the limited number of participants in the Mexican telecommunications market, and because a telecommunications concession title is required to operate some of the assets that comprise the Collateral, there may not be any buyer willing and able to purchase a significant portion of the Reorganized Debtors’ assets or the Collateral in the event of foreclosure. In addition, since the Reorganized Debtors are not pledging all of the Reorganized Debtors’ assets, it may not be possible to sell the Reorganized Debtors’ business as a going concern upon foreclosure. Each of these factors could reduce the likelihood of a foreclosure as well as reduce the amount of any proceeds in the event of foreclosure.

48

(xx)	Impediments exist to any foreclosure on the Collateral, which may adversely affect the proceeds of any foreclosure.

All of the Collateral Documents (as defined in Exhibit G) are governed by the laws of Mexico and all of the Collateral is located in Mexico. Any foreclosure with respect to the Collateral would therefore be required to comply with Mexican legal and procedural requirements, which differ substantially from procedural requirements in the United States. In particular, Mexican law does not allow for self-executing liens, foreclosure without judicial action or expedited foreclosure proceedings. Any proceeding related to the foreclosure of the Collateral in Mexico would be required to be initiated in a Mexican court and could involve significant delays. A Mexican court may require a judgment regarding the existence of an event of default under the Step-Up Senior Notes Indenture from a U.S. court prior to any foreclosure. The Reorganized Debtors may also have available to them defenses under Mexican law not available under U.S. law to any foreclosure proceeding, which may result in a delay in foreclosure proceedings. All of the foregoing factors, and other factors relating to judicial proceedings in Mexico, may result in significant delays in connection with any foreclosure of the Collateral. These delays could result in a deterioration of the Collateral and a decrease in the value that would otherwise be realizable upon foreclosure.

(xxi)	Third parties’ rights may affect the ability of the Collateral Agent to foreclose on the Collateral and the priority of the Step-Up Senior Notes with respect to the Collateral.

Third parties may have rights and be entitled to remedies that diminish the ability of the Collateral Agent to foreclose upon the Collateral or that affect the priority of the Step-Up Senior Notes with respect to the Collateral, or amounts available after foreclosure of the Collateral for repayment. Under Mexican law, amounts owed to employees or, with some limited exceptions, to tax authorities (including social security and retirement fund liabilities), must be paid by a debtor prior to the satisfaction of any other claims, including secured claims. In addition, under the terms of the Step-Up Senior Notes, certain third-party Collateral Permitted Liens may be senior to the liens securing the Step-Up Senior Notes. The rights and remedies to which these and other third party creditors are entitled may limit the ability of foreclosure on the Collateral or may otherwise reduce the proceeds available to satisfy the Reorganized Debtors’ obligations under the Step-Up Senior Notes.

(xxii)	The Reorganized Debtors may incur additional secured indebtedness, which would dilute the value of the Collateral securing the Step-Up Senior Notes.

Under the Step-Up Senior Notes Indenture, the Reorganized Debtors will be permitted in the future to incur specified additional obligations that may share in the liens on the Collateral securing the Step-Up Senior Notes. If the Reorganized Debtors incur any additional debt that is secured on an equal and ratable basis with the Step-Up Senior Notes, the holders of that debt will be entitled to share ratably with the Holders of the Step-Up Senior Notes and the value of the Collateral (or the proceeds from the sale of the Collateral in a foreclosure proceeding) securing the Step-Up Senior Notes will be diluted. Any such dilution will increase the risk of the proceeds from the sale of the Collateral not being sufficient to satisfy the amounts outstanding under the Step-Up Senior Notes and all other obligations secured by such Collateral. If such proceeds were not sufficient to repay amounts due on the Step-Up Senior Notes, then holders of the Step-Up Senior Notes (to the extent the Step-Up Senior Notes are not repaid from the proceeds of the sale of the Collateral) would have an unsecured claim against the Reorganized Debtors’ remaining assets.

(xxiii)	Since not all of the Reorganized Debtors’ assets are included in the Collateral, the ability to sell the Collateral as a going concern may be limited.

The Collateral pledged as security for the Reorganized Debtors’ obligations under the Step-Up Senior Notes is limited. The Collateral consists of a significant portion, but not all, of the Reorganized Debtors’ tangible assets. The Collateral subject to liens constitutes most of the Reorganized Debtors’ telephone network systems and equipment assets. In light of the fact that the Collateral is closely related to assets that are not pledged as Collateral, the ability of the Collateral Agent to sell the Collateral as a going concern may be limited and may affect the attractiveness of the assets constituting the Collateral for a third party purchaser.

49

Moreover, the Collateral does not include the Reorganized Debtors’ concession or any rights related to the Reorganized Debtors’ concession. Because a telecommunications concession title is required to operate some of the assets that comprise the Collateral, the Holders of the Step-Up Senior Notes would not be able to continue operating the telecommunications network upon any foreclosure of the Collateral and there may not be any buyer that holds a telecommunications concession that is willing and/or able to purchase a significant portion of the Collateral in the event of foreclosure.

(xxiv)	A Mexican or U.S. bankruptcy may limit the ability to realize value from the Collateral.

The rights of the Collateral Agent upon a foreclosure on the Collateral upon the occurrence of an event of default under the Step-Up Senior Notes Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Reorganized Debtors before the foreclosure on the Collateral.

Under Mexico’s Reorganization Proceeding Law, the foreclosure or sale of all or any part of the Collateral will not be possible prior to the Reorganized Debtors’ liquidation. In addition, during the pendency of insolvency proceedings, Mexican law does not require a debtor to provide adequate protection or assurances to secured creditors, although the bankruptcy court could adopt precautionary measures to such effect.

Significant uncertainties are inherent in bankruptcy proceedings, including bankruptcy proceedings in Mexico, that may result in delays that could adversely impact the value of the Collateral or that may prevent foreclosure with respect to the Collateral. There have been a limited number of final judicial decisions relating to critical bankruptcy issues such as the relative treatment and priority of debts, the role of the creditors in overseeing business operations during insolvency proceedings, criteria and voting majorities required (and how such votes are counted) for court approval of a reorganization plan, and the effect of the process on subsidiaries (including the possible cancellation of bankruptcy proceedings). Secured creditors’ rights in a bankruptcy proceeding are therefore not well-established in Mexico, and this may result in substantial delays beyond those contemplated by Mexico’s Reorganization Proceeding Law as well as the inability of the mediator to exercise the remedies and powers granted to creditors. Delays in proceedings, the inadequacy of available remedies and the inability of the mediator to exercise available remedies could result in a substantial deterioration of the Collateral during the pendency of any such proceeding and may affect the ability of the Holders’ of the Step-Up Senior Notes to foreclose on the Collateral and thus receive payment in respect of the Step-Up Senior Notes.

(xxv)	The value of the Collateral may decrease because of obsolescence, impairment, or certain casualty events.

The Reorganized Debtors can provide no assurances that the value of the Collateral will not be adversely affected by obsolescence, changes in the technology in the Debtors’ industry, other changes in equipment or certain casualty events. The Collateral Documents do not require the Reorganized Debtors to improve the Collateral. In addition, the Reorganized Debtors’ existing equipment may become obsolete or be replaced by new equipment that may not be part of the Collateral. Although the Reorganized Debtors are obligated under the Collateral Documents to maintain insurance with respect to the Collateral, the Reorganized Debtors can provide no assurances that the proceeds of such insurance will be sufficient to repurchase adequate replacement Collateral or will equal the fair market value of the damaged Collateral. The Reorganized Debtors’ insurance policies also will not cover all events that may result in damage to the Collateral. Additionally, a loss arising from a title defect with respect to the Collateral may adversely affect the value of the Collateral.

(xxvi)	Rights of Holders of the Step-Up Senior Notes to the Collateral may be adversely affected by the Reorganized Debtors’ failure to perfect security interests in certain Collateral acquired in the future.

The security interests in the Collateral securing the Step-Up Senior Notes includes specified classes of assets whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the Collateral Agent will monitor, or that the Reorganized Debtors will inform the trustee or the Collateral Agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary actions will be taken to properly perfect the security interest in such after-acquired Collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Holders of the Step-Up Senior Notes against third parties.

50

(xxvii)	The Reorganized Debtors will in most cases have control over the Collateral securing the Step-Up Senior Notes, and the sale of particular assets by Reorganized Maxcom or the subsidiary guarantors could reduce the pool of assets securing the Step-Up Senior Notes and the guarantees.

The Collateral Documents allow Reorganized Maxcom and the subsidiary guarantors to remain in possession of, to retain exclusive control over, to freely operate and to collect, invest and dispose of any income from the Collateral securing the Step-Up Senior Notes. To the extent the Reorganized Debtors sell any assets that constitute such Collateral, the proceeds from such sale will be subject to the liens securing the Step-Up Senior Notes only to the extent such proceeds would otherwise constitute Collateral securing the Step-Up Senior Notes and the guarantees under the Collateral Documents. To the extent the proceeds from any such sale of Collateral do not constitute Collateral under the Collateral Documents, the pool of assets securing the Step-Up Senior Notes and the subsidiary guarantees would be reduced and the Step-Up Senior Notes and the subsidiary guarantees would not be secured by such proceeds.

XI.          Confirmation Of The Plan

A.           Requirements for Confirmation of the Plan

Among the requirements for the Confirmation of the Plan are that the Plan (i) is accepted by all impaired Classes of Claims and Interests, or if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (ii) is feasible; and (iii) is in the “best interests” of Holders of Claims.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (i) the Plan satisfies or will satisfy all of the necessary statutory requirements of Chapter 11; (ii) the Debtors have complied or will have complied with all of the necessary requirements of Chapter 11; and (iii) the Plan has been proposed in good faith.

B.           Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an equity interest in such class either (i) has accepted the plan or (ii) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtor liquidated under chapter 7.

The Debtors have attached hereto as Exhibit F a liquidation analysis prepared by the Debtors’ management with the assistance of Lazard Frères & Co. LLC (“Lazard”), the Debtors’ financial advisor.

C.           Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtors, or any successor to the debtors (unless such liquidation or reorganization is proposed in the plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors prepared the Projections, as set forth on Exhibit D attached hereto.

D.           Acceptance by Impaired Class

The Bankruptcy Code requires, as a condition to confirmation, that, except in certain circumstances, each class of claims or equity interests that is impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.6

6	A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

51

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds (2/3) in amount and a majority in number actually voting cast their Ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired interests as acceptance by holders of at least two-thirds (2/3) in dollar amount of allowed interests in that class, counting only those interests that actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds (2/3) in amount actually voting cast their Ballots in favor of acceptance.

E.           Valuation of the Debtors

The Debtors have been advised by Lazard with respect to the enterprise value of the Reorganized Debtors, implied by the transactions contemplated under the Plan and Recapitalization Agreement. An estimated range of the consolidated theoretical enterprise value of the Reorganized Debtors on a going-concern basis, including its various assumptions, as estimated by Lazard, is attached hereto as Exhibit E.

THE ESTIMATES OF THE ENTERPRISE VALUE AND EQUITY VALUE CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT REFLECT VALUES ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF EQUITY VALUE OF THE REORGANIZED DEBTORS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH LAZARD’S VALUATION ANALYSIS. THE VALUATION INFORMATION CONTAINED IN EXHIBIT E IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

XII.         CERTAIN SECURITIES LAW MATTERS

A.           Plan Securities

The Plan provides for the Reorganized Debtors to distribute Step-Up Senior Notes and Equity Subscription Rights to Holders of Senior Notes Claims in Class 2 (including any other Equity Interest that any Holder of Senior Notes Claims may acquire as a result of the exercise of the Equity Subscription Rights, the “Plan Securities”).

The Debtors believe that the Plan Securities constitute “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and all applicable state Blue Sky Laws. The Debtors further believe that the offer and sale of the Plan Securities pursuant to the Plan are, and subsequent transfers of the Plan Securities by the holders thereof that are not “underwriters,” as defined in Section 2(a)(11) of the Securities Act and in section 1145(b) of the Bankruptcy Code, will be, exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code and applicable state Blue Sky Laws.

52

B.           Issuance and Resale of Plan Securities under the Plan

(i)	Exemptions from Registration Requirements of the Securities Act and State Blue Sky Laws

The Debtors are relying on exemptions from the registration requirements of the Securities Act, including section 3(a)(9) thereof, to exempt the offer of the Plan Securities that may be deemed to be made pursuant to the solicitation of votes on the Plan. Section 3(a)(9) provides that the registration requirements of the Securities Act will not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.”

The Debtors are also relying on section 18(b)(4)(C) of the Securities Act to exempt from state securities law requirements the offer of the Plan Securities that may be deemed to be made pursuant to the solicitation of votes on the Plan. Section 18(b)(4)(C) provides, among other things, that state securities laws will not apply to securities that are exempt from federal registration under section 3(a)(9) of the Securities Act. The Debtors do not have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the Plan. The Debtors have received assurances that no person will provide any information to holders of Senior Notes relating to the solicitation of votes on the Plan other than to refer the Holders of Senior Notes to the information contained in this Disclosure Statement. In addition, no broker, dealer, salesperson, agent, or any other person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the Plan.

Under current SEC interpretations, securities that are obtained in a transaction satisfying the requirements of Section 3(a)(9) exchange assume the same character (i.e., restricted or unrestricted) as the securities that have been surrendered. In this case, all of the Senior Notes are unrestricted securities. The Plan Securities will therefore also be unrestricted and recipients who are not the Reorganized Debtors’ “affiliates” (as such term is defined in Rule 144 under the Securities Act) will therefore be able to resell the Plan Securities without registration. Recipients who are the Reorganized Debtors’ affiliates may resell their Plan Securities subject to the provisions of Rule 144, absent registration or another appropriate exemption.

Section 1145 of the Bankruptcy Code provides that the registration requirements of section 5 of the Securities Act (and any applicable state Blue Sky Laws) shall not apply to the offer or sale of stock, options, warrants, or other securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization; (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. In reliance upon these exemptions and the exemption set forth in the preceding paragraph, including the exemption provided by section 3(a)(9) and 18(b)(4)(C)of the Securities Act, the offer and sale of the Plan Securities will not be registered under the Securities Act or any applicable state Blue Sky Laws.

To the extent that the issuance of the Plan Securities is covered by section 1145 of the Bankruptcy Code, the Plan Securities may be resold without registration under the Securities Act or other federal securities laws, pursuant to the exemption provided in section 4(1) of the Securities Act, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in section 2(a)(11) of the Securities Act and in section 1145(b) of the Bankruptcy Code. In addition, Plan Securities governed by section 1145 of the Bankruptcy Code generally may be able to be resold without registration under applicable state Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Laws of those states; however, the availability of such exemptions cannot be known unless individual state Blue Sky Laws are examined. Therefore, recipients of the Plan Securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state Blue Sky Laws in any given instance and as to any applicable requirements or conditions to such availability.

Recipients of the Plan Securities are advised to consult with their own legal advisors as to the applicability of section 1145 of the Bankruptcy Code to the Plan Securities and the availability of any exemption from registration under the Securities Act and state Blue Sky Laws.

53

(ii)	Resales of Plan Securities; Definition of Underwriter

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such Claim or Interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (1) with a view to distribution of such securities and (2) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Resales of the Plan Securities by Entities deemed to be “underwriters” (which definition includes “controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of Plan Securities who are deemed to be “underwriters” may be entitled to resell their Plan Securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to the Plan Securities would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the Plan Securities and, in turn, whether any Person may freely resell Plan Securities. The Debtors recommend that potential recipients of Plan Securities consult their own counsel concerning their ability to freely trade such securities without compliance with the Securities Act and applicable state Blue Sky Laws.

54

XIII.	CERTAIN Mexican and United states FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.                         Introduction

The following discussion is a summary of certain Mexican federal and U.S. federal income tax consequences of the consummation of the Plan to the Debtors and to certain Holders of Claims. The following summary does not address the Mexican or U.S. federal income tax consequences to Holders of Claims or Interests not entitled to vote to accept or reject the Plan. This summary is based on the Internal Revenue Code of 1986, as amended (the “IRC”), or the U.S. Treasury Regulations promulgated thereunder, judicial authorities, published administrative positions of the U.S. Internal Revenue Service (the “IRS”), the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta or “LISR”), the federal tax laws, rules and regulations of Mexico, the Tax Administrative Service (Servicio de Administración Tributaria) and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained and the Debtors do not intend to seek a ruling from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein. This summary does not apply to Holders of Claims that are not “U.S. persons” (as such phrase is defined in the IRC). This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain Holders in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies, foreign taxpayers, persons who are related to the Debtors within the meaning of the IRC, persons using a mark-to-market method of accounting, Holders of Claims who are themselves in bankruptcy, and regulated investment companies and those holding, or who will hold, Claims or Equity Interests, as part of a hedge, straddle, conversion, or other integrated transaction). No aspect of state, local, estate, gift, non-Mexican or non-U.S. taxation is addressed. Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim as a “capital asset” (within the meaning of Section 1221 of the IRC). Except as stated otherwise, this summary also assumes that the various debt and other arrangements to which the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form.

Accordingly, the following summary of certain Mexican and U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a holder of a claim. All holders of claims are urged to consult their own tax advisors for the federal, state, local, non-mexican and NON-U.S. tax consequences of the plan.

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX RELATED PENALTIES UNDER THE IRC. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

B.                         Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors

The Debtors do not have a material income tax presence in the United States, and therefore any U.S. federal income tax consequences to the Debtors as a result of the Plan are expected to be immaterial.

C.                         Certain Mexican Federal Income Tax Consequences of the Plan to Holders of Allowed Claims

The following summary contains a description of the principal Mexican tax consequences of the consummation of the Plan to the Debtors and to certain Holders of Senior Notes Claims. This summary is based on the tax laws in force as of the date hereof and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico.

The discussion below does not address all Mexican tax considerations that may be relevant to particular Holders of Senior Notes Claims, nor does it address the special tax rules applicable to certain categories of Holders of Senior Notes Claims or any tax consequences under the tax laws of any state or municipality of Mexico. The U.S. and Mexico have entered into a Convention for the Avoidance of Double Taxation (the “Tax Treaty”). Provisions of the Tax Treaty that may affect the taxation of certain Holders of Senior Notes Claims are summarized below. The U.S. and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters. Mexico has also entered into several other tax treaties that may reduce the amount of Mexican withholding tax to which payments of interest on the Step-Up Senior Notes may be subject.

55

This summary of certain Mexican tax considerations deals with Holders of Claims that (a) are not residents of Mexico for Mexican tax purposes and (b) do not conduct a trade or business through a permanent establishment in Mexico (each, a “Foreign Holder”). For purposes of Mexican Taxation, tax residency is a highly technical definition which involves several factual situations.

In general terms, an individual is a resident of Mexico if he or she has established his or her home in Mexico. When such person also has a home in another country different from Mexico, the individual will be considered a resident of Mexico for tax purposes if his/her center of vital interests is located in Mexico, which is deemed to occur if (i) more than 50% of such individual’s total income, in any calendar year, is from Mexican sources, or (ii) such individual’s principal center of professional activities is located in Mexico.

Mexican nationals who filed a change of tax residence to a country or jurisdiction that does not have a comprehensive exchange of information agreement with Mexico in which his/her income is considered as subject to a preferential tax regime pursuant to the provisions of the Mexican Income Tax Law, will be considered Mexican residents for tax purposes during the year of filing of the notice of such residence change and during the following three years. Unless proven otherwise, a Mexican national is deemed a resident of Mexico for tax purposes. A corporation is considered a resident of Mexico for tax purposes if it maintains the principal administration of its business or the effective location of its management in Mexico, regardless of the country in which such entity was incorporated. A permanent establishment in Mexico of a non-resident person will be treated under the same rules applicable to a resident of Mexico for tax purposes, and will be required to pay taxes in Mexico in accordance with applicable tax laws with respect to income attributable to such permanent establishment. However, any determination of residence should be made considering the particular situation of each person or legal entity.

The tax implications described herein may vary depending on the applicability of a treaty for the avoidance of double taxation in effect. Mexico has entered into several treaties regarding the avoidance of double taxation with various countries that may have an impact on the tax treatment of the Plan.

(a)          Taxation of Interest and Principal

Under the LISR, interest, regardless of the name used is subject to Mexican withholding tax. Among others, interest for Mexican tax purposes refers to yields of credit of any nature, with or without mortgage guarantee and whether entitled or not to participate in the benefits; yields from public debt, bonds and debentures (including premiums and prizes assimilated to such yields), premiums paid on loans of securities, discounts for placement of negotiable securities, bonds or debentures, commissions or payments for the opening or guarantee of credits (regardless of whether such credits are contingent), payments to a third party for opening or guaranteeing a credit (regardless of whether such credits are contingent), payments to a third party for accepting to guarantee negotiable instruments or to furnish a guarantee or accept a liability of any other nature, gain from the transfer of publicly traded securities pursuant to Article 9 of the LISR, as well as gain realized by a foreign resident from the transfer of credits due from a Mexican resident or a foreign resident with a permanent establishment in Mexico, when acquired by a Mexican resident or by a foreign resident with a permanent establishment in this country.

Under the Mexican Income Tax Law, payments of interest made in respect of the Step-Up Senior Notes (including payments of principal in excess of the issue price of such Notes, which, under Mexican law, are deemed to be interest) to a Foreign Holder, will generally be subject to a Mexican withholding tax assessed at a rate of 4.9% if (a) the Step-Up Senior Notes are placed through banks or brokerage houses (casas de bolsa) in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation and such tax treaty is in effect; (b) with respect to the Step-Up Senior Notes, the notice referred in the second paragraph of article 7 of the Mexican Securities Law (Ley del Mercado de Valores) is filed with the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and (c) the information requirements specified by the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público or the “SHCP”) under its general rules are satisfied. If such requirements are not met, the applicable withholding tax rate will be 10%.

As of the date of this Disclosure Statement, neither the Tax Treaty nor any other tax treaty currently in force, provides for a lower withholding tax rate than the 4.9% imposed on interest income earned by foreign residents under the LISR. Therefore, neither the Tax Treaty nor other treaties are expected to have any effect on the Mexican tax consequences described in this summary.

56

A higher income tax withholding rate (30% for 2013, 29% for 2014, and 28% for 2015 and thereafter) will be applicable when the beneficial owners of payments treated as interest, whether directly or indirectly, individually or collectively with related persons, receive more than 5% of the aggregate amount of such payments on the Step-Up Senior Notes and such beneficiaries are (a) shareholders of the Debtors who own, directly or indirectly, individually or collectively with related persons, more than 10% of the Debtors’ voting stock or (b) entities more than 20% the stock of which is owned, directly or indirectly, individually or collectively with related persons, by the Debtors or by persons related to the Debtor. For such purposes, under the LISR, persons are considered related if one possesses an interest in the business of the other, common interests exist between them or a third person holds an interest in the business or property of both persons.

Payments of interest made with respect to the Step-Up Senior Notes to non-Mexican pension or retirement funds will be exempt from Mexican withholding taxes, provided, that any such fund is (a) the beneficial owner of the interest payment with respect to the Step-Up Senior Notes, (b) duly incorporated pursuant to the laws of its country of origin, (c) exempt from income tax in such country, (d) registered with the Ministry of Finance for that purpose and (e) the relevant interest income is exempt from taxes in such country.

Holders of Senior Notes Claims may be requested to, subject to specified exceptions and limitations, provide certain information or documentation necessary to enable us to apply the appropriate Mexican withholding tax rate on interest payments under the Step-Up Senior Notes made by us to such Holders of Senior Notes Claims. In the event that the specified information or documentation concerning the Holders of Senior Claims, if requested, is not timely provided, the Reorganized Debtors may withhold Mexican tax from interest payments on the Step-Up Senior Notes to that Holders of Senior Notes Claims at the maximum applicable rate.

(b)          Gross-Up of Interest Withholding

Debtors are required under current Mexican law to deduct Mexican withholding taxes at the rate of 4.9% from interest payments made to the Holders of Senior Notes Claims who are not residents of Mexico and pay such taxes to the Mexican tax authorities. Debtors will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of interest by each Holder of Senior Notes Claims after the applicable Mexican withholding (including any withholding imposed on the Additional Amounts) will equal the amount of interest that would have been received in the absence of such withholding; provided, however, that no Additional Amounts will be payable with respect to any incremental taxes that would not have been imposed but for the Holders of Senior Notes Claims being a more than 10% owner, directly or indirectly, individually or collectively with related persons of the voting stock in the Debtor and being a beneficial owner, directly or indirectly, individually or collectively with related persons of more than 5% of the interest arising from the Step-Up Senior Notes; provided that notwithstanding the foregoing, such Holders of Senior Notes Claims shall continue to be entitled to any Additional Amounts that otherwise would have been payable to such Holder of Senior Notes Claims had such Holder of Senior Notes Claims direct or indirect ownership remained below the ownership levels specified in this paragraph.

(c)          Payments of Principal

Under the LISR, principal paid to Holders of Senior Notes Claims who are non-residents of Mexico for tax purposes is not subject Mexican withholding taxes or any other similar taxes.

(d)          Taxation of Acquisitions and Dispositions

Pursuant to the LISR, a tax is imposed upon the acquisition at a discount of a Step-Up Senior Notes by a purchaser that is a non-resident of Mexico for tax purposes, to the extent that the seller is a resident of Mexico or a non-resident with a permanent establishment in Mexico. In such case, the difference between the sale price and the aggregate face value and accrued but unpaid interest not previously subject to withholding tax will be deemed interest for Mexican tax purposes. The seller resident of Mexico or a non-resident with a permanent establishment in Mexico shall withhold the tax at the applicable rates mentioned above.

57

Gain resulting from the sale or other disposition of the Step-Up Senior Notes by a Foreign Holder when the purchaser is a resident of Mexico or a non-resident with a permanent establishment in Mexico will be characterized as interest for Mexican tax purposes and thus subject to income tax in Mexico. As a result, the purchaser resident of Mexico or a non-resident with a permanent establishment in Mexico shall withhold the tax at the applicable rates mentioned above. In any case, the difference between the sales price over the face value of the Step-Up Senior Notes will be considered as interest.

(e)          Taxation of Exchange of Senior Notes Claims for Step-Up Senior Notes

No tax effects will be triggered in Mexico derived from the exchange of Senior Notes Claims for Step-Up Senior Notes.

(f)          Transfer and Other Taxes

There is no Mexican stamp, registration or similar taxes payable by a Foreign Holder in connection with the Step-Up Senior Notes. A Foreign Noteholder will not be liable for Mexican estate, gift, inheritance or any similar tax with respect to the Step-Up Senior Notes.

(g)          Exercise or Transfer of Equity Subscription Rights

In the event that Holders of Step-Up Senior Notes exercise their Equity Subscription Rights, under the LISR such exercise will be treated as a capitalization whereby the Holders of the Step-Up Senior Notes exchanged their notes for common stock in Reorganized Maxcom. To the extent the aggregate outstanding principal of the Step-Up Senior Notes and the Reorganized Maxcom stock have the same value, no gain or loss would be recognized. Should the value of the stock amount to less than the aggregate principal amount of the Step-Up Senior Notes delivered to Reorganized Maxcom, such entity shall recognize cancellation of indebtedness income for Mexican tax purposes to the extent of the difference between the value of such stock and the aggregate principal amount of Step-Up Senior Notes so delivered.

In the event that any Foreign Holders of Step-Up Senior Notes transfer their Equity Subscription Rights to a transferee that is resident in Mexico or a non resident with a permanent establishment in Mexico, in connection with a transfer of an aggregate principal amount of Step-Up Senior Notes corresponding to the Exercise Limit, such transfer may be considered to be a taxable event in Mexico. Accordingly, we strongly recommend that each individual transfer be consulted with such Foreign Holder’s Mexican tax counsel in order to assess the potential tax consequences that may arise under Mexican law.

D.                         Certain U.S. Federal Income Tax Consequences of the Plan to Holders of Allowed Claims

As used in this Disclosure Statement, a “U.S. Holder” means a beneficial owner of a Senior Note or a Step-Up Senior Note, as applicable, that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, or any State thereof or the District of Columbia;

•	an estate the income of which is includible in its gross income for U.S. federal income tax purposes without regard to its source; or

•	a trust, if either (x) it is subject to the primary supervision of a court within the United States and one or more “United States persons” has the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a “United States person.”

(i)	Consequences to U.S. Holders of Senior Notes

Pursuant to the Plan, each U.S. Holder of a Senior Notes Claim shall receive such U.S. Holder’s Pro Rata share of the Step-Up Senior Notes, Equity Subscription Rights, and Cash. Whether a U.S. Holder of an allowed Senior Note Claim recognizes gain or loss as a result of the exchange of its Senior Note Claim for the Step-Up Senior Notes, Equity Subscription Rights, and Cash depends, in part, on whether the exchange qualifies as a tax-free recapitalization, which in turn depends on whether the Senior Notes and Step-Up Senior Notes are treated as “securities” for the reorganization provisions of the IRC.

(a)          Treatment of a Debt Instrument as a “Security”

58

Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five (5) years is evidence that the instrument is not a security, whereas a term of ten (10) years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. The Senior Notes had an initial term of approximately eight (8) years and the Step-Up Senior Notes will have a term of approximately seven (7) years. The Debtors believe that the Senior Notes and Step-Up Senior Notes constitute “securities.”

(b)	Treatment of a U.S. Holder of an Allowed Senior Notes Claim if the Exchange of its Claim is Treated as a Reorganization

If the Senior Notes and Step-Up Senior Notes are treated as “securities” for U.S. federal income tax purposes, the exchange of a U.S. Holder’s allowed Senior Notes Claim for Step-Up Senior Notes, Equity Subscription Rights and Cash would be treated as a recapitalization, and therefore a reorganization, under the IRC. In such case, a U.S. Holder would not recognize loss with respect to the exchange but would recognize gain to the extent of the lesser of (1) the amount of Cash received plus the fair market value of the principal amount of Step-Up Senior Notes received in excess of the principal amount of the Senior Notes surrendered and (2) the amount of any gain realized on the exchange (generally equal to (A) the sum of the issue price of the Step-Up Senior Notes, the fair market value of the Equity Subscription Rights and the amount of Cash received that are not allocable to accrued but untaxed interest minus (B) the U.S. Holder’s adjusted basis in the Senior Notes Claims) (see discussion below, “Accrued Interest”). Such U.S. Holder’s tax basis in its Step-Up Senior Notes and Equity Subscription Rights would be equal to the tax basis of the allowed Senior Notes Claim surrendered therefor, plus any gain recognized on the exchange, minus any Cash received plus the fair market value of the principal amount of Step-Up Senior Notes received in excess of the principal amount of the Senior Notes surrendered but not allocable to accrued but untaxed interest, and a U.S. Holder’s holding period for its Step-Up Senior Notes and Equity Subscription Rights would include the holding period for the obligation constituting the surrendered allowed Senior Notes Claim; provided that the tax basis of the Step-Up Senior Notes or Equity Subscription Rights treated as received in satisfaction of accrued but untaxed interest would equal the amount of such accrued but untaxed interest, and the holding period for any such Step-Up Senior Notes or Equity Subscription Rights would not include the holding period of the allowed Senior Notes Claim..

(c)	Treatment of a U.S. Holder of an Allowed Senior Notes Claim if the Exchange of its Claim is not Treated as a Reorganization

If the Senior Notes or Step-Up Senior Notes are not treated as “securities” for U.S. federal income tax purposes, a U.S. Holder of such a claim would be treated as exchanging its allowed Senior Notes Claim for Step-Up Senior Notes, Equity Subscription Rights and Cash in a fully taxable exchange. A U.S. Holder of an allowed Senior Notes Claim who is subject to this treatment would recognize gain or loss equal to the difference between (1) the sum of the issue price of the Step-Up Senior Notes, the fair market value of the Equity Subscription Rights and the amount of Cash that are not allocable to accrued but untaxed interest, and (2) the U.S. Holder’s adjusted tax basis in the obligation constituting the surrendered allowed Senior Notes Claim. Subject to the discussions below of “Accrued Interest” and “Market Discount,” such gain or loss will generally be capital gain or loss. A U.S. Holder’s tax basis in the Step-Up Senior Notes would equal their issue price. A U.S. holder’s tax basis in the Equity Subscription Rights would equal the Equity Subscription Rights’ fair market value. A U.S. Holder’s holding period for the Step-Up Senior Notes and Equity Subscription Rights received on the Effective Date would begin on the day following the Effective Date.

59

(ii)	Accrued Interest

To the extent that any amount received by a U.S. Holder of a surrendered allowed claim under the Plan is attributable to accrued but unpaid interest and such amount has not previously been included in the U.S. Holder’s gross income, such amount will be taxable to the U.S. Holder as ordinary interest income. Conversely, a U.S. Holder of a surrendered allowed claim will generally recognize a deductible loss to the extent that any accrued interest on the debt instruments constituting such claim was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors.

The extent to which the consideration received by a U.S. Holder of a surrendered allowed claim will be attributable to accrued interest on the debts constituting the surrendered allowed claim is unclear. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest. Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear. Pursuant to the Plan, distributions of Cash in respect of allowed Senior Notes Claims shall be allocated to accrued but unpaid interest. However, the provisions of the Plan are not binding on the IRS nor a court with respect to the appropriate tax treatment for creditors.

(iii)	Foreign Tax Credits

Any gain or loss recognized by a U.S. Holder on the exchange (if the exchange does not qualify as a recapitalization) generally should be treated as U.S.-source income or loss for U.S. foreign tax credit purposes. Accrued interest income with respect to the Senior Notes that is treated as paid as a result of the exchange (including accrued market discount not previously included in income by the U.S. Holder) will constitute income from sources outside the United States and generally will constitute “passive category income” for U.S. foreign tax credit purposes. The rules governing U.S. foreign tax credits are complex, and a U.S. Holder is urged to consult its tax advisor regarding the application of the rules to your particular circumstances.

(iv)	Stated Interest and Additional Amounts

To the extent the stated interest with respect to any taxable period does not exceed 6% per annum (i.e., the minimum fixed rate payable throughout the term of the Step-Up Senior Notes), the stated interest (and additional amounts, if any, paid in respect of taxes imposed thereon) will be “qualified stated interest,” which is stated interest unconditionally payable in cash or property (other than in debt instruments of the issuer) at least annually at a single fixed rate of interest. Any stated interest payable at a rate in excess of 6% per annum (the “excess stated interest”), and additional amounts, if any, paid in respect of taxes imposed on excess stated interest payments on the Step-Up Senior Notes will not be qualified stated interest and may be treated as original issue discount (“OID”) as discussed below. A U.S. Holder generally must include in the U.S. Holder’s gross income for U.S. federal income tax purposes all qualified stated interest with respect to the Step-Up Senior Notes, and additional amounts thereon, if any, on account of non-U.S. withholding taxes (in each case, without reduction for any such taxes withheld), at the time they are paid or accrued in accordance with the U.S. Holder’s usual method of accounting for U.S. federal income tax purposes. Because a U.S. Holder’s stated interest income (including excess stated interest) will not be reduced by the non-U.S. taxes withheld, a U.S. Holder will generally be required to include more interest (or OID) in the U.S. Holder’s gross income for U.S. federal income tax purposes than the U.S. Holder actually receives in cash interest.

However, a U.S. Holder may, subject to certain limitations, be eligible to claim the Mexican taxes withheld as a credit or deduction for purposes of computing its U.S. federal income tax liability, even though the payment of these taxes will be remitted by us. Interest and additional amounts paid on the Step-Up Senior Notes will constitute income from sources without the United States for U.S. foreign tax credit purposes. This foreign source income generally will constitute “passive category income” for U.S. foreign tax credit purposes. The rules relating to the calculation and timing of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions, involves the application of complex rules that depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult with their own tax advisors with regard to the availability of a credit or deduction in respect of foreign taxes and, in particular, the application of the foreign tax credit rules to their particular situations.

60

(v)	Issue Price

The issue price of the Step-Up Senior Notes will depend on whether the Senior Notes or the Step-Up Senior Notes are considered, for U.S. federal income tax purposes, to be traded on an established market. If the Step-Up Senior Notes are considered to be traded on an established market, the issue price of the Step-Up Senior Notes would be the fair market value of the Step-Up Senior Notes on the date of the exchange. If the Step-Up Senior Notes are not considered to be traded on an established market but the Senior Notes are considered to be traded on an established market, the issue price of the Step-Up Senior Notes would be the fair market value, on the date of the exchange, of the portion of the Senior Notes exchanged for the Step-Up Senior Notes. If neither the Step-Up Senior Notes nor the Senior Notes are considered to be traded on an established market, the issue price of the Step-Up Senior Notes would be their stated principal amount. Although not free from doubt, the Debtors believe that it is likely that both the Step-Up Senior Notes and the Senior Notes will be considered to be traded on an established market at the time of the exchange, and, therefore, that the issue price of the Step-Up Senior Notes will be the fair market value of such notes on the date of the exchange. The Debtors’ determination whether the Senior Notes or Step-Up Senior Notes are considered to be traded on an established market and, if so, the issue price of the Step-Up Senior Notes, is binding on each U.S. Holder unless it explicitly discloses to the IRS, on its timely filed U.S. federal income tax return for the taxable year that includes the date of the exchange, that its determination is different from the Debtors’, the reason for its different determination, and, if appropriate, how it determined the issue price. The Debtors will make their determination of the issue price available to Holders on the Reorganized Debtors’ website www.maxcom.com within 90 days of the Effective Date.

(vi)	Original Issue Discount

Whether an exchange is treated as a recapitalization or a fully taxable exchange, any excess stated interest, and additional amounts, if any, on account of non-U.S. withholding taxes on such excess stated interest, will generally be treated as OID. In addition, a Step-Up Senior Note will have OID to the extent the issue price of such Step-Up Senior Note (determined as described above under “—Issue Price”) is less than its “stated redemption price at maturity,” subject to a statutory de minimis exception. The stated redemption price at maturity of a Step-Up Senior Note will equal the sum of all payments required under the note other than payments of qualified stated interest. A U.S. Holder (whether a cash or accrual method taxpayer) generally will be required to include in gross income (as ordinary income) any OID as the OID accrues (on a constant yield to maturity basis), before the U.S. Holder’s receipt of cash payments attributable to such OID.

If a U.S. Holder has “acquisition premium” with respect to the Step-Up Senior Notes (i.e., if such U.S. Holder’s adjusted tax basis immediately after the exchange is greater than the Step-Up Senior Notes’ issue price, but less than the Step-Up Senior Notes stated redemption price at maturity, the amount of OID that such U.S. Holder would include in gross income would be reduced to reflect the acquisition premium.

The rules regarding OID are complex. A U.S. Holder should consult their own tax advisors regarding the consequences of OID, including the amount of OID that such U.S. Holder would include in gross income for a taxable year.

(vii)	Market Discount

Under the “market discount” provisions of Sections 1276 through 1278 of the IRC, some or all of any gain realized by a U.S. Holder exchanging the debt instruments constituting its allowed claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt constituting the surrendered allowed claim.

In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or, (b) in the case of a debt instrument issued with OID (as described above), its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

61

Any gain recognized by a U.S. Holder on the taxable disposition (determined as described below) of debts that it acquired with market discount will generally be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued). To the extent that the surrendered debts that had been acquired with market discount are exchanged in a tax-free or other reorganization transaction for other property (as may occur here), any market discount that accrued on such debts but was not recognized by the U.S. Holder may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument.

(viii)	Amortizable Bond Premium

If a U.S. Holder has an adjusted tax basis in its Step-Up Senior Notes immediately after the exchange which exceeds the stated principal amount of its Step-Up Senior Notes, the U.S. Holder would be considered to have amortizable bond premium equal to such excess, and such U.S. Holder would not be required to include any OID in gross income in respect of the Step-Up Senior Notes. In addition, a U.S. Holder may elect to amortize this premium using a constant yield method over the term of the Step-Up Senior Notes. Special rules may apply in the case of notes, like the Step-Up Senior Notes, that are subject to optional redemption. A U.S. Holder who elects to amortize bond premium may offset each interest payment on such Step-Up Senior Notes by the portion of the bond premium allocable to the payment and must reduce its tax basis in the Step-Up Senior Notes by the amount of the premium so amortized. If a U.S. Holder does not elect to amortize any bond premium and holds the Step-Up Senior Notes to maturity, then, in general, such U.S. Holder will recognize a capital loss equal to the amount of such premium when the Step-Up Senior Notes mature. If a U.S. Holder makes the election, it generally will apply to all debt instruments that it holds at the time of the election, as well as any debt instruments that such U.S. Holder subsequently acquires. In addition, a U.S. Holder may not revoke the election without the consent of the IRS. U.S. Holders should consult their own tax advisor regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

(ix)	Sale, Exchange, or Other Taxable Disposition of Step-Up Senior Notes

Unless a non-recognition provision applies and subject to the discussion above with respect to market discount, upon the sale, exchange or other taxable disposition of its Step-Up Senior Notes, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the disposition (except amounts attributable to accrued but unpaid interest on Step-Up Senior Notes, which amounts will be treated as ordinary interest income to the extent not previously included in the U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the Step-Up Senior Notes immediately before the disposition. The adjusted tax basis of the Step-Up Senior Notes generally will equal the U.S. Holder’s initial tax basis in the Step-Up Senior Notes calculated as described above, increased by any market discount and OID includible in income by the U.S. Holder with respect to the Step-Up Senior Notes, and reduced by any premium amortized by such U.S. Holder with respect to the Step-Up Senior Notes. For these purposes, the amount realized does not include amounts attributable to accrued interest. Except to the extent of any accrued market discount on the Step-Up Senior Notes not previously included in income by the U.S. Holder, with respect to which any gain will be treated as ordinary income, gain or loss realized on the sale, exchange or other taxable disposition of a Step-Up Senior Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition the Step-Up Senior Note has been held by the U.S. Holder for more than one (1) year. Certain non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation on long-term capital gains under current law. There are limitations on the deductibility of capital losses.

If any foreign income tax is withheld on the sale, exchange, or other taxable disposition of a Step-Up Senior Note, the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale, exchange or other taxable disposition before deduction of such tax. Capital gain or loss, if any, realized by a U.S. Holder on the sale, exchange, or other taxable disposition of a Step-Up Senior Note generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes (except that accrued interest income with respect to the Step-Up Senior Notes that is treated as paid as a result of the disposition (including accrued market discount not previously included in income by the U.S. Holder) will constitute income from sources outside the United States and generally will constitute “passive category income” for U.S. foreign tax credit purposes). Consequently, in the case of a gain from the sale, exchange or other taxable disposition of a Step-Up Senior Note that is subject to foreign income tax, the U.S. Holder may not be able to benefit from the foreign tax credit for the tax unless the U.S. Holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. Holder may take a deduction for the foreign income tax if the U.S. Holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits in their particular circumstances.

62

(x)	Exercise or Sale of Equity Subscription Rights

While the treatment of the Step-Up Senior Notes as “securities” is not free from doubt (as discussed in section (i)(a) above), if they are treated as securities, the exercise of Equity Subscription Rights by a U.S. Holder will likely not give rise to taxable gain or loss. Furthermore, so long as the Step-Up Senior Notes are treated as “securities,” the holding period of the Series A Common Stock acquired upon exercise of the Equity Subscription Rights would likely include the holding period of such Equity Subscription Rights and the Step-Up Senior Notes paid in connection with the exercise, and the U.S. Holder's tax basis in the Series A Common Stock acquired should include the U.S. Holder's tax basis in the Equity Subscription Rights plus the U.S. Holder's tax basis in the Step-Up Senior Notes paid in connection with the exercise. However, if the Step-Up Senior Notes are not treated as “securities” then the holding period of the Series A Common Stock acquired upon the exercise of the Equity Subscription Rights would begin on the date of such exercise, a U.S. Holder’s tax basis in the such stock would include the U.S. holder’s tax basis in the Equity Subscription Rights plus the fair market value of the Step-Up Senior Notes paid in connection with the exercise, and the U.S. Holder would recognize gain or loss on the exchange of such Step-Up Senior Notes as discussed in section (ix) above. In the event that a U.S. Holder sells its Equity Subscription Rights in a taxable transaction, the U.S. Holder will recognize gain or loss upon such sale in an amount equal to the difference between the amount realized upon such sale and the U.S. Holder’s tax basis in the Equity Subscription Rights. Such gain or loss shall be treated as gain or loss from the sale or exchange of property which has the same character as the Series A Common Stock to which the Equity Subscription Rights relate would have had in the hands of the U.S. Holder if such stock had been acquired by the U.S. Holder upon exercise. If such sale gives rise to capital gain or loss to the U.S. Holder, such gain or loss shall be long-term or short-term in character based upon such U.S. Holder’s holding period for his or her Equity Subscription Rights.

(xi)	Withholding and Reporting

The Debtors will withhold all amounts required by law to be withheld from payments of interest. The Debtors will comply with all applicable reporting requirements of the IRC. In general, information reporting requirements may apply to distributions or payments made to a U.S. Holder of a claim. Additionally, backup withholding, currently at a rate of 28%, will generally apply to such payments if a U.S. Holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund from the IRS, provided that the required information is provided to the IRS.

In addition, from an information reporting perspective, U.S. Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. U.S. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the U.S. Holders’ tax returns.

63

(xii)	Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its interest income on the Step-Up Senior Notes and its net gains from the disposition of the Step-Up Senior Notes or Equity Subscription Rights, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of the Step-Up Senior Notes.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF MEXICAN AND U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-MEXICAN OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIV.	REGULATORY APPROVALS REQUIRED TO APPROVE THIS TRANSACTION

The Debtors are subject to significant ongoing regulatory approvals in order to operate their business. These approvals primarily relate to concessions the Debtors receive from the Mexican government in accordance with Mexican telecommunications law, as outlined below. The Debtors’ business is entirely dependent upon the ability to secure and maintain these concessions, without which the Debtors would be unable to provide telecommunications services in Mexico. In order to do so, the Debtors must comply on an ongoing basis with certain conditions including technical and financial requirements, restrictions relating to ownership and transfer of ownership, and disclosure obligations. Failure to comply with these conditions may trigger termination of the Debtors’ concessions. Accordingly, various actions contemplated by the Plan are subject to approval by the Mexican government, and failure to secure such approvals may materially and adversely affect the ability of the Debtors to achieve Confirmation and Consummation of the Plan.

The Debtors are also subject to federal regulations related to rates applied to customers and between telecommunications operators. The Debtors may also be subject to federal and municipal regulation in locations where the Debtors operate transmission antennas and telecommunication sites.

A.	Mexican Telecommunications Laws

The telecommunications industry in Mexico is subject to the Mexican Federal Telecommunications Law which was enacted in 1995. However, certain rules set forth under the General Means of Communications Law, the Telecommunications Regulation and the rules promulgated thereunder generally remain effective and are referred to as the Old Telecommunications Law.

Under the Mexican Federal Telecommunications Law, the Mexican telecommunications industry is regulated for administrative and operational matters by Cofetel. Cofetel was created in 1996 as an autonomous entity from the SCT to regulate and promote the efficient development of the telecommunications industry in Mexico. Cofetel is responsible for, among other things:

•	enacting regulations and technical standards for the telecommunications industry;

•	ensuring that holders fulfill the terms of their concessions and permits;

•	suspending operators without concessions;

•	resolving interconnection controversies between competitors;

•	maintaining a telecommunications registry; and

•	maintaining a registry of applicable rates.

64

The SCT retains the authority to grant all concessions and permits. Cofetel makes recommendations to the SCT on major issues, such as amending existing telecommunications laws, allocating spectrum frequencies, granting, transferring, renewing or revoking concessions and applying penalties for violations of provisions contained in the concession titles. The SCT has final decision-making power on these issues. Once a final decision is made, Cofetel implements the related regulations.

B.	Concessions Overview

The SCT grants concessions to operators of public telecommunications networks to provide specific telecommunications services in designated areas of Mexico or nationwide. Public telecommunications network concessions granted by the SCT can cover a broad range of services, from local and long-distance telephone services, value added services, such as Internet, to restricted television services, including cable television services. However, once the SCT grants a concession, the concessionaire can expand the scope of its concession to cover new services by submitting an application to, and obtaining the approval from, the SCT. To provide telephony services in Mexico through a public network, a service provider must first obtain a concession from the SCT. Pursuant to the Mexican Federal Telecommunications Law, concessions for public telephony networks may not exceed a term of thirty (30) years and concessions for spectrum frequencies may not exceed a term of twenty (20) years. Generally, concessions for public telephony networks may be extended for a term equivalent to the term for which the concession was originally granted if the concessionaire is in compliance with the terms of the concession and has filed an extension request in a timely manner prior to the expiration of the concession.

Concessions for spectrum frequencies and microwave transmission concessions will be reauctioned at least three (3) years prior to their expiration date. Concessions specify, among other things:

•	the type and technical specifications of the network, system or services that may be provided;

•	the allocated spectrum frequencies, if applicable;

•	the geographical region in which the holder of the concession may provide the service;

•	the required capital expenditure program;

•	the term during which such service may be provided the payment, where applicable, required to be made to acquire the concession, including, where applicable, the participation of the Mexican government in the revenues of the holder of the concession or the periodic payments to be made to the Mexican government;

•	the amount of the surety bond (fianza); and

•	rights granted to and obligations imposed on the concession holder.

C.	Conditions to the Debtors’ Concessions

The Debtors concessions are subject to certain conditions, described above and outlined below.

(a)	Technical and Financial Requirements

The terms of the Debtors’ concessions further require the Debtors to satisfy a number of technical, build-out and financial conditions. A failure to comply with any of the terms of the Debtors’ concessions or to obtain the waiver or modification could result in the revocation or termination of any of these concessions, the imposition of new terms applicable to the Debtors’ concessions or imposition of fines. The Mexican government would not be required to indemnify the Debtors in case of such revocation or termination. A failure to comply with any of the terms of the Debtors’ concessions could also result in the loss of surety bonds that the Debtors were required to issue in favor of the SCT. The Debtors have issued surety bonds in the amount of Ps$0.52 million with respect to the Debtors’ local telephony and long-distance concessions, Ps$1.81 million with respect to all seven of the Debtors’ point-to-point microwave concessions and Ps$0.26 million with respect to all three of the Debtors’ point-to-multipoint microwave concessions.

65

(b)	Ownership Restrictions

Under the recent reform to the Mexican Constitution, the restriction to foreign investment in telecommunications companies was eliminated.

The terms of most public telecommunications network concessions, including the Debtors, require SCT approval in the event of a transfer of more than 10% of a concessionaire’s outstanding capital stock, except share representing non-voting or limited-voting stock, also known as “neutral stock.” SCT approval is not required for the transfer of the shares of a holding company that controls a company with a public telecommunications network concession. The transfer of an existing public telecommunications network concession from one operator to another operator also requires the approval of the SCT, as well as the approval of the CFC. To the extent that any Holder transfers Equity Interests pursuant to the Equity Tender Offer contemplated by the Plan, such Holder shall be subject to applicable regulatory requirements.

(c)	Transfer Restrictions

In order to transfer concessions, the SCT must approve the transfer of the concession title, the assignee must agree to comply with the terms of the concession and such a transfer must not violate the foreign ownership requirements of the Mexican Federal Telecommunications Law and the Mexican Foreign Investment Law.

(d)	Material Ongoing Disclosure Obligations

Each concession title sets forth the ongoing obligations that the Debtors must meet on a monthly, quarterly or annual basis vis-à-vis the SCT and Cofetel. The Debtors’ principal ongoing obligations include the following:

•	File information related to each concessionaire’s shareholders on the first quarter of every year;

•	Prepare a monthly report on any failures and interruptions of the services;

•	Prepare quarterly quality of services reports which shall be filed before the SCT if required;

•	Prepare commercial practices guidelines which shall be available for review by any third party;

•	Prepare an emergency response plan which shall be filed before the SCT during the following six (6) months after the relevant concession granting date;

•	Notify the SCT of any relevant event that could affect the provision of the services or the performance of the network;

•	Register its service fees with Cofetel each time they are modified;

•	File within the following one-hundred fifty (150) calendar days after the last day of the preceding fiscal year (i) the corresponding audited financial statements, (ii) a description of the principal assets of the network, and (iii) a report on the employee training and teaching programs that are being implemented;

•	Prepare a quarterly report on the status of the expansion and coverage of the network;

•	Make available the internal statistics on traffic, routing and performance of the network;

•	Grant a surety bond in favor of the SCT to guarantee its obligations under the concession;

•	File with the SCT within the following sixty (60) calendar days after the concession granting date a plan describing the coverage and extension of the network; and

66

•	File with the SCT the form of agreement to be entered with the concessionaire’s subscribers.

Failure to comply with the above-mentioned obligations usually entails penalties investigated and proposed by Cofetel and imposed by the SCT. In certain cases, failure to comply with these obligations may result in revocation of the relevant concession.

To the extent any of the actions contemplated by the Plan trigger any of the Debtors’ disclosure obligations, the Debtors will promptly make the requisite filing in order to ensure compliance with the Debtors’ concessions.

(e)	Events Triggering Termination

A concession or a permit may be terminated pursuant to the Mexican Federal Telecommunications Law upon the occurrence of any of the following events:

•	expiration of its term;

•	resignation by the concession holder or the permit holder;

•	revocation; or

•	dissolution or bankruptcy of the concession holder or the permit holder.

A concession or a permit may be revoked prior to the end of its term under certain circumstances, including:

•	failure to exercise the rights of the concession within one-hundred eighty (180) calendar days of the grant;

•	failure to provide interconnection services to other holders of telecommunications concessions and permits;

•	without reason;

•	loss of the concession or permit holder’s Mexican nationality;

•	unauthorized assignment, transfer, or encumbrance of the concession or permit;

•	unauthorized interruption of service;

•	taking any action that impairs the rights of other concessionaires or permit holders;

•	failure to comply with the obligations or conditions specified in the concession or permit (including making any necessary investments and capital expenditures); and

•	failure to pay to the Mexican government its fee for the concession or, where applicable, its participation in the revenues of the holder of the concession.

The SCT may revoke a concession for violations in any of the circumstances referred to in the first four events described above. Under the last four events described above, the SCT would have to fine the concessionaire at least three times for the same failure before moving to revoke a concession. No indemnification may be claimed or paid in the event of revocation. The Debtors are, however, reasonably confident that such concessions will not be revoked.

67

D.	Rates for Telecommunications Services and Between Telecommunications Operators

Under the Mexican Federal Telecommunications Law, rates for telecommunications services (including local, mobile and long-distance services) are freely determined by the providers of such services, except that such rates may not be set below a service provider’s long-term incremental cost. All rates for telecommunications services (other than value-added services) must be registered with Cofetel prior to becoming effective. In addition, Cofetel is authorized to impose specific rate, quality and service requirements on those companies determined by the CFC to have substantial market power pursuant to the provisions of Mexico’s antitrust statute. The Mexican Federal Telecommunications Law also prohibits telecommunications providers from cross-subsidizing among their services and requires that they keep separate accounting for each of their services.

(a)	Cofetel Resolution

On June 14, 2011, the Debtors received from Cofetel, the Mexican Federal Telecommunications Commission, the final outcome regarding the dispute filed with Cofetel on December 22, 2010 about the interconnection tariffs between the Debtors and the mobile operators: “Calling Party Pays” (CPP) and “Calling Party Pays National” (CPPN), based on the Articles 42, 43, and 44 of the Mexican Telecommunications Law issued by the SCT. Cofetel has resolved that the CPP and CPPN tariffs to be paid by us to the main mobile telecommunication carriers is Ps$0.3912 per minute (without any rounding), for the period, January 1, 2011 to December 31, 2011. During 2010, the Debtors paid Ps$1.0 per minute for these interconnection tariffs. Cofetel set these tariffs based on the principle of Long Term Incremental Total Cost (CITLP). It is probable that for the subsequent years until 2015, Cofetel will issue, on a yearly basis, resolutions oriented towards lowering the tariff established in 2011. If Cofetel applies the same cost model used for the 2011 resolution, the most probable result would be an additional 10% decrease in the interconnection tariff.

The Debtors have filed a dispute for retroactive interconnection tariffs against the mobile carriers for the years 2006 to 2010 before Cofetel. Some local operators have reached an agreement with respect to the “Calling Party Pays” interconnection tariffs for 2012, 2013 and 2014 at Ps$0.3618, Ps$0.3305 and Ps$0.3094, respectively, while other operators, including the Debtors, have not reached an agreement but are currently paying the tariffs.

(b)	Interconnection

In accordance with the Mexican telecommunications laws, all local telecommunications carriers are required to provide interconnection to each local, long-distance and mobile carrier operating in Mexico. All terms of interconnection, such as point of interconnection, are negotiated between telecommunication carriers under Cofetel’s supervision. Should telecommunication carriers be unable to agree on the terms of interconnection, including rates, after a certain period of negotiation, either carrier may request that Cofetel resolve any interconnection term at issue. Telecommunications carriers are prohibited from adopting discriminatory practices in the application of rates or any other terms of interconnection.

E.	State, Municipal, and Other Mexican Regulatory Approvals

In addition to the regulatory approvals outlined above, the Debtors’ transmission antennas and telecommunication sites are located in sites that may require state, municipal, and federal approvals to operate.

XV.	SOLICITATION AND VOTING PROCEDURES

The following summarizes briefly the procedures to accept or reject the Plan. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

A.	The Solicitation Package

The following materials constitute the Solicitation Package:

68

•	the appropriate Ballots or Master Ballots[7] and applicable Voting Instructions;

•	a pre-addressed, postage pre-paid return envelope; and

•	a CD-ROM containing this Disclosure Statement with all exhibits, including the Plan, and any other supplements or amendments to these documents.

The voting Class, Class 2, shall be served with physical copies and by electronic mail, if available, of this Disclosure Statement with all exhibits, including the Plan (and the appropriate ballot). Any party who desires additional or paper copies of these documents may request copies from the Balloting Agent by writing to Maxcom Case Administration, c/o GCG, P.O. Box 9992, Dublin, OH 43017-5992 or calling Domestic Toll Free (866) 337-8901, or International Toll (202) 470-4974.

The Plan Supplement will be Filed no later than five (5) Business Days before the Confirmation Hearing on notice to parties in interest, and additional documents may be Filed before the Effective Date as supplements or amendments to the Plan Supplement, including the following: (a) the New Corporate Governance Documents; (b) the Rejected Executory Contract and Unexpired Lease List, if any; (c) a list of retained Causes of Action, if any; (d) the Management Incentive Program; (e) the identification of any Disbursing Agent other than the Reorganized Debtors; (f) the Step-Up Senior Notes Indenture; (g) the Collateral Documents; and (h) a list of the identity and affiliation of any individual who is proposed to serve as an officer or director of any Reorganized Debtor. The detailed terms of the documents to be contained in the Plan Supplement have yet to be finalized and will continue to be negotiated by the Debtors. When Filed, the Plan Supplement will be available in both electronic and hard copy form, although the Debtors will not serve paper or CD-ROM copies. Details about how to access the Plan Supplement will be provided in the notice sent to all parties in interest upon the commencement of the Chapter 11 Cases.

B.	Voting Deadline

The period during which Ballots and Master Ballots with respect to the Plan will be accepted by the Debtors will terminate at 12:00 p.m. (prevailing Eastern Time) on July 23, 2013. Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots and Master Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).

The Debtors reserve the absolute right (subject to the Restructuring Support Agreement), at any time or from time to time, to extend the period of time (on a daily basis, if necessary) during which Ballots and Master Ballots will be accepted for any reason, including determining whether or not the requisite number of acceptances have been received, by making a public announcement of such extension no later than the first Business Day next succeeding the previously announced Voting Deadline. The Debtors will give notice of any such extension in a manner deemed reasonable to the Debtors in their discretion. There can be no assurance that the Debtors will exercise its right to extend the Voting Deadline.

C.	Voting Instructions

Only the Holders of Allowed Class 2 Senior Notes Claims as of the Voting Record Date are entitled to vote to accept or reject the Plan. Ballots may be returned to the Voting Agent by electronic mail or facsimile provided that a paper copy with an original signature is also returned as soon as practicable thereafter either by hand delivery, overnight courier or in the envelope provided. Master Ballots will clearly indicate the appropriate return address. Beneficial Owners of the Debtors’ Senior Notes who hold their position through a nominee (the “Nominee”) will receive Beneficial Owner Ballots from Nominees, and such Beneficial Owners will be instructed to comply with the return instructions provided by the Nominee. It is important to follow the specific instructions provided on each Beneficial Ballot or Master Ballot. Master Ballots should be sent to the Balloting Agent on or before the Voting Deadline as indicated in the chart below.

[7]	In accordance with customary practice, the Master Ballot(s) will be served at substantially the same time as the Solicitation Packages.

69

The Debtors are providing the Solicitation Package to Holders of Senior Notes Claims and their Nominees whose names appear as of the Voting Record Date in the records maintained by the Depository Trust Company.

The Debtors have engaged GCG as the Balloting Agent to assist in the balloting and tabulation process. The Balloting Agent will process and tabulate Ballots and Master Ballots for each Class entitled to vote to accept or reject the Plan and will File the Voting Report as soon as practicable after the Petition Date, which Voting Report may be supplemented after being Filed.

The deadline by which the Balloting Agent must receive your Nominee’s Master Ballot is 12:00 p.m. (prevailing Eastern Time) on July 23, 2013.

Any Ballot or Master Ballot that is properly executed, but which does not clearly indicate an acceptance or rejection of the Plan or which indicates both an acceptance and a rejection of the Plan, shall not be counted.

All Ballots are accompanied by return envelopes. It is important to follow the specific instructions provided on each Ballot. The contact information for returning a Master Ballot is as follows:

BALLOTS AND MASTER BALLOTS
Via 1st Class or Regular Mail: Maxcom Case Administration c/o GCG P.O. Box 9992 Dublin, OH 43017-5992	Via Overnight Courier or Hand Delivery Maxcom Case Administration c/o GCG 5151 Blazer Parkway, Suite A Dublin, OH 43017
Email for Returning Ballots: MaxcomBallotProcessing@gcginc.com
Fax Number for Returning Ballots: (614) 553-1544

(i)	Note to Class 2 Claim Holders.

(a)	Certification.

By signing and returning a Ballot or Master Ballot, each Holder of a Senior Notes Claim in Class 2 will be certifying to the Bankruptcy Court and the Debtors that, among other things:

•	the Holder has received and reviewed a copy of the Disclosure Statement and Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

•	the Holder has not relied on any statement made or other information received from any person with respect to the Plan other than the information contained in the Solicitation Package or other publicly available materials;

•	the Holder has cast the same vote with respect to all Claims in Class 2; and

•	no other Ballots or Master Ballots with respect to the same Claim have been cast, or, if any other Ballots or Master Ballots have been cast with respect to such Claim, then any such Ballots or Master Ballots are thereby revoked, in accordance with the procedures set forth herein.

70

(b)	Beneficial Owners.

Any Beneficial Owner holding Class 2 Claims in a “street name” as of the Voting Record Date who has not received a Beneficial Owner Ballot may vote on the Plan by one of the following two methods (as selected by such Beneficial Owner’s Nominee):

•	Complete and sign the enclosed Beneficial Owner Ballot. Return the Ballot to the Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to GCG on a Master Ballot by the Voting Deadline. If no self-addressed, postage pre-paid envelope was enclosed for this purpose, the Nominee must be contacted for instructions. If it is your custom to communicate with your Nominee by other means such as email, facsimile, internet, or telephone, then you may communicate your voting instructions by such means.

•	Complete and sign the pre-validated Ballot (as described below) provided to the Holder by the Nominee. The Holder will then return the pre-validated Ballot to GCG by the Voting Deadline using the enclosed self-addressed, postage pre-paid envelope.

Any Ballot returned to a Nominee by a Beneficial Owner described in this section will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to GCG that Ballot (properly validated) or a Master Ballot that reflects the vote of such Beneficial Owner.

If any Beneficial Owner holding Claims through more than one Nominee, such Beneficial Owner should execute a separate Beneficial Ballot for each Nominee and complete Item 4 of each Beneficial Owner Ballot. The Balloting Agent may validate the Ballot with the Nominees and by voting, the Beneficial Owner directs the Nominees to provide any information requested to make such validation.

(c)	Nominees.

A Nominee that on the Voting Record Date is the registered Holder of Claims for a Beneficial Owner should obtain the vote of such Beneficial Owner of such Claims.

(i)	Pre-validated Ballots.

A Nominee may pre-validate a Ballot by: (a) signing the Ballot; (b) indicating on the Ballot the name of the Beneficial Owner and the amount of Claims held by the Nominee in the principal amount for such Beneficial Owner; and (c) forwarding such Ballot together with the Solicitation Package and other materials requested to be forwarded, to such Beneficial Owner for voting. The Beneficial Owner must then review and complete the information requested in the Ballot, and return the Ballot directly to GCG in the pre-addressed, postage pre-paid envelope (or as otherwise noted above) so that it is received by GCG before the Voting Deadline. A list of the Beneficial Owners to whom “pre-validated” Ballots were delivered should be maintained by the Nominee for inspection for at least one (1) year from the Voting Deadline.

(ii)	Master Ballots.

A Nominee may obtain the votes of Beneficial Owners by forwarding to the Beneficial Owners the unsigned Beneficial Owner Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such Beneficial Owner must then indicate its vote on the Ballot, review and complete the information requested in the Ballot, execute the Ballot, and return the Ballot to the Nominee, or, according to the customary practices of the parties, a Beneficial Owner may communicate voting instructions to the Nominee by other means, such as email, facsimile, internet or telephone. After collecting the Beneficial Ballots or voting instructions, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot to GCG so that it is received by GCG before the Voting Deadline. All Ballots and evidence of voting instructions returned by Beneficial Owners should be retained by Nominees for a period of one year after the Effective Date of the Plan and should be produced upon written request of the Debtors or by order of the Bankruptcy Court.

71

Each Nominee should advise its Beneficial Owners to return their Ballots or Voting Instructions to the Nominee by a date calculated by the Nominee to allow it to prepare and return the Master Ballot to GCG so that it is received by GCG before the Voting Deadline.

D.	Voting Tabulation

The Ballot and/or Master Ballot do not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim or Interest. Only Holders of Claims in the voting Class shall be entitled to vote with regard to such Claims.

Unless the Debtors decide otherwise, Ballots and Master Ballots received after the Voting Deadline may not be counted. Except as otherwise provided in the Solicitation Procedures, a Ballot or Master Ballot will be deemed delivered only when the Balloting Agent actually receives the executed Ballot or Master Ballot as instructed in the Voting Instructions. No Ballot or Master Ballot should be sent to the Debtors, the Debtors’ agents (other than the Balloting Agent) or the Debtors’ financial or legal advisors. The Debtors expressly reserve the right to amend from time to time the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code and the terms of the Plan, Restructuring Support Agreement, and the Recapitalization Agreement regarding modifications). The Bankruptcy Code may require the Debtors to disseminate additional solicitation materials if the Debtors make material changes to the terms of the Plan or if the Debtors waive a material condition to Plan Confirmation. In that event, the solicitation will be extended to the extent directed by the Bankruptcy Court. To the extent there are multiple Claims within Classes, the Debtors may, in their discretion, and to the extent possible, aggregate the Claims of any particular Holder within a Class for the purpose of counting votes.

In the event a designation of lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected.

The following additional procedures shall apply with respect to tabulating Master Ballots:

•	votes cast by holders of public securities through Nominees will be applied to the applicable positions held by such Nominees as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a Nominee shall not be counted in excess of the amount of public securities held by such Nominee as of the Voting Record Date;

•	if conflicting votes or “over-votes” are submitted by a Nominee, the Balloting Agent shall use reasonable efforts to reconcile discrepancies with the Nominee;

•	if over-votes are submitted by a Nominee which are not reconciled prior to the preparation of the certification of vote results, the votes to accept and to reject the Plan shall be approved in the same proportion as the votes to accept and to reject the Plan submitted by the Nominee, but only to the extent of the Nominee’s Voting Record Date position in the public securities;

•	for the purposes of tabulating votes, each Beneficial Owner shall be deemed (regardless of whether such holder includes interest in the amount voted on its Ballot) to have voted only the principal amount of its public securities; any principal amounts thus voted will be thereafter adjusted by the Balloting Agent, on a proportionate basis with a view to the amount of securities actually voted, to reflect the corresponding claim amount, including any accrued but unpaid prepetition interest, with respect to the securities thus voted; and

•	the following Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot that is illegible or contains insufficient information to permit the identification of the Holder; (b) any Ballot cast by a Person or Entity that does not hold a Claim that is entitled to vote on the Plan; (c) any unsigned Ballot; (d) any Ballot not marked to accept or reject the Plan, or marked both to accept and reject the Plan; (e) any Ballot received after the Voting Deadline, unless otherwise determined by the Debtors; and (f) any Ballot submitted by a party not entitled to cast a vote with respect to the Plan.

72

The Debtors will file with the Bankruptcy Court, as soon as practicable after the Petition Date, the Voting Report prepared by the Balloting Agent; provided, however, the Balloting Agent will file a supplemental Voting Report after the Voting Deadline, if necessary. The Voting Report shall, among other things, delineate every Ballot or Master Ballot that does not conform to the Voting Instructions or that contains any form of irregularity (each an “Irregular Ballot”), including, but not limited to, those Ballots or Master Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, or damaged. The Balloting Agent will attempt to reconcile the amount of any Claim reported on a Ballot or Master Ballot with the records of the applicable Nominee, if applicable, or in the alternative with the Debtors’ records, but in the event such amount cannot be timely reconciled without undue effort on the part of the Balloting Agent, the amount shown in the records of the Nominee, if applicable, or the Debtors’ records shall govern. The Voting Report also shall indicate the Debtors’ intentions with regard to such Irregular Ballots. Neither the Debtors nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots or Master Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.

73

XVI.	RECOMMENDATION

In the opinion of Maxcom Telecomunicaciones, S.A.B. de C.V. and each of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: July 3, 2013

Respectfully submitted,

Maxcom Telecomunicaciones, S.A.B. de C.V.
(on behalf of itself and each of the Debtors)

By:
Name:
Title:

Prepared by:

Wilmington, Delaware
Dated: July 3, 2013	Laura Davis Jones (DE Bar No. 2436)
James E. O’Neill (DE Bar No. 4042)
PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone: (302) 652-4100
Facsimile: (302) 652-4400
Email: ljones@pszjlaw.com
joneill@pszjlaw.com

- and -

Marc Kieselstein, P.C. (pro hac vice admission pending)
Adam Paul (pro hac vice admission pending)
Daniel R. Hodgman (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
300 N. LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: marc.kieselstein@kirkland.com
adam.paul@kirkland.com
daniel.hodgman@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession

74

Exhibit A

Plan of Reorganization

Exhibit B

Restructuring Support Agreement

Exhibit C

Recapitalization Agreement

Exhibit D

Financial Projections

Exhibit E

Valuation Analysis

Exhibit F

Liquidation Analysis

Exhibit G

Description of the Step-Up Senior Notes

Exhibit H

Agreements to Tender